EXHIBIT 10.4

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Execution Copy

LICENSE AND COLLABORATION AGREEMENT

by and between

GENOCEA BIOSCIENCES, INC.

and

ISCONOVA AB

August 5, 2009 and amended as of March 19, 2010 (Amendment 1); June 18, 2010 (Amendment 2); August 17, 2010 (Amendment 3); October 19, 2011 (Amendment 4); and February 6, 2012 (Amendment 5)

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Exhibit A —	Isconova Patents
Exhibit B	Research and Phase 1 Supply Plan
Exhibit C-1 -	Development and Scale-Up Plan
Exhibit C-2 -	Terms of Research, Pre-Clinical and Clinical Supplies
Exhibit D -	Supply and Manufacturing Agreement
Exhibit E -	Isconova Commercial Partner Agreement

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LICENSE AND COLLABORATION AGREEMENT

This License and Collaboration Agreement (this “Agreement”) dated the 5th day of August, 2009 (the “Effective Date”) is by and between Genocea Biosciences, Inc., a Delaware corporation having its principal office at 161 First Street, Suite 2C, Cambridge, MA 02142, United States of America (“Genocea”), and Isconova AB, a corporation organized and existing under the laws of Sweden and having a principal place of business at Uppsala Science Park, SE- 751 83 Uppsala, Sweden (“Isconova”).  Genocea and Isconova may each be referred to herein individually as a “Party” and collectively as the “Parties.”

INTRODUCTION

WHEREAS, Genocea is in the business of discovering, developing and commercializing vaccine products that incorporate certain antigens owned or otherwise Controlled by Genocea;

WHEREAS, Isconova owns or otherwise controls certain intellectual property relating to the Licensed Adjuvant (as defined below); and

WHEREAS, Genocea and Isconova desire to collaborate, on the terms and conditions set forth herein, in certain aspects of the Development of vaccine product candidates which incorporate one or more Genocea Antigens (defined below in Section 1.35) and the Licensed Adjuvant (such candidates, the “Licensed Products”) and to provide for Genocea to further research, develop, manufacture and commercialize such Licensed Products as provided for herein,

NOW, THEREFORE, in consideration of the mutual promises and covenants set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
DEFINITIONS

Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulations, in each case, as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) words of any gender include each other gender, (f) “or” is disjunctive but not necessarily exclusive, (g) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and (i) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement.

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When used in this Agreement, each of the following terms shall have the meanings set forth in this ARTICLE 1:

1.1                               “Affiliate” means, with respect to a subject entity, another entity that, directly or indirectly, controls, is controlled by, or is under common control with such subject entity, for so long as such control exists.  For purposes of this definition only, “control” means ownership, directly or indirectly through one or more Affiliates, of at least fifty percent (50%) of the equity securities of the entity entitled to vote in the election of directors (or, in the case of an entity that is not a corporation, in the election of the corresponding managing authority, or in the case of a partnership, the status as a general partner) or any other arrangement whereby an entity controls or has the right to control the board of directors or equivalent governing body or management of a corporation or other entity.

1.2                               “Agreement Term” means the period commencing on the Effective Date and ending upon the termination of this Agreement with respect to all countries in the Territory, in accordance with Section 9.1.

1.3                               “Applicable Law” means the applicable laws, rules and regulations, including any rules, regulations, guidelines or other requirements of the Regulatory Authorities, that may be in effect from time to time in the Territory.

1.4                               “Bankruptcy Code” means Title 11, United States Code, as amended, or analogous provisions of Applicable Law outside the United States.

1.5                               “Business Day” means a day other than a Saturday, a Sunday or a day on which banking institutions in Boston, Massachusetts or Sweden are closed.

1.6                               “Change of Control” means, with respect to a Party, (i) a merger or consolidation of such Party with a Third Party which results in the voting securities of such Party outstanding immediately prior thereto ceasing to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger or consolidation, or (ii) a transaction or series of related transactions in which a Third Party, together with its Affiliates, becomes the beneficial owner of fifty percent (50%) or more of the combined voting power of the outstanding securities of such Party, or (iii) the sale or other transfer to a Third Party of all or substantially all of such Party’s business to which the subject matter of this Agreement relates.

1.7                               “Clinical Supplies” means supplies of Licensed Product Manufactured by or on behalf of Genocea in compliance with GLP and GMP and meeting the FDA Guidance for Biologies License Applications (BLA), Product License Applications/Establishment License Applications, New Drug Applications, and supplements and amendments to those applications to Center for Biologies Evaluation and Research (CBER) and EMEA guidances, in each case, if required given the intended use, and ready to be used for the conduct of pre-clinical or human clinical trials of such Licensed Product in the Field.

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1.8                               “Clinical Trial” means a study in humans that is conducted in accordance with GCP and is designed to generate data in support of an NDA and/or BLA for a Licensed Product.  For illustration purposes solely, any Phase 1 Clinical Trial, Phase 2 Clinical Trial, Phase 3 Clinical Trial or Post-Approval Clinical Trial shall be considered a Clinical Trial hereunder.

1.9                               “Collaboration IP” means (a) any and all ideas, information, Know-How, data research results, writings, inventions, discoveries, modifications, enhancements, derivatives, new uses, developments, techniques, materials, compounds, products, designs, processes or other technology or intellectual property, whether or not patentable or copyrightable, in each case, that is not an Improvement to then-existing Genocea Technology, Isconova Technology or Joint Technology and is developed by either Party, its Affiliates or Third Parties acting on their behalf while performing activities under this Agreement, and (b) all Patent Rights and other intellectual property rights in any of the foregoing.

1.10                        “Combination Product” means any Licensed Product containing another active component so as to be a combination product (whether packaged together or in the same formulation).

1.11                        “Commercial Supplies” means supplies of Licensed Product in final packaged form Manufactured by or on behalf of Genocea in compliance with GMP and meeting FDA Guidance for Biologies License Applications, Product License Applications/Establishment License Applications, New Drug Applications, and supplements and amendments to those applications to Center for Biologics Evaluation and Research (CBER) and EMEA guidances, in each case, if required given the intended use, and ready to be offered for commercial sale or Commercialized by Genocea and/or its Affiliates or Sublicensees, for use in the Field in the Territory.

1.12                        “Commercialization” means any and all activities using, constituting, importing, marketing, distributing, offering for sale and selling Licensed Products in the Field in the Territory following or in expectation of receipt of Regulatory Approval (but excluding Development) and shall include Promotion as well as activities required to fulfill ongoing regulatory obligations, including adverse event reporting but excluding any Post-Approval Clinical Trials.  When used as a verb, “Commercialize” means to engage in Commercialization.

1.13                        “Commercially Reasonable Efforts” means, with respect to the efforts to be expended by any Party with respect to any objective, those reasonable, diligent, good faith efforts to accomplish such objective as would normally be exerted or employed by a similarly-situated comparable company to accomplish a similar objective under similar circumstances.  With respect to any objective relating to the Development, Manufacture and/or Commercialization of a Licensed Product by any Party, “Commercially Reasonable Efforts” shall mean the carrying out of obligations in a diligent and sustained manner using such effort and employing such resources as would normally be exerted or employed by a similarly-situated comparable company for a product of similar market potential, and at a similar stage of its Development or product life, taking into consideration safety and efficacy, costs, the nature of the Licensed Product, the clinical setting in which it is expected to be used, competitiveness of the marketplace, regulatory environment, the patent or other proprietary position of the Licensed

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Product, and other conditions then prevailing.  To the extent that the performance of a Party’s obligations hereunder is adversely affected by the other Party’s failure to perform, in whole or in part, its obligations hereunder, the impact of such Party’s failure shall be taken into account in determining whether the other Party has used its Commercially Reasonable Efforts to perform any such affected obligations.  Commercially Reasonable Efforts shall be determined on a country-by-country basis.

1.14                        “Confidential Information” means, with respect to each Party, proprietary data or information that belongs in whole or in part to such Party, its Affiliates or Sublicensees, and is disclosed to the other Party, including all Isconova Technology, Genocea Technology and Joint Technology and any information designated as Confidential Information of such Party hereunder.  Confidential Information shall not include (as determined by competent documentation) information that:

(a)                                 was, without any wrongdoing under contract, agreement, or law by the receiving Party, its Affiliates or its Sublicensees, known by the receiving Party or its Affiliates prior to its date of disclosure to the receiving Party; or

(b)                                 either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party or its Affiliates by sources (other than the disclosing Party) rightfully in possession of the Confidential Information; or

(c)                                  either before or after the date of the disclosure to the receiving Party or its Affiliates becomes published or generally known to the public (including information known to the public through the sale of products in the ordinary course of business) through no fault or omission on the part of the receiving Party, its Affiliates or its Sublicensees; or

(d)                                 is independently developed by or for the receiving Party or its Affiliates without reference to or reliance upon the Confidential Information.

1.15                        “Contract Quarters” shall mean the three-month periods ending respectively on March 31, June 30, September 30 and December 31 of each Contract Year.

1.16                        “Contract Year” means each calendar year during the Agreement Term; provided, however, that the first Contract Year shall begin on the Effective Date and end on December 31, 2009.  Each Contract Year shall be divided into four (4) Contract Quarters.

1.17                        “Control” or “Controlled” means with respect to any (a) material, item of information, method, data or other Know-How or (b) Patent Rights or other intellectual property right, the possession (whether by ownership or license, other than pursuant to this Agreement) by a Party or its Affiliates of the ability to grant to the other Party access or a license as provided herein under such item or right, other than as a result of the rights granted hereunder and without, in the case of such rights that are licensed from a Third Party, violating the terms of any agreement or other arrangement with any Third Party existing before or after the Effective Date.

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1.18                        “Deliverables” means the information and materials to be delivered by Isconova to Genocea as further described in the Research and Phase 1 Supply Plan and the Development and Scale-Up Plan, including Matrix-M for all Clinical Trials.

1.19                        “Development” means all pre-clinical, non-clinical or clinical research or other activities performed by or on behalf of either Party with respect to a Licensed Product in the Field in the Territory in an indication, or for the purpose of obtaining Regulatory Approval with respect to such indication, from the Effective Date until Regulatory Approval of such Licensed Product is obtained for the indication being studied including: (a) early pre-clinical testing of a Licensed Product and research regarding the Licensed Adjuvant; (b) toxicology, regulatory affairs, pre-clinical studies and clinical trials in accordance with the GLPs, GCPs and GMPs or other designated quality standards and Applicable Laws; and (c) all Manufacturing activities (until such time as Manufacturing of Commercial Supplies commences) relating to developing the ability to Manufacture Licensed Product, including process and formulation development, process validation, manufacturing scale-up, manufacturing and analytical development, and quality assurance and quality control.  When used as a verb, “Develop” means to engage in Development.

1.20                        “Development and Scale-Up Plan” means the plan describing the development and scale-up activities, responsibilities and timelines to be undertaken by Isconova during the period of the Research Term not covered by the Research and Phase 1 Supply Plan, which is attached hereto as Exhibit C-1 and which may be modified in accordance with the terms of Section 4.2.

1.21                        “Disease” means a disease, disorder or condition in humans.

1.22                        “Disease Fields” means, from time to time, all Exclusive Disease Fields, Time-Limited Exclusive Disease Fields and Non-Exclusive Disease Fields, each being a “Disease Field”.  For the avoidance of doubt, a Excluded Time-Limited Exclusive Disease Field shall not be considered a Disease Field hereunder.

1.23                        “Drug Master File” means a Drug Master File filed with the FDA as described in 21 C.F.R. §314.420.

1.24                        “EMEA” means the Regulatory Agency known as either the European Medicines Agency or the European Agency for the Evaluation of Medicinal Products, or a successor agency with responsibilities comparable to those of the European Medicines Agency or the European Agency for the Evaluation of Medicinal Products.

1.25                        “Excluded Diseases” means the following diseases: (a) respiratory syncytial virus (RSV), (b) influenza (seasonal and pandemic) and (c) rabies.

1.26                        “Excluded Time-Limited Exclusive Disease Fields” means the following diseases: streptococcus pneumoniae and (b) herpes zoster (shingles).

1.27                        “Exclusive Disease Field” shall have the meaning set forth in Section 2.1.1.

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1.28                        “Exclusive Field” means (i) the treatment, prevention and/or modulation by use of a vaccine, of the following Diseases: (a) herpes simplex (HSV) and (b) Chlamydia and (ii) any and all research uses and applications related to the Development, Manufacture and Commercialization of Licensed Products for HSV and Chlamydia.

1.29                        “Executive Officers” means the Chief Executive Officer of Genocea (or a designee of such Chief Executive Officer) and the Chief Executive Officer of Isconova (or a designee of such Chief Executive Officer).

1.30                        “FDA” means the United States Food and Drug Administration, or a successor agency in the United States with responsibilities comparable to those of the United States Food and Drug Administration.

1.31                        “Field” means the Exclusive Field, the Time-Limited Exclusive Field, and the Non-Exclusive Field.

1.32                        “First Commercial Sale” means, with respect to a given Licensed Product in a country in the Territory, the first commercial sale in an arms’ length transaction of such Licensed Product to a Third Party by or on behalf of Genocea, its Affiliate or its Sublicensee in such country following receipt of applicable Regulatory Approval of such Licensed Product in such country.

1.33                        “FTE” means the equivalent of one person working full-time for a twelve (12) month period in a research or other relevant capacity, with full-time being defined as at least 1760 hours per year.  In the interests of clarity, a single individual who works more than 1760 hours in a single year shall be treated as one (1) FTE regardless of the number of hours worked.  Any individual who devotes less than 1760 hours per year shall be treated as an FTE on a pro-rata basis, which shall be determined by dividing the actual number of hours worked per year by 1760.

1.34                        “GCP” means the international ethical and scientific quality standards for designing, conducting, recording, and reporting trials that involve the participation of human subjects.  In the United States, GCP shall be based on Good Clinical Practices established through FDA guidances (including ICH E6).

1.35                        “Genocea Antigen” means any antigen (a) owned or otherwise Controlled by Genocea and (b) believed to trigger an immune response causing the production of antibodies and/or cytokine or T-cell responses in humans as a defense against or treatment for a Disease Field.

1.36                        “Genocea Collaboration IP” means any and all Collaboration IP created, conceived or reduced to practice, and, in the case of patentable Collaboration IP, Invented, (a) solely by either Party, its Affiliates or Third Parties acting on its behalf or (b) jointly by the Parties, their respective Affiliates or by Third Parties acting on their behalf, which relates in any way to (a) a Genocea Antigen or (b) the development or use of antigens in the formulation of vaccine products; provided, however, that Genocea Collaboration IP shall not include any Collaboration IP that is Isconova Collaboration IP.

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1.37                        “Genocea Improvements” means any and all Improvements to the Genocea Technology created, conceived or reduced to practice, and, in the case of patentable Improvements, Invented, (i)  solely by either Party, its respective Affiliates, or by Third Parties acting on its behalf, while performing activities under this Agreement or (ii) jointly by the Parties, their respective Affiliates, agents or by Third Parties acting on their behalf, while performing activities under this Agreement; provided, however, that Genocea Improvements shall not include any Improvement that is an Isconova Improvement or Joint Improvement.

1.38                        “Genocea Know-How” means any Know-How (other than Genocea Improvements and Genocea Collaboration IP) that is either Controlled by Genocea on the Effective Date or comes within Genocea’s Control during the Agreement Term that at any time during the Agreement Term is necessary or useful for, or otherwise related to, the exploitation of the Genocea Antigen or Licensed Product in the Field, including the Development, Manufacturing or Commercialization of such Licensed Product in the Field.

1.39                        “Genocea Patent Rights” means (a) any Patent Rights Controlled by Genocea or any of its Affiliates that cover a Genocea Antigen; (b) any Patent Rights resulting from Genocea Improvements or Genocea Collaboration IP and (c) any other patents or patent applications Controlled by Genocea as of the Effective Date or during the Agreement Term, that are necessary or useful for, or otherwise related to, the exploitation of the Genocea Antigen or Licensed Product in the Field, including the Development, Manufacturing or Commercialization of such Licensed Product in the Field.

1.40                        “Genocea Technology” means Genocea Patent Rights, Genocea Know-How, Genocea Improvements, and Genocea Collaboration IP.

1.41                        “GLP” means the current Good Laboratory Practice (or similar standards) for the performance of laboratory activities for pharmaceutical products as are required by applicable Regulatory Authorities.  In the United States, Good Laboratory Practices are established through FDA regulations (including 21 CFR Part 58), FDA guidances, FDA current review and inspection standards and current industry standards.

1.42                        “GMP” means current Good Manufacturing Practices.  In the United States, GMP shall be as defined under the rules and regulations of the FDA, as the same may be amended from time to time.

1.43                        “Improvements” means (a) any and all ideas, information, Know-How, data research results, writings, inventions, discoveries, modifications, enhancements, derivatives, new uses, developments, techniques, materials, compounds, products, designs, processes or other technology or intellectual property, whether or not patentable or copyrightable, in each case, that is an improvement or modification to then-existing Isconova Technology, Genocea Technology, or Joint Technology and is developed by, solely or jointly, either Party, its Affiliates or Third Parties acting on their behalf while performing activities under this Agreement, and (b) all Patent Rights and other intellectual property rights in any of the foregoing.

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1.44                        “IND” means an Investigational New Drug Application, as defined in the Food Drug & Cosmetics Act, or similar application or submission that is required to be filed with any Regulatory Authority before beginning clinical testing of a Licensed Product in human subjects.

1.45                        “Invented” means the act of invention by inventors, as determined in accordance with U.S. patent laws.

1.46                        “Isconova Collaboration IP” means any and all Collaboration IP created, conceived or reduced to practice, and, in the case of patentable Collaboration IP, Invented, (a) solely by either Party, its Affiliates or Third Parties acting on its behalf or (b) jointly by the Parties, their respective Affiliates, or by Third Parties acting on their behalf which relates in any way to (a) the Licensed Adjuvant or (b) the development or use of adjuvants in the formulation of vaccine products; provided, however, that Isconova Collaboration IP shall not include any Collaboration IP that is Genocea Collaboration IP.

1.47                        “Isconova Improvements” means any and all Improvements to the Isconova Technology created, conceived or reduced to practice, and, in the case of patentable Improvements, Invented, either (i) solely by either Party, their respective Affiliates, agents or by Third Parties acting on their behalf, while performing activities under this Agreement or (ii) jointly by the Parties, their respective Affiliates, agents or by Third Parties acting on their behalf, while performing activities under this Agreement; provided, however, that Isconova Improvements shall not include any Improvement that is an Genocea Improvement or Joint Improvement.

1.48                        “Isconova Know-How” means Know-How (other than Isconova Improvements and Isconova Collaboration IP) that is either Controlled by Isconova on the Effective Date or comes within Isconova’s Control during the Agreement Term that at any time during the Agreement Term is necessary or useful for, or otherwise related to, the exploitation of the Licensed Adjuvant or Licensed Product in the Field, including the Development, Manufacturing or Commercialization of such Licensed Product in the Field.

1.49                        “Isconova Patent Rights” means (a) the Patent Rights listed in Exhibit A; (b) any Patent Rights Controlled by Isconova or any of its Affiliates that cover the Licensed Adjuvant; (c) any Patent Rights resulting from Isconova Improvements or Isconova Collaboration IP and (d) any other patents or patent applications Controlled by Isconova as of the Effective Date or during the Agreement Term, other than the Isconova Patent Rights, that is necessary or useful for, or otherwise related to, the exploitation of the Licensed Adjuvant or Licensed Product in the Field, including the Development, Manufacturing or Commercialization of such Licensed Product in the Field.

1.50                        “Isconova Technology” means Isconova Know-How, Isconova Patent Rights, Isconova Improvements, and Isconova Collaboration IP.

1.51                        “Joint Collaboration IP” means any and all Collaboration IP created, conceived or reduced to practice, and, in the case of patentable Collaboration IP, Invented, jointly by Isconova

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and Genocea, their respective Affiliates, agents or by Third Parties acting on their behalf, while performing activities under this Agreement; provided, however, that Joint Collaboration IP shall not include any Collaboration IP that is Isconova Collaboration IP or Genocea Collaboration IP.

1.52                        “Joint Improvements” means any and all Improvements to the Joint Technology created, conceived or reduced to practice, and, in the case of patentable Improvements, Invented, (a) jointly by Isconova and Genocea, their respective Affiliates, agents or Sublicensees or by Third Parties acting on their behalf, while performing activities under this Agreement or (b) solely by either Party, its Affiliates, or by Third Parties acting on their behalf while performing activities under this Agreement; provided, however, that Joint Improvements shall not include any Improvement that is a Genocea Improvement or Isconova Improvement.

1.53                        “Joint Patent Rights” means any Patent Rights resulting from any Joint Improvements or Joint Collaboration IP.

1.54                        “Joint Technology” means Joint Improvements, Joint Patent Rights, and Joint Collaboration IP.

1.55                        “Know-How” means any non-public, proprietary invention, discovery, process, method, composition, formula, procedure, protocol, technique, result of experimentation or testing, information, data, material, technology or other know-how, whether or not patentable or copyrightable.  Know-How shall not include any Patent Rights with respect thereto.

1.56                        “Legitimate Business Reasons” has the meaning set forth in Section 2.1.2(a).

1.57                        “Licensed Adjuvant” means an adjuvant Controlled by Isconova which incorporates or is developed from Matrix-A, Matrix-C and/or Matrix-M technology.

1.58                        “Licensed Know-How” means all Isconova Know-How and all of Isconova’s rights in the Joint Collaboration IP.

1.59                        “Licensed Patent Right” means all Isconova Patent Rights and all of Isconova’s rights in the Joint Collaboration IP.

1.60                        “Licensed Product” means any vaccine product containing both the Licensed Adjuvant and one or more Genocea Antigens; provided, however a Licensed Product may include a combination vaccine product for two or more Disease Fields but not a combination vaccine product for a Disease Field and a field that is not a Disease Field.

1.61                        “Licensed Technology” means all Isconova Technology and all of Isconova’s rights in any Joint Technology.

1.62                        “Major Market Territory” means each of (a) the United States, (b) any of the following countries: United Kingdom, France, Germany, Spain and Italy and (c) Japan.

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1.63                        “Manufacturing” means, as applicable, all activities associated with the production, manufacture, processing, filling, finishing, packaging, labeling, shipping, and storage of Licensed Products, including process and formulation development, process validation, stability testing, manufacturing scale-up, pre-clinical, clinical and commercial manufacture and analytical development, product characterization, quality assurance and quality control, whether such activities are conducted by a Party, its Affiliates or a Third Party contractor of such Party.  When used as a verb, “Manufacture” means to engage in Manufacturing.

1.64                        “Matrix-A” means a component of the Matrix M adjuvant that is produced by mixing together HPLC-purified fraction A from Quillaja saponin bark, cholesterol and phosphatidyl choline to form Iscom particles.

1.65                        “Matrix-C” means a component of the Matrix M adjuvant that is produced by mixing together HPLC-purified fraction C from Quillaja saponin bark, cholesterol and phosphatidyl choline to form Iscom particles.

1.66                        “Matrix-M” means a suspension of Matrix A and Matrix C particles that are combined in varying ratios of Matrix A to Matrix C.

1.67                        “Net Sales” means the gross amount invoiced for any sale of any Licensed Product sold by Genocea, and its respective Affiliates and Sublicensees, to Third Parties anywhere within the Territory, less the following deductions, in each case to the extent specifically related to the Licensed Product and taken by, or otherwise paid for or accrued by, the seller of the Licensed Product: (a) trade, cash, promotional and quantity discounts and wholesaler fees; (b) taxes on sales (such as excise, sales or use taxes or value added taxes) to the extent imposed upon and paid directly with respect to the sales price (and excluding national, sales or local taxes based on income); (c) freight, insurance, packing costs and other transportation charges to the extent included in the invoice price to the buyer of the Licensed Products; (d) amounts repaid or credits taken by reason of damaged goods, rejections, defects, expired dating, recalls or returns or because of retroactive price reductions; (e) charge back payments and rebates granted to (i) managed healthcare organizations, (ii) federal, state or provincial or local governments or other agencies, (iii) purchasers and reimbursers or (iv) trade customers, including wholesalers and chain and pharmacy buying groups; and (v) documented custom duties actually paid by the seller of the Licensed Product.  The transfer of Licensed Products between or among Genocea, Isconova and their Affiliates and Sublicensees shall be excluded from the computation of Net Sales.

Notwithstanding the foregoing, in the event a Licensed Product is [* * *], Net Sales shall be [* * *], where [* * *].

1.68                        “New Drug Application” or “NDA” means a New Drug Application filed with the FDA as described in 21 C.F.R. § 314, a Biological License Application (BLA) pursuant to 21 C.F.R. § 601.2, or any equivalent or any corresponding application for Regulatory Approval (not including pricing and reimbursement approval) in any country or regulatory jurisdiction other than the United States.

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1.69                        “Non-Exclusive Field” means (i) the treatment, prevention and/or modulation by use of a vaccine, of up to five (5) Diseases (each Disease which, from time to time, is in the Non-Exclusive Field pursuant to the terms of this Agreement, a “Non-Exclusive Disease Field”) and (ii) any and all research uses and applications related to the Development, Manufacture and Commercialization of Licensed Products for such Diseases.

1.70                        “Non-Exclusive Disease Field” shall have the meaning set forth in Section 1.69.

1.71                        “Non-Prosecuting Party” means, with respect to a particular Patent Right, the Party which is not the Prosecuting Party.

1.72                        “Patent Procurement Costs” means the fees and expenses paid by the Parties or their Affiliates to outside legal counsel and experts, and Prosecuting fees, incurred after the Effective Date, in connection with the Prosecution of Isconova Patent Rights, Joint Patent Rights and Genocea Patent Rights, including the costs of patent interference, reexamination, reissue, opposition and revocation proceedings.

1.73                        “Patent Rights” means all patents (including all reissues, extensions, substitutions, confirmations, re-registrations, re-examinations, invalidations, supplementary protection certificates, and patents of addition) and patent applications (including all provisional applications, continuations, continuations-in-part, and divisions), in each case, anywhere in the world.

1.74                        “Phase 1 Clinical Trial” means a study of a Licensed Product in human subjects or patients, with the endpoint of determining initial tolerance, safety and/or pharmacokinetic information, including immunogenicity endpoints in single dose, single ascending dose, multiple dose and/or multiple ascending dose regimens.  A Phase 1 Clinical Trial shall be deemed initiated hereunder upon the dosing of the first human subject

1.75                        “Phase 2 Clinical Trial” means a study of a Licensed Product in human patients to determine initial efficacy and to perform dose range finding before embarking on a Phase 3 Clinical Trial.  A Phase 2 Clinical Trial shall be deemed initiated hereunder upon the dosing of the first human subject.

1.76                        “Phase 3 Clinical Trial” means a pivotal study in human patients with a defined dose or a set of defined doses of a Licensed Product performed to gain evidence with statistical significance of the efficacy of such product in a target population, and to obtain expanded evidence of safety for such product that is needed to evaluate the overall benefit-risk relationship of such product, to form the basis for approval of an NDA by a Regulatory Authority and to provide an adequate basis for physician labeling, as described in 21 C.F.R. 312.21 (c), as amended from time to time, or the corresponding regulation in jurisdictions other than the United States.  A Phase 3 Clinical Trial shall be deemed initiated hereunder upon the dosing of the first human subject.

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1.77                        “Post-Approval Clinical Trial” means (i) any Clinical Trial conducted to satisfy a requirement of a Regulatory Authority in order to maintain a Regulatory Approval and (ii) any Clinical Trial conducted after the first Regulatory Approval in the same indication for which the Licensed Product received Regulatory Approval in the Territory.

1.78                        “Pre-Clinical Data” means all data stemming from research and development activities related to a Licensed Product conducted prior to the commencement of a Clinical Trial relating to such Licensed Product.

1.79                        “Product Trademarks” means the trademarks, service marks, accompanying logos, trade dress and indicia of origin used in connection with the distribution, marketing, Promotion and sale of each Licensed Product in the Territory.  For purposes of clarity, the term Product Trademarks shall not include the corporate names and logos of either Party and shall include any internet domain names incorporating such Product Trademarks.

1.80                        “Promotion” means those activities, including detailing normally undertaken by a Party’s sales force to implement marketing plans and strategies, aimed at encouraging the appropriate use of a particular Licensed Product in a specific indication.  When used as a verb, “Promote” means to engage in Promotion.

1.81                        “Prosecuting Party” means, with respect to a particular Patent Right, the Party having primary responsibility for and control over Prosecuting such Patent Right, pursuant to Section 7.1.1(a).

1.82                        “Regulatory Approval” means the approval necessary for the commercial manufacture, distribution, marketing, Promotion, offer for sale, use, import, export, and sale of a Licensed Product in a regulatory jurisdiction, excluding, where required, separate pricing and reimbursement approvals.

1.83                        “Regulatory Authority” means any applicable supranational, national, regional, state or local regulatory agency, department, bureau, commission, counsel, or other government entity involved in granting of Regulatory Approval for a Licensed Product in a regulatory jurisdiction within the Territory, including the FDA and the EMEA.

1.84                        “Research and Phase 1 Supply Plan” means the plan describing the activities, responsibilities, deliverables and timelines to be undertaken by the Parties during the period of the Research Term that includes preclinical activities and all other activities up to the initiation of the Phase 1 Clinical Trial, which is attached hereto as Exhibit B, and which may be modified in accordance with the terms of Section 4.3.

1.85                        “Research Term” means the period of time beginning on the Effective Date and continuing until the earlier of: (a) delivery of the Deliverables and (b) Genocea’s notification to Isconova that no further activities will take place under the Research and Phase 1 Supply Plan and the Development and Scale-Up Plan.

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1.86                        “Royalty Term” means, on a Licensed Product-by-Licensed Product and country-by-country basis, the period of time beginning on the date of First Commercial Sale of a Licensed Product in a particular country and ending on the later of: (a) ten (10) years after the First Commercial Sale of such Licensed Product in such country and (b) the date on which the offering for sale, selling, making, having made, using or importing such Licensed Product is no longer covered by a Valid Claim of a Licensed Patent Right (including and Joint Patent Rights included in the Licensed Patent Rights) in such country.

1.87                        “Scientist FTE Rate” means USD$[* * *] per FTE per Contract Year; provided that if the Contract Year is less than twelve months, the FTE Rate shall be pro-rated appropriately to reflect the shorter Contract Year.  Scientist FTE Rate shall be applied to services provided by scientific staff who are not senior scientists, as described in Section 1.88.

1.88                        “Senior Scientist FTE Rate” means USD$[* * *] per FTE per Contract Year; provided that if the Contract Year is less than twelve months, the FTE Rate shall be pro-rated appropriately to reflect the shorter Contract Year.  Senior scientist rate shall be applied to services provided by staff with associate professor level of academic level (Sw. Docent) or corresponding.

1.89                        “Sublicensee” means a sublicensee of all or part of the rights licensed to a Party under and in compliance with the terms of this Agreement.

1.90                        “Territory” means all the countries of the world.

1.91                        “Third Party” means any person or entity other than a Party or any of its Affiliates,

1.92                        “Time-Limited Exclusive Field” means (i) the treatment, prevention and/or modulation by use of a vaccine, of up to three (3) Diseases (each Disease which, from time to time, is in the Time-Limited Exclusive Field pursuant to the terms of this Agreement, a “Time-Limited Exclusive Disease Field”) and (ii) any and all research uses and applications related to the Development, Manufacture and Commercialization of Licensed Products for such Diseases.

1.93                        “Time-Limited Exclusive Field Date” has the meaning set forth in Section 2.1.2(a).

1.94                        “Time-Limited Exclusive Disease Field” shall have the meaning set forth in Section 1.92.

1.95                        “U.S. GAAP” means generally accepted accounting principles in the United States.

1.96                        “Valid Claim” means a claim or pending claim of a Patent Right, which claim or pending claim has not been revoked or held unenforceable, unpatentable or invalid by a decision of a court or other governmental agency of competent jurisdiction, which is not appealable or has not been appealed within the time allowed for appeal, and which has not been abandoned, disclaimed, denied or admitted to be invalid or unenforceable through reissue, re-examination or disclaimer or other final, irrevocable action, unless Genocea has been directly involved in any such action and provided that, on a country-by-country basis, a claim pending for more than eight (8) years shall not be considered to be a Valid Claim for purposes of this Agreement unless

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and until such a claim issues, at which time such claim shall become a Valid Claim, effective as of the patent’s date of issue.

1.97                        Additional Definitions.  The following terms have the meanings set forth in the corresponding Sections of this Agreement:

Term	Section
“620 Patents”	10.2.1
“703 Patents”	10.2.1
“Agreement”	Introduction
“Audited Party”	6.10.4(a)
“Auditing Party”	6.10.4(a)
“Breaching Party”	9.2
“Clinical Trial Data”	3.3.3
“CSL”	10.2.1
“CSL Allegations”	10.2.1
“Defending Party”	7.3.3
“Development Milestone”	6.3
“Development Milestone Payment”	6.3
“Disease Field Exchange Request”	2.2.3
“Effective Date”	Introduction
“Evaluation Supplies”	5.3.1
“Exchange Field Candidate”	2.2.3
“Final Decision”	6.11.1
“Genocea”	Introduction
“Genocea Indemnitees”	10.6.2
“Indemnitee”	10.6.3
“Infringement Claim”	7.3.1
“Initiation”	6.3
“Insolvent Party”	9.3
“IP”	9.9
“Isconova”	Introduction
“Isconova Indemnitees”	10.6.1
“JSC”	4.4
“License”	11.16
“Licensed Products”	Recitals
“Lock-Up Period”	11.2
“Losses”	10.6.1
“NewCo”	11.4
“Non-Exclusive Option Field”	2.1.3
“Non-Exclusive Option Field Candidate”	2.1.3(a)
“Non-Exclusive Option Field Selection Request”	2.1.3(a)
“Partnership”	6.4.1
“Party” or “Parties”	Introduction
“Prosecuting” or “Prosecution”	7.1.1(a)
“Royalty Report”	6.7
“Secondary Prosecution Activities”	7.1.1(e)

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Term	Section
“SPC”	7.7
“Supply and Manufacturing Agreement”	5.3.3
“Time-Limited Exclusive Field Date”	2.1.2(a)
“Time-Limited Exclusive Option Field”	2.1.2
“Time-Limited Exclusive Option Field Candidate”	2.1.2(a)
“Time-Limited Exclusive Option Field Selection Request”	2.1.2(a)
“Trademarks”	3.1.4

ARTICLE 2
SELECTION AND EXCHANGE OF DISEASE FIELDS IN THE FIELDS

2.1                               Selection of Disease Fields.

2.1.1.                  Selection of Exclusive Disease Fields.  The Exclusive Disease Fields shall be: (1) herpes simplex virus (HSV) and (2) Chlamydia.  For clarity, Genocea may not exchange these Exclusive Disease Fields unless otherwise mutually agreed to by the Parties in writing.

2.1.2.                  Selection of Time-Limited Exclusive Fields.  Until twelve (12) months after the Effective Date, Genocea shall have the right, at any time, to appoint up to three (3) Time-Limited Exclusive Disease Fields (each such additional field as they may be exchanged pursuant to the terms hereof, an “Time-Limited Exclusive Option Field” and collectively, the “Time-Limited Exclusive Option Fields”) subject to compliance with the procedure in Section 2.1.2(a) of this Agreement.  This notwithstanding, Genocea shall use reasonable efforts to appoint the Time-Limited Exclusive Option Fields by December 31, 2009.  At no time during the Agreement Term shall there be more than three (3) Time-Limited Exclusive Option Fields unless otherwise mutually agreed to by the Parties in writing.

(a)                                 Procedures for Selection of Time-Limited Exclusive Option Fields.  Prior to the designation of any Disease as a Time-Limited Exclusive Field hereunder, Genocea shall deliver a written notice to Isconova stating the Disease (the “Time-Limited Exclusive Option Field Candidate”) that Genocea has chosen to designate as a Time-Limited Exclusive Option Field (the “Time-Limited Exclusive Option Field Selection Request”).  Within twenty (20) Business Days of Isconova’s receipt of a Time-Limited Exclusive Option Field Selection Request, Isconova shall notify Genocea if the said Time-Limited Exclusive Option Field Candidate is not available to license to Genocea for Legitimate Business Reasons, as defined in the next sentence, which notice shall describe the Legitimate Business Reason that such Time-Limited Exclusive Option Field Candidate is not available.  The Parties agree that Isconova shall be entitled to deny a Time-Limited Exclusive Option Field Candidate only under the following circumstances: (i) if Isconova had already granted to a Third Party a license under the Licensed Technology for the development or commercialization of a vaccine

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product for the prevention, treatment or modulation in humans of the Disease set forth in the Time-Limited Exclusive Option Field Selection Request; (ii) if Isconova has agreed with a Third Party on the material terms for the grant of a license described in clause (i); or (iii) if Isconova has commenced bona fide practical and demonstrable development work using the Licensed Technology for such Disease against a written development plan or other documentation for such purpose (the foregoing, collectively, the “Legitimate Business Reasons”).  Genocea acknowledges that Isconova may be under duty of confidentiality not to disclose the identity of such Third Party.

Upon ten (10) Business Days’ prior written notice by Genocea, Isconova shall permit an independent auditor appointed by Genocea, at Genocea’s expense, to have access during normal business hours and no more than once a year to such records as may be reasonably necessary to verify Isconova’s determination that Time-Limited Exclusive Option Field Candidate is not available for a Legitimate Business Reason.  The auditor shall execute a non-disclosure agreement with Isconova’s to treat all information it receives during its inspection in confidence.  The auditor shall disclose to Genocea only whether Isconova had a Legitimate Business Reason to refuse to accept the Time-Limited Exclusive Option Field Candidate.  No other information shall be shared by the auditor without the prior consent of Isconova unless disclosure is required by law.

If Isconova notifies Genocea within such 20-Business Day period that the Time-Limited Exclusive Option Field Candidate is not available, the Time-Limited Exclusive Option Field Selection Request shall be deemed rightfully denied by Isconova (subject to Genocea’s right to have such determination audited in accordance with the preceding paragraph), and the Time-Limited Exclusive Option Field Candidate will not become a Time-Limited Exclusive Option Field.  If any Time-Limited Exclusive Option Field Selection Request is rightfully denied by Isconova, Genocea shall have the right to nominate any other Time-Limited Exclusive Option Field Candidate.  If Isconova either (i) does not respond to a Time-Limited Exclusive Option Field Selection Request within twenty (20) Business Days of receipt or (ii) notifies Genocea that there is not a Legitimate Business Reason to deny the Time-Limited Exclusive Option Field Candidate, the Time-Limited Exclusive Option Field Candidate referenced in the Time-Limited Exclusive Option Field Selection Request shall automatically become designated as a Time-Limited Exclusive Option Field (and therefore, a Time-Limited Exclusive Disease Field) under this Agreement as of the earlier of: (i) the date Genocea receives such notice from Isconova or (ii) twenty (20) Business Days after Isconova’s receipt of the Time-Limited Exclusive Option Field Selection Request (the “Time-Limited Exclusive Field Date”).

2.1.3.                  Selection of Non-Exclusive Fields Until twenty-four (24) months after the Effective Date, Genocea shall have the right, at any time, to appoint up to five (5) Non-

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Exclusive Disease Fields (each such additional field as they may be exchanged pursuant to the terms hereof, an “Non-Exclusive Option Field” and collectively, the “Non-Exclusive Option Fields”) subject to compliance with the procedure in Section 2.1.3(a) of this Agreement.  At no time during the Agreement Term shall there be more than five (5) Non-Exclusive Option Fields unless otherwise mutually agreed to by the Parties in writing.

(a)                                 Procedures for Selection of Non-Exclusive Option Fields.  Prior to the designation of any Disease as a Non-Exclusive Option Field hereunder, Genocea shall deliver a written notice to Isconova stating the Disease (the “Non-Exclusive Option Field Candidate”) that Genocea has chosen to designate as an Option Field (the “Non-Exclusive Option Field Selection Request”).  Within twenty (20) Business Days of Isconova’s receipt of an Non-Exclusive Option Field Selection Request, Isconova shall notify Genocea if Isconova, at the time of Isconova’s receipt of such request, (i) Isconova had already granted to a Third Party an exclusive license under the Licensed Technology for the development or commercialization of a vaccine product for the prevention, treatment or modulation in humans of the Disease set forth in the Non-Exclusive Field Option Field Selection Request or (ii) Isconova has agreed with a Third Party on the material terms for the grant of a license described in clause (i).  Genocea acknowledges that Isconova may be under duty of confidentiality not to disclose the identity of such Third Party.

If Isconova notifies Genocea within such time period that the events in either clause (i) or (ii) of this Section apply, the Non-Exclusive Option Field Selection Request shall be deemed rightfully denied by Isconova and the Non-Exclusive Option Field Candidate will not become a Non-Exclusive Option Field.  If any Non-Exclusive Option Field Selection Request is rightfully denied by Isconova, Genocea shall have the right to nominate any other Non-Exclusive Option Field Candidate.  For the avoidance of doubt, Isconova can only deny a Non-Exclusive Option Field Selection Request if the events in either clause (i) or (ii) of this Section apply.  If Isconova either (i) does not respond to a Non-Exclusive Option Field Selection Request within twenty (20) Business Days of receipt or (ii) notifies Genocea that the events set forth in clause (i) or (ii) of Section 2.1.3(a) do not apply, the Non-Exclusive Option Field Candidate referenced in the Non-Exclusive Option Field Selection Request shall automatically become designated as a Non-Exclusive Option Field (and therefore, a Non-Exclusive Disease Field) under this Agreement as of the earlier of: (i) the date Genocea receives such notice from Isconova or (ii) twenty (20) Business Days after Isconova’s receipt of the Non-Exclusive Option Field Selection Request.

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2.2                               Exchange of Time-Limited Exclusive Option Fields and Non-Exclusive Option Fields.

2.2.1.                  Exchange of Time-Limited Exclusive Option Fields.  Until the earlier of: (a) twenty-four (24) months following the Effective Date and (b) the date on which three (3) Exchange Field Candidates have been accepted as Time-Limited Exclusive Fields (and therefore, Time-Limited Exclusive Disease Fields) by Isconova pursuant to Section 2.2.3, Genocea shall have the right to replace the Disease underlying one or more of the Time-Limited Exclusive Fields with another Disease subject to compliance with the procedure in Section 2.2.3 of this Agreement.

2.2.2.                  Exchange of Non-Exclusive Option Fields.  Until the earlier of: (a) twenty-four (24)  months following the Effective Date and (b) the date on which five (5) Exchange Field Candidates have been accepted as Non-Exclusive Option Fields (and therefore, Non-Exclusive Disease Fields) by Isconova pursuant to Section 2.2.3.  Genocea shall have the right to replace the Disease underlying one or more of the Non-Exclusive Option Fields for another Disease subject to compliance with the procedure in Section 2.2.3 of this Agreement.

2.2.3.                  Procedures for Exchange of Disease Field.  Prior to the replacement of any Time-Limited Exclusive Disease Field or Non-Exclusive Disease Field pursuant to Section 2.2.1 or Section 2.2.2, Genocea shall deliver a written notice to Isconova stating the Disease (the “Exchange Field Candidate”) with which Genocea would like to replace a Disease that, at the time, then underlies a Time-Limited Exclusive Disease Field or Non-Exclusive Disease Field, as the case may be, (“Disease Field Exchange Request”).  Following a Disease Field Exchange Request, the procedures for selecting Time-Limited Exclusive Option Fields in Section 2.1.2(a) and Non-Exclusive Option Fields in Section 2.1.3(a), as the case may be, will apply with necessary changes (mutatis mutandis).  For this purpose, such provisions shall be applied by treating all references in such sections to the “Time-Limited Exclusive Option Field Candidate” and the “Non-Exclusive Option Field Candidate”, respectively, as though they were references to the Exchange Field Candidate referenced in the Disease Field Exchange Request.

2.2.4.                  Effects of Exchange.  In the event that Genocea exchanges a Time-Limited Exclusive Field or Non-Exclusive Field as set out above, all licenses granted to Genocea under this Agreement with respect to the replaced Time-Limited Exclusive Field or Non-Exclusive Field, as the case may be, shall terminate.

2.3                               Excluded Disease Fields.  Notwithstanding anything to the contrary above, Genocea agrees and acknowledges (i) that the prevention, treatment or modulation in humans of the Excluded Diseases are fully reserved for Isconova, and shall not be available to Genocea as Time-Limited Exclusive Disease Fields or Non-Exclusive Option Disease Fields, and (ii) that the prevention, treatment or modulation in humans of the Excluded Time-Limited Exclusive Field Diseases are partly reserved for Isconova, and shall only be available to Genocea as Non-Exclusive Option Disease Fields.

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ARTICLE 3
LICENSES, RELATED GRANTS OF RIGHTS AND INTELLECTUAL PROPERTY OWNERSHIP

3.1                               Grants of Rights to Genocea.

3.1.1.                  Exclusive License.  Subject to the terms and conditions of this Agreement, Isconova hereby grants to Genocea and its Affiliates during the Agreement Term an exclusive (even with respect to Isconova), royalty-bearing license, with the right to grant sublicenses pursuant to Section 3.1.5 below, under the Licensed Technology to import, make, have made, use, sell, offer for sale and otherwise exploit Licensed Products in the Exclusive Field in the Territory and otherwise exploit the Licensed Know-How in connection therewith.  For avoidance of doubt, (i) such license includes the right to Develop, Manufacture and Commercialize Licensed Products in the Exclusive Field in the Territory and shall not grant Genocea the right to Develop, Manufacture and Commercialize the Licensed Adjuvants other than as part of a Licensed Product, (ii) Genocea may Develop and Manufacture Licensed Adjuvants to the extent necessary to Develop or Manufacture Licensed Products, and (iii) Genocea may Commercialize Licensed Adjuvants forming part of a Licensed Product; however, Genocea may in no event transfer or otherwise make available any Licensed Adjuvants on a stand alone basis other than to Sublicensees.  This notwithstanding, Genocea shall have the right to Develop, Manufacture and Commercialize the Licensed Adjuvant as otherwise set forth in this Agreement, the Supply and Manufacturing Agreement and any other written agreement entered into by the Parties.

3.1.2.                  Time-Limited Exclusive License.  Subject to the terms and conditions of this Agreement, Isconova hereby grants to Genocea and its Affiliates during the Agreement Term an exclusive (even with respect to Isconova), limited in time (as set forth below), royalty-bearing license, with the right to grant sublicenses pursuant to Section 3.1.5 below, under the Licensed Technology to import, make, have made, use, sell, offer for sale and otherwise exploit Licensed Products in the Time-Limited Exclusive Field in the Territory and otherwise exploit the Licensed Know-How in connection therewith.  This license shall be exclusive, on a Time-Limited Exclusive Field by Time-Limited Exclusive Field basis, until the fifth (5th) anniversary of the Time-Limited Exclusive Field Date for such Time-Limited Exclusive Field (including any Time-Limited Exclusive Field exchanged for any Time-Limited Exclusive Field pursuant to Section 2.2.3; provided, however that any such exchange will not prolong the 5-year exclusivity period, i.e. the 5-year period will run from the applicable Time-Exclusive Field Date regardless of any exchange within that Time-Limited Exclusive Field), after which this license shall automatically become non-exclusive, provided, however, that with respect to the Joint Technology which comprises part of the Licensed Technology hereunder, the grant of rights to Genocea and its Affiliates by Isconova shall continue to be exclusive (even with respect to Isconova) in the Time-Limited Exclusive Field in the Territory.  During this five-year exclusivity period, Isconova further undertakes not to license to a Third Party nor for any Third Party’s benefit engage in the research or development of any Licensed Products within the Time-Limited Exclusive Field.

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3.1.3.                  Non-Exclusive License.  Subject to the terms and conditions of this Agreement, Isconova hereby grants to Genocea and its Affiliates during the Agreement Term a non-exclusive, royalty-bearing license, with the right to grant sublicenses pursuant to Section 3.1.5 below, under the Licensed Technology to import, make, have made, use, sell, offer for sale and otherwise exploit Licensed Products in the Non-Exclusive Field in the Territory and otherwise exploit the Licensed Know-How in connection therewith; provided, however, that with respect to the Joint Technology which comprises part of the Licensed Technology hereunder, the grant of rights to Genocea and its Affiliates by Isconova shall be exclusive (even with respect to Isconova) in the Non-Exclusive Field in the Territory.

3.1.4.                  Limited Right to use Isconova’s Trademarks.  Subject to the terms and conditions of this Agreement, Isconova hereby grants to Genocea and its Affiliates during the Agreement Term the non-exclusive, sublicenseable and non-transferable right to use Isconova’s trademark(s) for the Licensed Adjuvants, as applicable from time to time (the “Trademarks”) in connection with the Manufacture and Commercialization of Licensed Products in the Field in the Territory, provided, however, (a) that such use shall be in accordance with Isconova’s branding and trademark policy as applicable from time to time as long as such policy has been provided by Isconova to Genocea, and (b) that Genocea may only sublicense its rights to the Trademarks to those parties to whom it sublicenses the license granted in Section 3.1.1.  Other than Genocea’s limited right to use the Trademarks as set forth in this Section 3.1.4, nothing in this Agreement shall be construed as a grant, assignment or transfer of any Trademarks or any of the intellectual property rights therein or relating thereto.

3.1.5.                  Sublicenses.  Genocea shall have the right to sublicense the rights granted by Isconova to Genocea in Sections 3.1.1 through 3.1.3: provided that, unless Genocea obtains Isconova’s prior written consent, Genocea shall only be able to sublicense such rights to (i) one (1) Third Party in each country in the Territory and (ii) those Third Parties who are engaged for the distribution of Licensed Products on behalf of Genocea, including but not limited to wholesalers, retailers and distributors of Licensed Products.  For the avoidance of doubt, a Third Party Sublicensee who is granted a sublicense by Genocea under this Section 3.1.5 shall not be able to sub-sublicense their sublicensed rights to any Third Party other than those Third Parties who are engaged for the distribution of Licensed Products by the Third Party Sublicensee (including but not limited to wholesalers, retailers and distributors of Licensed Products) without Isconova’s prior written consent.  Each sublicense granted by Genocea pursuant to this Section 3.1.5 shall be subject and subordinate to the terms and conditions of this Agreement and shall contain terms and conditions consistent with those in this Agreement, including confidentiality and indemnity obligations comparable to those set forth herein.  Genocea shall cause any Sublicensee to execute an Isconova Commercial Partner Agreement, in the form attached hereto as Exhibit E.  Genocea remains primarily responsible for the performance of its Sublicensees under this Agreement.  If this Agreement terminates for any reason, any Sublicensee of Genocea that is then not in default shall, from the

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effective date of such termination, automatically become a direct licensee of Isconova with respect to and on the same terms as the rights originally sublicensed to the Sublicensee by Genocea, and Isconova agrees that it shall confirm the foregoing in writing at the request and for the benefit of the Sublicensee, as further set forth in the Isconova Commercial Partner Agreement.  Notwithstanding the foregoing, under no circumstances shall Isconova have obligations to any Sublicensee that are greater than those owed to Genocea hereunder as a result of the preceding sentence.

(a)                                 Supply Agreements and Related Arrangements with Sublicensees.  At Genocea’s request, Isconova shall enter into a supply and manufacturing agreement with any Sublicensee of Genocea under which Isconova will manufacture and supply Licensed Adjuvants directly to such Sublicensee on the same terms as those set forth in this Agreement and the Supply and Manufacturing Agreement.  In addition, Isconova shall, at Genocea’s election, deliver Licensed Adjuvants manufactured hereunder or under the Supply and Manufacturing Agreement to Genocea or a Sublicensee of Genocea.

3.1.6.                  Right to Reference.  Isconova hereby grants to Genocea a “Right to Reference,” as that term is defined in 21 C.F.R. § 314.3(b), to any data Controlled by Isconova or its Affiliates that relates to the Isconova Technology or to any Licensed Product, and Isconova shall provide a signed statement to this effect, if requested by Genocea, in accordance with 21 C.F.R. § 314.50(g)(3).

3.2                               Grant of Rights to Data to Isconova

3.2.1.                  Pre-Clinical and Clinical Data.  Genocea hereby grants Isconova a non-exclusive, worldwide, royalty-free, perpetual limited license to Pre-Clinical Data and Clinical Trial Data solely for, and limited to, the use by Isconova of such Pre-Clinical Data and Clinical Trial Data for (i) its own internal research purposes, (ii) marketing and publishing purposes and (iii) to engage in fundraising activities with private or governmental investors, funders or grantors who have entered into confidentiality agreements no less restrictive than the confidentiality provisions of this Agreement; provided, however that Isconova can only use Pre-Clinical Data and Clinical Trial Data pursuant to clause (ii) of this Section 3.2.1 if, prior to each use of such data, Isconova presents its intended use of the Pre-Clinical Data and/or Clinical Trial Data to Genocea and receives Genocea’s written consent for such specific marketing and/or publishing use. Such written consent shall not be unreasonably withheld or delayed.

3.2.2.                  Adjuvant Data.  For the avoidance of doubt, Isconova shall be free to Develop, Manufacture and Commercialize adjuvant products, designs or processes or analytical procedures and related data arising from the Development activities performed under this Agreement; provided that notwithstanding anything to the contrary in this Agreement, activities conducted by Isconova under this Section 3.2.2 are subject to the licenses granted to Genocea in Section 3.1.1 above and subject to the confidentiality provisions set forth in ARTICLE 8 herein.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

3.2.3.                  Adjuvant Data in Combination with Antigen Data.  Subject to Genocea’s prior written consent, which is not to be unreasonably withheld or delayed, Isconova shall have the right to include data which both (i) arises from Development activities performed under this Agreement and (ii) relates to the Licensed Adjuvant in any Drug Master File Isconova may file with either the FDA or other Regulatory Authorities; provided, however, that in no event shall the data included in a Drug Master File pursuant to this Section 3.2.3 include identifying characteristics of any Genocea Antigens and that, furthermore, Genocea shall have the right to review such filings prior to their submission and redact any antigen-related information from the data prior to its disclosure to Isconova under this Section 3.2.3.

3.3                               Ownership of and Rights to Intellectual Property.

3.3.1.                  Ownership of Improvements/Collaboration IP.  Each Party agrees promptly to disclose to the other Party all Improvements and all Collaboration IP made by or under authority of such Party under this Agreement.  As between the Parties, (a) title to all Genocea Improvements and Genocea Collaboration IP shall be owned by Genocea, (b) title to all Isconova Improvements and Isconova Collaboration IP shall be owned by Isconova, and (c) title to all Joint Improvements and Joint Collaboration IP shall be jointly owned by Genocea and Isconova.

(a)                                 Reciprocal Assignment of Rights.  Isconova hereby assigns, and Isconova shall cause its employees, consultants, and agents to assign, its right, title, and interest in and to all Genocea Improvements to Genocea.  Genocea hereby assigns, and Genocea shall cause its employees, consultants, and agents to assign, its right, title, and interest in and to all Isconova Improvements to Isconova.

(b)                                 Further Assurances.  Each Party shall, at its own expense, take such actions and execute such document as may be necessary to carry out the effects of this Section 3.3.1.

3.3.2.                  Joint Improvements/Collaboration IP.  Subject to the rights herein, each Party shall have the right to practice and exploit Joint Improvements and Joint Collaboration IP, without any obligation to account to the other for profits, or to obtain any approval of the other Party to license, assign or otherwise exploit Joint Improvements and Joint Collaboration IP, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such approval or accounting; and to the extent there are any Applicable Laws that prohibit such a waiver, each Party will be deemed to so consent.  Each Party agrees to be named as a party, if necessary, to bring or maintain a lawsuit involving a Joint Improvement or Joint Collaboration IP.

3.3.3.                  Data.  All data generated in the course of Clinical Trials of Licensed Products hereunder (“Clinical Trial Data”) shall be owned by Genocea and deemed “Genocea Know-How.”  Isconova hereby assigns, and Isconova shall cause its employees,

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consultants, and agents to assign, its right, title, and interest in and to such data and information to Genocea.

3.3.4.                  Genocea IP.  Genocea is and shall remain the sole owner of the Genocea Technology.

3.3.5.                  Isconova IP.  Isconova is and shall remain the sole owner of the Isconova Technology.

3.3.6.                  Disputes as to Ownership of Improvements and Collaboration IP.  Should the Parties fail to agree regarding ownership of Improvements and/or Collaboration IP arising out of this Agreement, the Parties shall have the right to dispute resolution as set forth in Section 11.3 of this Agreement.

3.4                               No Other Rights.  Except as otherwise provided in this Agreement, neither Party shall obtain any ownership interest or other right in any Know-How or Patent Rights owned or Controlled by the other Party.  For the avoidance of doubt, each Party reserves all rights not expressly granted herein, and any express reservations of rights set forth herein shall not be construed as limiting such reservation or conferring by implication, estoppel or otherwise any grant or license or other right under any patent or other right of intellectual property or confidential information other than those rights expressly set forth herein.

ARTICLE 4
RESEARCH PROGRAM

4.1                               Scope of Research.  Genocea and Isconova will collaborate during the Research Term to conduct research to assist in the identification, evaluation and Development of vaccine product candidates containing both the Licensed Adjuvant and one or more Genocea Antigens pursuant to the Research and Phase 1 Supply Plan and the Development and Scale-Up Plan.

4.2                               Development and Scale-Up Plan.  Isconova’s internal Development activities during the Research Term will be performed in accordance with the Development and Scale-Up Plan and the terms and conditions set forth in this Agreement, including this ARTICLE 4.  Isconova undertakes to work diligently and shall use Commercially Reasonable Efforts to perform activities under the Development and Scale-Up Plan in accordance with the timelines set forth in the Development and Scale-Up Plan.  The Development and Scale-Up Plan may only be amended by written agreement of both Parties; provided that, notwithstanding the foregoing, Isconova may amend the Development and Scale-Up Plan solely as it pertains to the product and process designs of the Matrix-A, Matrix-C and Matrix-M technologies, in its sole discretion, at any time during the Research Term, further provided that Isconova shall notify Genocea prior to making such modifications and that no such modifications may adversely affect the core activities, deliverables or timelines of the Development and Scale-Up Plan without Genocea’s prior written consent.  Isconova will at all times during the Research Term maintain the necessary financial and human resources to complete the activities of Isconova set forth in the Development and Scale-Up Plan.

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4.3                               Research and Phase 1 Supply Plan.  All research conducted in connection with this Agreement will be performed by Genocea and Isconova in accordance with the Research and Phase 1 Supply Plan and the terms and conditions set forth in this Agreement, including this ARTICLE 4.  Each Party shall use Commercially Reasonable Efforts to perform activities allocated to it under the Research and Phase 1 Supply Plan in accordance with the timeline set forth in the Research and Phase 1 Supply Plan.  The Research and Phase 1 Supply Plan sets forth an estimated timeline and the allocation of responsibilities between Genocea and Isconova.  Any Changes to the “Phase I Supply Plan” in the Research and Phase I Supply Plan require the Parties’ mutual agreement.  Genocea reserves the right to modify the “Research” section in the Research and Phase I Supply Plan, in its sole discretion, provided, however, that any material changes in the support or effort requested from Isconova requires the Parties’ mutual agreement.  For the avoidance of doubt, specialized services such as animal studies, non-GLP tox studies or other services requiring extensive laboratory work are not included in the Research and Phase I Supply Plan, and are outside the scope of this Agreement.  If Genocea should request such specialized services from Isconova, a separate agreement governing the provision of such services will be required before such services are provided by Isconova.

4.4                               Meetings.  The Parties shall establish a joint steering committee (“JSC”) that will be responsible for overseeing the activities under the Development and Scale-Up Plan, the Research and Phase 1 Supply Plan and any results of pre-clinical activities and Clinical Trials conducted pursuant to this Agreement.  The JSC will be comprised of at least two (2) representatives from each Party who are familiar with the Parties’ relationship under this Agreement shall meet, either in person or via teleconference, initially once a month.  Meetings in person shall alternate between Boston, MA, USA and Uppsala, Sweden, unless agreed otherwise.

4.5                               Records.

4.5.1.                  Generally.  Each Party shall maintain scientific records, in sufficient detail and in good scientific manner appropriate for patent and regulatory purposes, which shall fully and properly reflect all work done and results achieved in the performance of the Research and Phase 1 Supply Plan and the Development and Scale-Up Plan by such Party.  Each Party shall have the right, during normal business hours and upon reasonable notice, to inspect and copy (or request the other Party to copy) all records of the other Party maintained in connection with the work done and results achieved in the performance of the Research and Phase 1 Supply Plan and Development and Scale-Up Plan, but solely to the extent access to such records is necessary for a Party to exercise its rights under this Agreement.  All such records and the information disclosed therein shall be deemed Confidential Information pursuant to Section 1.14 and ARTICLE 8.

4.5.2.                  Electronic Records.  Upon Genocea’s request, Isconova will provide Genocea reasonable assistance for Genocea to convert records provided by Isconova to Genocea into electronic form.  In addition, upon Genocea’s request, Isconova will use templates for recordkeeping provided by Genocea reasonably necessary to assist Genocea in making electronic filings with Regulatory Authorities.

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ARTICLE 5
PRODUCT DEVELOPMENT, MANUFACTURING, AND COMMERCIALIZATION

5.1                               General.  Subject to the terms set forth hereunder, Genocea shall have sole authority over and exclusive control of the Development, Manufacture and Commercialization of any and all Licensed Products.  As such, Genocea shall be entitled to utilize the services of Third Parties in whatever manner it chooses to perform such Development, Manufacturing and Commercialization activities hereunder.

5.2                               Regulatory Matters.  Genocea shall develop a regulatory strategy for the Licensed Products and prepare all submissions, documents or other correspondence to be submitted to the applicable Regulatory Authorities.  Genocea shall oversee, monitor, coordinate, file, and hold in its name all NDAs and/or BLAs, all communications with and submissions to Regulatory Authorities and all Regulatory Approvals with respect to Licensed Products.  Isconova shall be informed about timing and content of any material communication with Regulatory Authorities which include the Licensed Adjuvant.  Genocea shall have sole responsibility for interfacing, corresponding and meeting with the applicable Regulatory Authorities with respect to Licensed Products.  Isconova shall use its best efforts to promptly, upon Genocea’s request, assist Genocea with the activities described in this Section, and such assistance shall include, but not be limited to, Isconova’s timely delivery of any data, information, correspondence or other materials requested by Genocea.  Notwithstanding anything in the foregoing, Genocea shall have no obligation to seek Regulatory Approval for any Licensed Product.

5.3                               Manufacturing and Supply of Licensed Adjuvants.

5.3.1.                  Evaluation Supplies.  Isconova shall manufacture and supply to Genocea all Licensed Adjuvants reasonably requested by Genocea for its evaluation of each Disease Field prior to the commencement of a GLP toxicity study for a Licensed Product in each such Disease Field (such supplies of Licensed Adjuvants, the “Evaluation Supplies”).  The terms of supply of Evaluation Supplies pursuant to this Section are set forth in Exhibit C-2.

5.3.2.                  Clinical Supplies.  Subject to the terms of this Agreement, Isconova shall manufacture and supply to Genocea all Licensed Adjuvants required for the Manufacture of Clinical Supplies necessary for Clinical Trials and all other Development activities, including pre-clinical research.  The terms of supply of Clinical Supplies pursuant to this Section are set forth in Exhibit C-2.

5.3.3.                  Commercial Supply.  Isconova will manufacture and supply to Genocea all Licensed Adjuvants required for the Manufacture of Commercial Supplies pursuant to the terms of a separate Supply and Manufacturing Agreement entered into on the date hereof, a form of which is attached hereto as Exhibit D (the “Supply and Manufacturing Agreement”).

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5.3.4.                  Manufacturing Generally.  All Licensed Adjuvants supplied to Genocea for inclusion in Clinical Supplies and Commercial Supplies will be Manufactured in accordance with GLP and GMP, as applicable, and Applicable Law.  In addition, the manufacturing process used for such Licensed Adjuvants shall be in accordance with the IND, NDA or other Regulatory Approval, as applicable, for the Licensed Product.

5.4                               Commercialization Responsibilities.

5.4.1.                  General.  Genocea shall have sole and exclusive control over all matters relating to the Commercialization of the Licensed Products.

5.4.2.                  Branding of Licensed Products.  Genocea shall, at its sole discretion, select and own all trademarks and trade dress used in connection with the Commercialization of any Licensed Products, and all goodwill associated therewith.  Isconova shall, and shall cause its Affiliates not to, use or seek to register, anywhere in the world, any trademarks which are confusingly similar to any trademarks, trade names, trade dress or logos used by or on behalf of Genocea, its Affiliates or Sublicensees.

5.4.3.                  Branding of Licensed Adjuvants.  Subject to the terms of Section 5.4.2.  Isconova shall, at its sole discretion, select and own all trademarks and trade dress used in connection with the Licensed Adjuvants, and all goodwill associated therewith.  Genocea shall not, and shall cause its Affiliates and Sublicensees not to, use or seek to register, anywhere in the world, any trademarks which are confusingly similar to any trademarks (including the Trademarks), trade names, trade dress or logos used by or on behalf of Isconova, its Affiliates or Sublicensees.

5.4.4.                  Diligence Efforts within the Exclusive Field.  Genocea undertakes to work diligently and agrees to use Commercially Reasonable Efforts consistent with prudent business judgment and consistent with business and market conditions to research, Develop and otherwise carry out the Commercialization of Licensed Products within the Exclusive Field.  During Genocea’s Development of Licensed Product(s) within the Exclusive Field, Genocea shall keep Isconova informed of the progress of the Development.  Such information shall be given in a bi-annual written progress report describing the program status, achieved results and program timelines.  Upon ten (10) business days’ prior written notice by Isconova, Genocea shall permit an independent auditor appointed by Isconova, at Isconova’s expense, to have access during normal business hours and no more than once a year to such records as may be reasonably necessary to verify Genocea’s compliance with this Section.  The auditor shall execute a non-disclosure agreement with Genocea to treat all information it receives during its inspection in confidence.

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ARTICLE 6
FINANCIAL PROVISIONS

6.1                               Initial Payments.  As consideration for the selection of the Exclusive Fields and the Time-Limited Exclusive Fields, Genocea shall pay to Isconova a non-creditable, non-refundable fee of Nine Hundred Fifty Thousand U.S. Dollars ($950,000) payable in two installments of: (i) Seven Hundred Fifty Thousand U.S. Dollars ($750,000), due and payable on the Effective Date, and (ii) Two Hundred Thousand U.S. Dollars ($200,000), due and payable on the first (1st) anniversary of Effective Date.

6.2                               Upfront Payments.  Prior to the commencement of any GLP toxicity study for the first Licensed Product by Genocea, its Affiliates or a Sublicensee in each of the Non-Exclusive Disease Fields, Genocea shall pay to Isconova an upfront, non-creditable, non-refundable fee of [* * *].

For the avoidance of doubt, payments under this Section 6.2 shall only be payable by Genocea once for each unique Disease Field, irrespective of the number of Licensed Products in any given Disease Field that become the subject of a GLP toxicity study.

6.3                               Development Milestones.  Subject to the terms and conditions set forth in this Agreement including, without limitation, Section 6.8 below, Genocea shall pay Isconova a milestone payment (each, an “Development Milestone Payment”) for the first Licensed Product in each unique Disease Field to achieve the following events, whether such event is achieved by Genocea, its Affiliates or a Sublicensee (each, an “Development Milestone”) in the particular amounts specified below within thirty (30) Business Days after the occurrence of the relevant Development Milestone:

Development Milestone	Milestone Payment
A) [* * *]	USD $	[* * *]
B) [* * *]	USD $	[* * *]
C) [* * *]	USD $	[* * *]
D) [* * *]	USD $	[* * *]

As used in the table above, “Initiation” of a Clinical Trial shall mean that that the first human subject has received the first dose in such Clinical Trial.

Irrespective of the number of Licensed Products that achieve a Development Milestone, Genocea shall only be obligated to make a Development Milestone Payment once for the first Licensed Product in each unique Disease Field to reach the Development Milestone.  For the avoidance of doubt, in the event that the first Licensed Product should reach one milestone but not the next, then Genocea shall make such Development Milestone Payments due for the second Licensed Product to reach this next Development Milestone.  Example: The first Licensed Product in a unique Disease Area reaches Development Milestones A and B, but not C.  If a second Licensed Product in the same Disease Field should reach Development Milestone C, for the second Licensed Product Genocea would pay Isconova for Development Milestone C (but not for Development Milestone A and B).

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6.4                               Royalty Payments.  In consideration for the licenses granted to Genocea under Section 3.1.1, Genocea shall pay to Isconova Royalties on Net Sales of Licensed Products in the Territory as set forth in Section 6.4.1 below.

6.4.1.                  Royalty Rates.  Genocea shall pay to Isconova royalties on a Licensed Product-by-Licensed Product and country-by-country basis in the amount of the applicable royalty rates set forth in the following table.  Such royalties rates are dependent on both (a) the stage of Development of a Licensed Product, during which Genocea enters into a definitive agreement with a Third Party, if any, pursuant to which the Third Party shall perform or control a substantial part of or all of the Development and Commercialization activities with regards to such Licensed Product and such country(-ies) (such agreement, a “Partnership”); provided, however, that agreements with Third Party service providers (e.g. contract manufacturers, development and/or formulation services providers, pre-clinical service providers and clinical service providers) shall not constitute a Partnership hereunder; and (b) the Net Sales obtained by Genocea, its Affiliates or Sublicensees from the sale of each Licensed Product in the Territory during each Contract Year.  For example, if Genocea enters into a Partnership for Licensed Products A, B and C for China, but not for Licensed Products D, E and F, then a Partnership shall be deemed to exist solely with respect to Licensed Products A, B, C in China, but not for (i) Licensed Products A, B, C in any other country in the Territory or (ii) Licensed Products D, E and F anywhere in the Territory.

Stage of Licensed Product’s Development upon Genocea’s Entry into a Partnership for such Licensed Product
	[* * *]	[* * *]	[* * *]	[* * *]
Portion of Net Sales of Licensed Product in a Contract Year
Under $[* * *]	[* * *]%	[* * *]%	[* * *]%	[* * *]%
Over $[* * *]	[* * *]%	[* * *]%	[* * *]%	[* * *]%

The royalty rates set forth in the table above shall apply only to that portion of the Net Sales in a Contract Year of a particular Licensed Product that fall within the indicated range.  For example, if the Net Sales of a particular Licensed Product (for which Genocea entered into a Partnership following submission of an IND but prior to the commencement of a Phase 3 Clinical Trial) equal $1.25 billion, the total royalty for such Licensed Product during the corresponding Contract Year would be equal to the specified royalty rate for the first $[* * *] of Net Sales of such Licensed Product ([* * *]) and the specified royalty rate for the second $[* * *] of Net Sales ([* * *]): ($[* * *]%) + ($[* * *]%) = $[* * *] million.

6.4.2.                  Adjustment in Royalty Rates due to no Valid Claim.  If, during the Royalty Term, on a Licensed Product-by-Licensed Product and country-by-country basis, a Licensed Product is not covered (in whole or in party), or is not made, does not use or is not used by a process covered by (in whole or by part), one or more Valid Claims of one or more of the Isconova Patent Rights or Joint Patent Rights, then the applicable royalty rate

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under Section 6.4.1, as otherwise adjusted pursuant to this Agreement, will be reduced by [* * *].  Further, any such reduction will not apply retroactively and shall thus only apply to future royalties (i.e. royalties that yet not have accrued at the date when no Valid Claim remain)

6.4.3.                  Expiration of Royalty Period.  After the Royalty Term has expired for any Licensed Product in any country in the Territory, no further royalties shall be payable in respect of sales of such Licensed Product in such country and thereafter, the licenses granted to Genocea under Section 3.1 with respect to such Licensed Product shall be fully paid-up, perpetual, irrevocable, royalty-free, non-exclusive licenses; provided, however, that if Genocea terminates this Agreement pursuant to Section 9.4, or if Isconova terminates this Agreement due to circumstances set forth in Sections 9.2,  9.3,  9.4,  Genocea shall, as from the effective date of termination, no longer be granted any licenses hereunder.

6.4.4.                  Cumulative Royalties.  The obligation to pay royalties under this Agreement shall be imposed only once with respect to a single unit of a Licensed Product regardless of how many Valid Claims included within Licensed Patent Rights would, but for this Agreement, be infringed by the Manufacture or Commercialization of such Licensed Product.

6.5                               Adjustment due to Third Party Payments.  If, during the Term, Genocea enters into an agreement with a Third Party(ies) to obtain a license under a patent(s) or other right(s) or otherwise makes a payment to a Third Party(ies) in exchange for right(s) that Genocea needs in order to practice or use the Isconova Technology, then Genocea may offset the amount of royalties or other payments (which shall include without limitation milestone payments, upfront payments and any payments owed to such Third Party due to a court order) payable by Genocea to such Third Party with respect to a Licensed Product against amounts Genocea is obligated to pay Isconova under Sections 6.3, 6.4 and 6.6 for such Licensed Product; provided that (i) in no such event will any such offset reduce the payments otherwise due to Isconova under Section 6.4 by more than [* * *] in any Contract Quarter, (ii) in no such event will any such offset reduce the payments due to Isconova under Section 6.3 or 6.6 by more than [* * *] in any Contract Quarter and (iii) any such reduction will not apply retroactively and shall thus only apply to future payments (e.g. with respect to royalties, only those royalties that yet not have accrued at the date when Genocea notifies Isconova of it having entered into a Third Party agreement or having a payment obligation to a Third Party for the Isconova Technology).  Amounts not used to offset payments owed to Isconova pursuant to this Section 6.5 as a result of clause (i) or clause (ii) of the proviso of the immediately preceding sentence may be carried over to future Contract Quarters until the full offset is realized.  In no event shall Isconova be liable to pay to Genocea any amounts not used for set-off.

6.6                               Sublicensing Income.  Upon any sublicense by Genocea of the rights granted to it under Section 3.1 herein, Genocea shall be obligated to pay Isconova [* * *] of the amount equal to (i) any initial, signing or upfront fees received by Genocea from such Sublicensee as consideration for the grant of rights under the sublicense less (ii) the amount included in any such initial,

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signing or upfront fee for reimbursement of actual patent prosecution expenses or funded research and development and less (iii) any payments owed, based on the receipt of such initial, signing or upfront payment, by Genocea to Third Parties under the terms of any agreement in effect as of the Effective Date, For example, if Genocea receives a sublicense fee of an upfront $500,000, including a reimbursement of patent prosecution expenses of $13,000, and Genocea is bound to pay [* * *] of any such sublicense fee to a Third Party, then Isconova will be entitled to sublicensing income of: [* * *] X [* * *].  For clarity, the Parties agree that payments that are due as a direct result of Genocea sublicensing its rights hereunder and that are not dependable on the success or development of products or services based on such sublicensed rights, shall be deemed as “upfront fees” regardless of when payment actually is made (e.g. if Genocea receives a signing fee payable in three installments).  As an illustration, the payments pursuant to Sections 6.1 and 6.2 above, if received by Genocea from a Sublicensee, would qualify as upfront payments for the purposes of this Section 6.6.

6.7                               Reports and Royalty Payments.  Within sixty (60) days after the beginning of each Contract Quarter during the Royalty Term, Genocea shall deliver to Isconova a report setting forth for the previous Contract Quarter the following information on a Licensed Product-by-Licensed Product and country-by-country basis in the Territory: (a) the gross sales and Net Sales of Licensed Product, (b) the number of units sold by Genocea, its Affiliates or Sublicensees, (c) the basis for any adjustments to the royalty payable for the sale of each Licensed Product, and (d) the royalty due hereunder for the sales of each Licensed Product (the “Royalty Report”).  The total royalty due for the sale of Licensed Products during such Contract Quarter shall be remitted at the time such report is made.  No such reports or royalty shall be due for any Licensed Product before the First Commercial Sale of such Licensed Product.

6.8                               Research Funding.  Genocea shall pay to Isconova in total One Million Six Hundred Thousand U.S. Dollars ($1,600,000) payable as follows: (i) $160,000 in equal monthly installments for each remaining month in 2009 following the Effective Date and (ii) $1,440,000 in equal monthly installments during the period from January 1, 2010 until March 31, 2012. The Research Funding shall be used solely for the performance of activities under the Research and Phase 1 Supply Plan and the Development and Scale-Up Plan and, for the avoidance of doubt, solely to fund Development and research activities for human (and not veterinary) applications in accordance with such Research and Phase 1 Supply Plan and Development and Scale-Up Plan.  Notwithstanding anything to the contrary above, the Parties agree that this restriction shall only apply to the allocation and use of the Research Funding as such, and shall not be construed as limiting or affecting the ownership of any Isconova Technology and Joint Technology created, conceived, reduced to practice or Invented hereunder.  Isconova’s ownership and/or rights to the Isconova Technology and Joint Technology shall exclusively be governed by the provisions in Section 3.3.  and Isconova’s use of the Isconova Technology and Joint Technology shall be subject only to the licenses granted to Genocea in Sections 3.1.1 through 3.1.3.  Isconova shall during the Research Term allocate not less than two (2) dedicated FTEs for Isconova’s research work for Genocea hereunder and each such dedicated FTE shall be paid through Research Funding.  During the Research Term, Isconova shall, within fifteen (15) days after the end of each month, deliver to Genocea a report setting forth the number of Isconova FTEs that worked on activities under the Development and Scale-Up Plan and the Research and Phase 1 Supply Plan, as well as other costs and expenses of Isconova evidencing recourses spent on Isconova’s research work hereunder.  Researching Funding

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payments shall be made within fifteen (15) days after the end of each calendar month.

6.9                  Repayment of Research Funding.  Interest shall accrue on the amounts of Research Funding actually paid to Isconova at [* * *], however capped at [* * *] percent.  Isconova shall repay the Research Funding plus interest as follows.  Isconova shall pay to Genocea [* * *] of any monetary consideration received by Isconova from Third Parties in connection with the development or commercialization of vaccine products within the human field such as initial, signing or upfront fees, milestones and royalties; provided that Isconova shall not be obliged to pay to Genocea any portion of (i) payments received by Isconova for reimbursement of actual patent prosecution expenses or funded research and development, or (ii) research grants from not-for-profit organizations, including the EU.  Further, at Genocea’s election, all outstanding amounts paid by Genocea to Isconova as Research Funding under Section 6.8 together with accrued interest shall be deducted from any milestone payments owed by Genocea to Isconova pursuant to Section 6.3 above at the time such milestone payment(s) are due; provided, however that no milestone payment owed by Genocea to Isconova hereunder may be reduced by more than [* * *] and provided further, however that no deduction may be made from a payment owed to Isconova for the achievement of milestone A in Section 6.3 above (Initiation of the first Phase 1 Clinical Trial of the Licensed Product).  If Isconova has not repaid the Research Funding plus accrued interest by December 31, 2015, Genocea may, by thirty (30) days’ written prior notice, request that Isconova pay any outstanding amount (at Genocea’s option) in cash or by set-off against deliveries of License Adjuvants.  Notwithstanding anything to the contrary above, in no event shall Isconova be obliged to repay to Genocea with an amount exceeding the Research Funding actually paid by Genocea, plus interest as set out above.

6.10                        Payment Provisions Generally.

6.10.1.           Taxes and Withholding.  If laws, rules or regulations require withholding of income taxes or other taxes imposed upon payments set forth in this ARTICLE 6, Genocea shall make such withholding payments as required and subtract such withholding payments from the payments set forth in this ARTICLE 6.  Genocea shall submit appropriate proof of payment of the withholding taxes to Isconova within a reasonable period of time.  At the request of Isconova, Genocea shall give Isconova such reasonable assistance, which shall include the provision of appropriate certificates of such deductions made together with other supporting documentation as may be required by the relevant tax authority, to enable Isconova to claim exemption from such withholding or other tax imposed or obtain a repayment thereof or reduction thereof and shall upon request provide such additional documentation from time to time as is reasonably required to confirm the payment of tax.

6.10.2.           Payment and Currency Exchange.

(a)                                 All amounts payable and calculations hereunder shall be in United States dollars and shall be paid by bank wire transfer in immediately available funds to such bank account as may be designated in writing by Isconova or Genocea, as applicable, from time to time.  Whenever for the purposes of calculating the royalties or costs payable hereunder conversion from any foreign currency shall be required, all amounts shall first be calculated in the currency of sale or

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currency of incurrence and then converted into United States dollars by applying the average monthly rate of exchange listed in the New York edition of The Wall Street Journal for the final month of the applicable Contract Quarter.

(b)                                 Where royalty amounts are due for Net Sales in a country where, for reasons of currency, tax or other regulations, transfer of foreign currency out of such country is prohibited, Genocea has the right to place Isconova’s royalties in a bank account in such country in the name of and under the sole control of Isconova; provided, however, that the bank selected be reasonably acceptable to Isconova and that Genocea inform Isconova of the location, account number, amount and currency of money deposited therein.  After Isconova has been so notified, those monies shall be considered as royalties duly paid to Isconova and will be completely controlled by Isconova.

(c)                                  When in any country in the Territory the law or regulations prohibit both the transmittal and the deposit of royalties on sales in such country, royalty payments due on Net Sales shall be suspended for as long as such prohibition is in effect and as soon as such prohibition ceases to be in effect, all royalties that Genocea would have been under an obligation to transmit or deposit but for the prohibition shall forthwith be deposited or transmitted, to the extent allowable.

6.10.3.           Records.  Each Party shall keep and maintain accurate and complete records which are relevant to costs, expenses, sales and payments throughout the Territory used to determine payments to be made under this Agreement, and such records shall be maintained for a period of three (3) years from creation of individual records for examination at the other Party’s expense by an independent certified public accountant selected by the other Party as described in Section 6.10.4.  A Party’s right to complete a final audit upon termination or expiration of this Agreement shall expire three (3) years after such termination or expiration.  Any records or accounting information received from the other Party shall be Confidential Information of the disclosing Party for purposes of ARTICLE 8 of this Agreement.  Results of any such audit shall be provided to both Parties, subject to ARTICLE 8 of this Agreement.

6.10.4.           Audits and Interim Reviews.

(a)                                 Subject to the provisions of Section 6.10.3, either Party may request (such requesting party, the “Auditing Party”) that a independent certified public accountant mutually agreed upon by the Parties, which is not either Party’s independent accounting firm, perform an audit or interim review of the other Party’s books (such other Party, the “Audited Party”) as they relate to this Agreement in order to express an opinion regarding such Party’s accounting for revenues, costs and expenses, as applicable, under this Agreement.  Such audits or review shall be conducted at the expense of the Auditing Party.  However, and without prejudice to any other remedy or action available due to breach of this Agreement, if the audit should determine a discrepancy between royalty or other

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payments reported and the royalty or payments actually due resulting in the underpayment of royalties or payments of more than five percent (5%) then the cost and expense of the audit shall be borne by the Audited Party.

(b)                                 Upon ten (10) Business Days’ prior written notice from the Auditing Party, the Audited Party shall permit such accounting firm to examine the relevant books and records of the Audited Party, including any Affiliates, as may be reasonably necessary to verify the reports and information submitted by the Audited Party and the accuracy of any Royalty Report.  An examination by a Party under this Section 6.10.4 (whether of the Audited Party or its Affiliates) shall occur not more than once in any Contract Year and shall be limited to the pertinent books and records for any Contract Year ending not more than thirty-six (36) months before the date of the request.  The accounting firm shall be provided access to such books and records at the Audited Party’s facility(ies) where such books and records are normally kept and such examination shall be conducted during the Audited Party’s normal business hours.  The Audited Party may require the accounting firm to sign a standard non-disclosure agreement with terms that are not inconsistent with the terms of this Agreement before providing the accounting firm access to the Audited Party’s facilities or records.  Upon completion of the audit, the accounting firm shall provide both Genocea and Isconova a written report disclosing whether the reports submitted by the Audited Party are correct or incorrect and the specific details concerning any discrepancies.  No other information shall be provided to the Auditing Party.  If the accountant determines that, based on errors in the reports so submitted, any report prepared in accordance with this Agreement is incorrect, the Parties shall promptly revise the report and the associated Royalty Report or Reconciliation Statement and any additional amount owed by one Party to the other shall be paid within thirty (30) days after receipt of the accountant’s report, along with interest as provided in Section 6.10.5; provided, however, that no such interest shall be payable if the errors leading to the Royalty Report being incorrect were in the reports provided by the Party to receive such additional amount.  In the event of any sublicense or transfer of rights with respect to the Licensed Adjuvant or Licensed Products by a Party under this Agreement, the sublicensor or transferor shall provide for audit rights by the other Party to this Agreement in accordance with this Section 6.10.4.

6.10.5.           Payments Between the Parties.  In the event that (a) any payment hereunder (including any royalty payment due by Genocea to Isconova under this Agreement) is made after the date such payment was due pursuant to the terms of this Agreement (other than the extent that a payment that is the subject of a good faith dispute between the Parties that has been outstanding for no more than sixty (60) Business Days), and (b) such payment is overdue by more than fifteen (15) Business Days, the paying Party shall pay interest to the other Party at the lesser of (i) the interest rate of one and a half (1.5%)

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percent a month or (ii) the highest rate permitted by applicable law from the date that such additional amount should have first been paid.

6.11                        Suspension of Royalty/Milestone Payments.  In the event that (i) any Third Party commences any proceeding against Genocea, Isconova and/or any Sublicensee related to the Isconova Technology which results in the enjoinment of the research, development, commercialization and/or sale of a Licensed Product which is not a Final Decision (as defined in Section 6.11.1 below) and (ii) the underlying claim of such proceeding in clause (i) is not directly and principally attributable to activities conducted by Genocea outside the scope of the rights granted to Genocea in Section 3.1.  Genocea (a) may suspend further payments of royalties and milestones due to Isconova hereunder; (b) may request (and upon such request, Isconova shall conduct) a Technology Transfer as described in Section 6.3(c) of the Supply and Manufacturing Agreement and (c) Genocea shall be relieved of its obligation to order its purchase requirements of Licensed Adjuvants from Isconova and may receive supply of Licensed Adjuvants from a party or parties of Genocea’s choosing.

6.11.1.           If a court or other governmental agency of competent jurisdiction has made a final decision (including a decision confirming a settlement) or taken a final action which is not appealable or has not been appealed within the time allowed for appeal (a “Final Decision”) and such Final Decision results in the enjoinment of the research, development, commercialization and/or sale of a Licensed Product, Genocea may terminate this Agreement immediately upon written notice to Isconova.  If, pursuant to the Final Decision, Genocea is not enjoined from the research, development, commercialization and/or sale of a Licensed Product and Genocea elects not to terminate this Agreement pursuant to any applicable provision other than this Section 6.11.1, then Genocea shall, as of the date of such Final Decision, resume (or continue, as the case may be) the payment of royalties and milestones to Isconova under ARTICLE 6 (subject to any reductions in accordance with this Agreement including, without limitation Sections 6.4.2 and 6.4.2) due after such date; provided, however that if Genocea has previously elected to request a Technology Transfer under this Section 6.11, Genocea shall continue to be relieved of its obligation to order its purchase requirements of Licensed Adjuvants from Isconova and may receive supply of Licensed Adjuvants from a party or parties of Genocea’s choosing.  In the event of Genocea terminating this Agreement as set out in this Section 6.11.1 above, (i) the license granted to Isconova pursuant to Section 3.2 shall terminate, (ii) the licenses granted to Genocea under Section 3.1 shall continue in perpetuity and shall become royalty-free, worldwide, fully paid-up, irrevocable licenses with the right to sublicense; (iii) Genocea shall have the right to immediately terminate the Supply and Manufacturing Agreement pursuant to Section 6.2(a) of such agreement and, to the extent not already performed, Isconova shall perform a Technology Transfer as set forth in Section 6.3(c) of such agreement upon Genocea’s request; (iv) Genocea shall have no obligation to pay any royalties or milestones arising under this Agreement after the effective date of such termination; (v) Isconova shall continue to be solely responsible for all royalty, milestone, and other payments owed to any other Third Party licensor pursuant to an agreement executed by Isconova prior to the Effective Date and

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(vi) any tangible manifestations or embodiments of Genocea’s Confidential Information provided by or behalf of Genocea pursuant to this Agreement shall be promptly returned by Isconova to Genocea or destroyed by Isconova.  Nothing in this Section 6.11 shall limit any other legal or equitable remedies that Genocea may have hereunder.

ARTICLE 7
INTELLECTUAL PROPERTY PROTECTION AND RELATED MATTERS

7.1                               Prosecution of Patent Rights.

7.1.1.                  Isconova Patent Rights and Joint Patent Rights.  The following terms shall apply to all Isconova Patent Rights owned by Isconova and all Joint Patent Rights.

(a)                                 Primary Responsibility.  Isconova, through counsel of its choosing, shall have primary responsibility for and control over obtaining, filing, prosecuting (including any interferences, reissue proceedings, re-examinations, oppositions, and revocations), and maintaining (collectively, “Prosecuting” or, when used as a noun, “Prosecution”) throughout the Territory the Isconova Patent Rights (and, for clarity, will be the “Prosecuting Party” with respect to the Isconova Patent Rights), and Genocea shall cooperate with Isconova in regard thereto.  Genocea, through counsel of its choosing, shall have primary responsibility for and control over Prosecuting throughout the Territory the Joint Patent Rights (and, for clarity, will be the “Prosecuting Party” with respect to the Joint Patent Rights), and Isconova shall cooperate with Genocea in regard thereto.  If the Prosecuting Party elects to abandon (except in the course of Prosecution to pursue such subject matter or claim in a continuing application) any subject matter or claim that relates to any of the rights licensed to the Non-Prosecuting Party hereunder, the Prosecuting Party shall so notify the Non-Prosecuting Party promptly (but no less than 30 days prior to any deadlines for Prosecution) in writing of its intention in good time to enable the Non-Prosecuting Party to meet any deadlines by which an action must be taken to preserve any such rights in such subject matter or claim, and the Non-Prosecuting Party shall be entitled to acquire control of Prosecuting such subject matter or claim and be deemed the Prosecuting Party with respect thereto.

(b)                                 Additional Obligations.  The Prosecuting Party shall keep the Non-Prosecuting Party reasonably informed of Prosecution.  In addition, the Prosecuting Party shall invite the Non-Prosecuting Party to comment on any material issues relating to Prosecution well in advance of a relevant deadline and shall take into due consideration the Non-Prosecuting Party’s comments and suggestions with respect to any material actions to be taken by the Prosecuting Party.

(c)                                  Common Interest.  All information exchanged between the Parties or between the Parties’ outside patent counsel regarding Prosecution of the Isconova

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Patent Rights or Joint Patent Rights shall be deemed Confidential Information.  In addition, the Parties acknowledge and agree that, with regard to such Prosecution of the Isconova Patent Rights or Joint Patent Rights, the interests of the Parties as licensor and licensee are to obtain the strongest patent protection possible, and as such, are aligned and are legal in nature.  The Parties agree and acknowledge that they have not waived, and nothing in this Agreement constitutes a waiver of, any legal privilege concerning the Isconova Patent Rights or Joint Patent Rights, including privilege under the common interest doctrine and similar or related doctrines.

(d)                                 Election Not to Continue Prosecution; Abandonment.  If a Prosecuting Party elects (i) not to Prosecute patent applications for the Isconova Patent Rights or Joint Patent Rights under its Prosecution control in any country, or (ii) not to continue the Prosecution of any Isconova Patent Right or Joint Patent Right under its Prosecution control in a particular country in the Territory, or (iii) not to Prosecute patent applications for the Joint Patent Rights under its Prosecution control in a particular country following a written request from the Non-Prosecuting Party to Prosecute in such country, or (iv) not to Prosecute patent applications for the Joint Patent Rights under its Prosecution control reasonably sufficient to protect the Licensed Adjuvant and Licensed Product following a written notice from the Non-Prosecuting Party setting forth the Non-Prosecuting Party’s good faith analysis of the insufficiency of the Prosecuting Party’s patent applications, then the Prosecuting Party shall so notify the Non-Prosecuting Party promptly (but no less than 30 days prior to the date that a response is due) in writing of its intention in good time to enable the Non-Prosecuting Party to meet any deadlines by which an action must be taken to establish or preserve any such rights in such patent in such country, and the Prosecuting Party shall permit the Non-Prosecuting Party, should the Non-Prosecuting Party choose to do so, to Prosecute or otherwise pursue such Isconova Patent Rights or Joint Patent Rights in such country in the Non-Prosecuting Party’s own name, and the Prosecuting Party shall cooperate with the Non-Prosecuting Party in regard thereto.  For clarity, the provisions (iii) and (iv) above in this Section 7.1.1(d) shall apply only to non-Prosecution or abandonment with respect to the Joint Patent Rights, and not the Isconova Patent Rights.

(e)                                  No Grant of Conflicting or Superior Rights.  Isconova covenants and agrees that it shall not grant any Third Party any right to control the Prosecution of the Isconova Patent Rights or to approve or consult with respect to any Patent Rights licensed to Genocea hereunder, in any case, that is more favorable than the rights granted to Genocea hereunder or otherwise conflicts with Genocea’s rights hereunder.  For the avoidance of doubt, if Isconova chooses (i) not to Prosecute patent applications for the Isconova Patent Rights under its Prosecution control in any country and/or (ii) not to continue the Prosecution of any Isconova Patent Right under its Prosecution control in a particular country in the Territory, Genocea shall have the exclusive secondary right to take the action(s) in clauses (i) and (ii) of this sentence (such actions collectively, the “Secondary

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Prosecution Activities”) and Isconova shall not allow any Third Party to perform any Secondary Prosecution Activity unless Genocea has informed Isconova in writing that it has elected to not perform such Secondary Prosecution Activity.  Notwithstanding the above, Genocea agrees that Isconova’s covenant and Genocea’s rights to Secondary Prosecution Activities herein is granted to the extent that such covenant and rights are not in conflict with Isconova’s prior agreement with Crucell Holland B.V. dated December 21, 2006 as such agreement exists on the Effective Date, and that Isconova may have undertakings towards Crucell Holland B.V. that may take precedence over Genocea’s rights herein.  Genocea further agrees that Isconova shall be free to disclose to future licensees of the Licensed Technology that an Isconova licensee has rights to Secondary Prosecution Activities as set out herein under appropriate terms of confidentiality and provided that Isconova does not disclose to such future licensees Genocea’s identity.

7.1.2.                  Genocea Patent Rights.  Genocea, through counsel of its choosing, shall have the sole responsibility for and control over Prosecuting throughout the Territory the Genocea Patent Rights, but shall have no obligation to Prosecute such Patent Rights.

7.1.3.                  Cooperation.  Each Party hereby agrees: (a) to make its employees, agents and consultants reasonably available to the other Party (or to the other Party’s authorized attorneys, agents or representatives), to the extent reasonably necessary to enable such Party to undertake patent Prosecution as contemplated by this Agreement; (b) to cooperate, if necessary and appropriate, with the other Party in gaining patent term extensions wherever applicable to Patent Rights that are subject to this Agreement; and (c) to endeavor in good faith to coordinate its efforts with the other Party to minimize or avoid interference with the Prosecution of the other Party’s patent applications that are subject to this Agreement.

7.1.4.                  Patent Procurement Costs.

(a)                                 All Patent Procurement Costs related to Prosecuting Patent Rights hereunder shall be shared by the Parties as follows: (a) Patent Procurement Costs relating to the Prosecution of Genocea Patent Rights in the Territory shall be paid for by Genocea, (b) Patent Procurement Costs relating to the Prosecution of Joint Patent Rights in the Territory shall be borne equally by the Parties, and (c) Patent Procurement Costs relating to the Prosecution of Isconova Patent Rights in the Territory shall be borne by Isconova.  This notwithstanding, should Isconova choose not to Prosecute Isconova Patent Rights and Genocea choose to Prosecute such Patent Rights as set forth in Section 7.1.1(d), then Genocea shall bear the costs related to such Prosecution, and Genocea may off-set its Procurement Costs related to such Patent Rights on a country-by-country basis from the royalty amounts attributable to the country in question that Genocea would otherwise owe Isconova hereunder.

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(b)                                 Notwithstanding anything else in this Section 7.1.4, any Patent Procurement Costs owed by Isconova to any other Third Party licensor pursuant to an agreement executed by Isconova prior to the Effective Date shall be borne solely by Isconova.

7.2                               Enforcement of Patent Rights.

7.2.1.                  Notification.  Each Party shall promptly report in writing to the other Party during the Agreement Term any (a) known or suspected infringement of any Isconova Patent Rights, Joint Patent Rights or Genocea Patent Rights claiming or relating to the Licensed Adjuvant or the Licensed Products, by a Third Party or (b) unauthorized use or misappropriation of any Confidential Information, including Isconova Technology, Joint Technology and Genocea Technology claiming or relating to the Licensed Adjuvant or Licensed Products, by a Third Party of which it becomes aware and shall provide the other Party with all available evidence supporting such infringement, or unauthorized use or misappropriation.

7.2.2.                  Rights to Enforce.

(a)                                 Isconova Technology.  The following terms shall apply to all Isconova Patent Rights, Isconova Improvements and Isconova Know-How owned by Isconova and, with respect to other Isconova Technology (excluding Isconova Collaboration IP) to the extent permitted by other applicable Third Party licenses.  In respect of Licensed Products in the Territory, Isconova shall have the first right, but not the obligation, to take any reasonable measures it deems appropriate to stop infringing activities in the Field in the Territory with respect to (including initiating or prosecuting an infringement or other appropriate suit or action against any Third Party who at any time has infringed, or is suspected of infringing, or defending any declaratory judgment action with respect to) any Isconova Patent Rights claiming or relating to Licensed Products or of using without proper authorization any Isconova Know-How or Isconova Improvements.  In the event that Isconova elects not to take action pursuant to this Section 7.2.2(a), Isconova shall so notify Genocea promptly in writing of its intention in good time to enable Genocea to meet any deadlines by which an action must be taken to establish or preserve any enforcement rights, and Genocea shall have the right, but not the obligation, to take any such reasonable measures to stop such infringing activities by such alleged infringer.

(b)                                 Isconova Collaboration IP: Joint Technology.  The following terms shall apply to all Joint Technology and all Isconova Collaboration IP.  In respect of Licensed Products in the Territory, Genocea shall have the first right, but not the obligation, to take any reasonable measures it deems appropriate to stop infringing activities in the Field in the Territory with respect to (including initiating or prosecuting an infringement or other appropriate suit or action against any Third Party who at any time has infringed, or is suspected of infringing, or defending any declaratory judgment action with respect to) any Joint Patent

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Rights claiming or relating to Licensed Products or of using without proper authorization any Joint Improvements, Joint Collaboration IP or Isconova Collaboration IP.  In the event that Genocea elects not to take action pursuant to this Section 7.2.2(b), Genocea shall so notify Isconova promptly in writing of its intention in good time to enable Isconova to meet any deadlines by which an action must be taken to establish or preserve any enforcement rights, and Isconova shall have the right, but not the obligation, to take any such reasonable measures to stop such infringing activities by such alleged infringer.  In any enforcement action involving Joint Technology, the Parties agree to be joined as parties to such enforcement action if necessary to enable the enforcement action.

(c)                                  Genocea Technology.  The following terms shall apply to all Genocea Patent Rights, Genocea Improvements, Genocea Collaboration IP and Genocea Know How owned by Genocea and, with respect to other Genocea Technology, to the extent permitted by the applicable licenses.  Genocea shall have the sole right, but not the obligation, to take any reasonable measures it deems appropriate to stop infringing activities in the Field in the Territory, including initiating or prosecuting an infringement or other appropriate suit or action against any Third Party who at any time has infringed, or is suspected of infringing, or defending any declaratory judgment action with respect to, any Genocea Patent Rights claiming or relating to Licensed Products or of using without proper authorization any Genocea Know-How, Genocea Improvements or Genocea Collaboration IP.

7.2.3.                  Procedures: Expenses and Recoveries.  The Party having the right to initiate any infringement suit under Section 7.2.2(a) or 7.22(b) above shall have the sole and exclusive right to select counsel for any such suit (which counsel shall be reasonably acceptable to the other Party) and shall pay all expenses of the suit, including attorneys’ fees and court costs and reimbursement of the other Party’s reasonable out-of-pocket expense in rendering assistance requested by the initiating Party.  If required under Applicable Law in order for the initiating Party to initiate or maintain such suit, or if either Party is unable to initiate or prosecute such suit solely in its own name or it is otherwise advisable to obtain an effective legal remedy, in each case, the other Party shall join as a party to the suit and shall execute and cause its Affiliates to execute all documents necessary for the initiating Party to initiate litigation to prosecute and maintain such action.  The initiating Party will keep the other Party reasonably informed of the status of the infringement suit.  At the initiating Party’s request, the other Party shall provide reasonable assistance to the initiating Party in connection with an infringement suit at no charge to the initiating Party except for reimbursement by the initiating Party of reasonable out-of-pocket expenses incurred in rendering such assistance.  The non-initiating Party may participate and be represented in any such suit by its own counsel at its own expense.  If the Parties obtain from a Third Party, in connection with such suit under Section 7.2.2(a) or 7.2.2(b), any damages, license fees, royalties or other compensation (including any amount received in settlement of such litigation), such amounts shall be allocated as follows:

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(a)                                 to reimburse each Party for all expenses of the suit, including attorneys’ fees and disbursements, court costs and other litigation expenses; and

(b)                                 eighty percent (80%) of the balance will be paid to the initiating Party and the remaining balance shall be paid to the non-initiating Party.

7.3                               Claimed Infringement of Third Party Rights.

7.3.1.                  Notice.  In the event that a Third Party at any time provides written notice of a claim to, or brings an action, suit or proceeding against, any Party, or any of their respective Affiliates or Sublicensees, claiming infringement of such Third Party’s patent rights or unauthorized use or misappropriation of its know-how based upon an assertion or claim arising out of the Development, Manufacture or Commercialization of a Licensed Product in the Territory (“Infringement Claim”), such Party shall promptly notify the other Party of the Infringement Claim or the commencement of such action, suit or proceeding, enclosing a copy of the Infringement Claim and all papers served.  Each Party agrees to make available to the other Party its advice and counsel regarding the technical merits of any such claim at no cost to the other Party and to offer reasonable assistance to the other Party at no cost to the other Party.

7.3.2.                  Right to Defend.  Genocea shall have the right, but not the obligation, to defend any Infringement Claim brought against Genocea or its Affiliates or Sublicensees arising out of the Development, Manufacture or Commercialization of a Licensed Product in the Territory.  With respect to any such Infringement Claim brought against Isconova or its Affiliates, Isconova shall notify Genocea, and the Parties, in good faith, shall determine who should defend such suit.  All litigation costs and expenses incurred by the Defending Party (as defined below) in connection with such Infringement Claim, and all damages, payments and other amounts awarded against, or payable by, either Party under any settlement with such Third Party shall be borne by the Defending Party,

7.3.3.                  Procedure.  The Party having the obligation or first right to defend an Infringement Claim shall be referred to as the “Defending Party.”  The Defending Party shall have the sole and exclusive right to select counsel for any Infringement Claim; provided that such counsel shall be reasonably acceptable to the other Party.  The Defending Party shall keep the other Party fully informed of any such claims, shall consult with the other Party with respect to the strategy and conduct of any defense of such claims, and shall provide the other Party with copies of all documents filed in, and all written communications relating to, any suit brought in connection with such claims, which copies of documents filed or communications sent by the Defending Party will be provided in advance of filing or sending.  The other Party may provide comments and suggestions with respect to any material actions to be taken by the Defending Party, and the Defending Party shall reasonably consider all comments and suggestions and shall take all prosecution actions reasonably recommended by the other Party.  The other Party may also participate and be represented in any such claim or related suit, at its own expense.  The other Party shall have the sole and exclusive right to control the defense of an Infringement Claim in the event the Defending Party fails to exercise its right to

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assume such defense within thirty (30) days following written notice from the other Party of such Infringement Claim.  No Party shall settle any claims or suits involving rights of another Party (or rights of such Party to the extent they are licensed to such other Party) without obtaining the prior written consent of such other Party, which consent shall not be unreasonably withheld.

7.3.4.                  Limitations.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN SECTION 10.6, THE FOREGOING STATES THE ENTIRE RESPONSIBILITY OF ISCONOVA AND GENOCEA, AND THE SOLE AND EXCLUSIVE REMEDY OF ISCONOVA OR GENOCEA, AS THE CASE MAY BE, IN THE CASE OF ANY CLAIMED INFRINGEMENT OF ANY THIRD PARTY PATENT RIGHTS OR UNAUTHORIZED USE OR MISAPPROPRIATION OF ANY THIRD PARTY’S KNOW-HOW.

7.4                               Other Infringement Resolutions.  In the event of a dispute or potential dispute that has not ripened into a demand, claim or suit of the types described in Sections 7.2 and 7.3 of this Agreement (e.g., actions seeking declaratory judgments and revocation proceedings), the same principles governing control of the resolution of the dispute, consent to settlements of the dispute, and implementation of the settlement of the dispute shall apply.

7.5                               Product Trademarks & Product Designation.  Genocea shall select and own the Product Trademarks for each Licensed Product and shall be solely responsible for filing and maintaining the Product Trademarks in the Territory.  Genocea shall assume full responsibility, at its sole cost and expense, for any infringement of a Product Trademark for a Licensed Product by a Third Party (and shall retain in full any recoveries for such infringement) and shall defend and indemnify Isconova for and against any claims of infringement of the rights of a Third Party by Isconova’s use of a Product Trademark in connection with a Licensed Product in accordance with the terms of this Agreement.  In addition, Genocea shall have the right to select the product designation or generic name for the Licensed Product.

7.6                               Marking.  Each Party agrees to mark, and to require any Affiliate or Sublicensee, to mark any Licensed Product (or their containers or labels) made, sold, or otherwise distributed by it or them with any notice of patent rights necessary or desirable under Applicable Law to enable the Licensed Patent Rights to be enforced to their full extent in any country where Licensed Products are made, used, sold, or offered for sale.

7.7                               Patent Term Extensions.  The Parties shall use reasonable efforts to obtain all available supplementary protection certificates (“SPC”) and other extensions of the Isconova Patent Rights and Joint Patent Rights (including those available under the Hatch-Waxman Act).  Each Party shall execute such authorizations and other documents and take such other actions as may be reasonably requested by the other Party to obtain such extensions.  The Parties shall cooperate with each other in gaining patent term restorations, extensions or SPCs wherever applicable to Isconova Patent Rights or Joint Patent Rights.  The Party first eligible to seek patent term restoration or extension of any such Patent Rights or any SPC related thereto may do so; provided that, if in any country the first Party has an option to extend the patent term for only

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one of several patents, the first Party shall consult with the other Party before making the election.  If more than one patent is eligible for extension or patent term restoration, the Parties shall select in good faith a strategy that shall maximize patent protection and commercial value for each Licensed Product.  All filings for such extensions and certificates shall be made by the Party to whom responsibility for Prosecution of the Isconova Patent Rights or Joint Patent Rights are assigned; provided that, in the event that the Party to whom such responsibility is assigned elects not to file for an extension or SPC, such Party shall (a) inform the other Party of its intention not to file, (b) grant the other Party the right to file for such extension or SPC in the Patent Rights’ owner’s name, and (c) provide all necessary assistance in connection therewith.

ARTICLE 8
CONFIDENTIALITY

8.1                               Confidential Information.

8.1.1.                  Confidentiality.  All Confidential Information disclosed by a Party to the other Party during the Agreement Term shall be used by the receiving Party solely in connection with the activities contemplated by this Agreement, shall be maintained in confidence by the receiving Party and, except as set forth in this ARTICLE 8, shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party.  Isconova and Genocea each agrees that it shall provide Confidential Information received from the other Party only to its employees, consultants and advisors, and to the employees, consultants and advisors of such Party’s Affiliates or Sublicensees, and Third Parties acting on behalf of such Party, who have both (i) a need to know such Confidential Information in order to perform activities pursuant to this Agreement and (ii) an obligation, which shall be no less stringent than those obligations contained in this ARTICLE 8, to treat such information and materials as confidential.  Each Party shall be responsible for a breach of this ARTICLE 8 by its Affiliates, Sublicensee, Third Parties acting on behalf of such Party, and their respective employees, consultants and advisors.  All obligations of confidentiality imposed under this ARTICLE 8 shall expire seven (7) years following termination or expiration of this Agreement.

8.1.2.                  Authorized Disclosure.  Notwithstanding the provisions of Section 8.1.1 and Section 8.2, each Party may disclose Confidential Information belonging to the other Party to the extent such disclosure is reasonably necessary to:

(a)                                 comply with Applicable Laws;

(b)                                 Prosecute patent applications as contemplated by this Agreement;

(c)                                  defend or prosecute litigation in accordance with ARTICLE 7; provided that the receiving Party provides prior written notice of such disclosure to the disclosing Party and takes reasonable and lawful actions to avoid or minimize the degree of such disclosure;

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(d)                                 make filings and submissions to, or correspond or communicate with, any Regulatory Authority or clinical registry, including for purposes of obtaining authorizations to conduct clinical trials of, and to Commercialize, Licensed Products pursuant to this Agreement; and

(e)                                  exercise its rights hereunder; provided such disclosure is covered by terms of confidentiality similar to those set forth herein.

In the event a Party shall deem it reasonably necessary to disclose Confidential Information belonging to the other Party pursuant to this Section 8.1.2, such Party shall to the extent possible give reasonable advance notice of such disclosure to the other Party and take reasonable measures to ensure confidential treatment of such information.

8.1.3.                  Additional Authorized Use of Confidential Information.  The Parties acknowledge that they each may engage in fundraising activities with private investors.  In such event, the Parties may disclose the existence of this Agreement, including its terms and subject matter, under terms of confidentiality no less strict than those contained in this Agreement, to such investors or potential investors in or potential licensees of the disclosing Party conducting due diligence in each instance.

8.2                               Publication Review.  Except as required by law, from and after the Effective Date, and subject to Section 3.2.1, Genocea shall have the sole right to publish or present the results of any work relating to the Licensed Products in the Field.

8.3                               Public Announcements and Use of Names.  No disclosure of the existence of, or the terms of, this Agreement, including the names of the Parties, may be made by either Party, and no Party shall use the name, trademark, trade name or logo of the other Party or its employees in any publicity, news release or disclosure relating to this Agreement or its subject matter, in each case, without the prior written permission of the other Party, which permission shall not be unreasonably withheld or delayed, and except as may be required by law, governmental regulations, or valid order of a court or other governmental authority, or by stock market regulations or expressly permitted by the terms hereof, including Section 8.1.2, and except that either Party may disclose the existence and terms of this Agreement, including the names of the Parties, to any potential partner or investor under appropriate terms of confidentiality.  Notwithstanding the foregoing, Genocea, in its sole discretion, may determine the timing and content of any press release with respect to activities conducted hereunder beginning with the Phase 1 Clinical Trials with respect to each Licensed Product and all activities thereafter; provided that Genocea may not use Isconova’s name in any such press release without the prior written consent of Isconova, except for the limited purpose of identifying Isconova as the licensor of the Licensed Technology.

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ARTICLE 9
TERM AND TERMINATION

9.1                               Term.  The term of this Agreement shall commence on the Effective Date and expire, unless this Agreement is terminated earlier in accordance with this ARTICLE 9 or Section 6.11, on a Licensed Product-by-Licensed Product and country-by-country basis, upon the expiration of the Royalty Term with respect to the sale of such Licensed Product in such country in the Territory.  Upon the expiration of this Agreement pursuant to this Section 9.1, all licenses granted by Isconova under this Agreement for such Licensed Product in such country shall become fully paid-up, perpetual, non-exclusive, sublicensable (subject to Section 3.1.5).  irrevocable, royalty-free licenses.

9.2                               Termination for Cause.  Except as otherwise set forth in this Section, either Party may terminate this Agreement, in its entirety or, at the terminating Party’s option, on a Licensed Product-by-Licensed Product or country-by-country basis, at any time during the term of this Agreement upon written notice to the other Party if such Party (the “Breaching Party”) is in breach of its material obligations hereunder and has not cured such breach within [* * *] days after notice requesting cure of the breach; provided that, notwithstanding the foregoing, in the event of a breach of a material obligation that is capable of being cured, but is not reasonably capable of being cured within the [* * *]-day cure period, if the Breaching Party (i) proposes within such [* * *]-day period a written plan to cure such breach within a defined time frame, (ii) makes Commercially Reasonable Efforts to cure such default and to implement such written cure plan, then the non-breaching Party may not terminate this Agreement until: (i) after an additional [* * *]-day period following the [* * *]-day cure period or (ii) until the Breaching Party ceases, in the other Party’s sole reasonable opinion, to diligently pursue such cure in accordance with such plan, whichever occurs first.  Notwithstanding the foregoing, in the event that Genocea breaches its obligations under Section 5.4.4 of this Agreement and such breach is not cured within the applicable periods set forth in this Section, Isconova’s sole remedy as a result of such breach shall be to convert the license granted pursuant to Section 3.1.1 from an exclusive license to a non-exclusive license for that portion of the Exclusive Field with respect to which Genocea has breached such Section 5.4.4 (i.e.  HSV or Chlamydia, as applicable).  Isconova acknowledges that a material breach by Isconova of its obligations under Sections 4.2 or 6.8 (and such breach is not cured within the applicable periods set forth in this Section) shall be deemed a breach by Isconova of its material obligations hereunder, without limiting other breaches of this Agreement being deemed a breach of Isconova’s material obligations hereunder,

9.3                               Termination on Insolvency.  This Agreement may be terminated upon written notice of a Party to the other Party (the “Insolvent Party”) at any time during the Agreement Term upon the filing or institution of bankruptcy, reorganization, liquidation or receivership proceedings, or upon an assignment of a substantial portion of the assets for the benefit of creditors by the Insolvent Party; provided, however, that in the event of any involuntary bankruptcy or receivership proceeding such right to terminate shall only become effective if the Insolvent Party consents to the involuntary bankruptcy or receivership or such proceeding is not dismissed within [* * *] days after the filing thereof.

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9.4                               Termination for Challenge.  In the event that Genocea or any of its Affiliates commences any proceeding which seeks to have any of the Isconova Patent Rights revoked or declared invalid, un-patentable, or unenforceable, Isconova may terminate this Agreement immediately upon written notice to Genocea.

9.5                               Termination for Convenience.  At any time, Genocea may terminate this Agreement, on a country-by-country or Licensed Product-by-Licensed Product basis or in its entirety, for any reason, upon [* * *] days’ advance written notice to Isconova.  Such termination shall not give rise to the payment of any penalty, damages or indemnity by Genocea and aside from those obligations explicitly intended to survive termination of this Agreement set forth in Section 9.10 below, upon such termination Genocea shall have no further obligations to Isconova hereunder.

9.6                               Effects of Termination.

9.6.1.                  Termination by Isconova.  Without limiting any other legal or equitable remedies that Isconova may have, if Isconova terminates this Agreement in accordance with Section 9.2, Section 9.3 or Section 9.4, then (i) all licenses granted to Genocea under this Agreement shall terminate, (ii) the licenses granted to Isconova under Section 3.2 shall continue in perpetuity, (iii) Isconova shall have the right to immediately terminate the Supply and Manufacturing Agreement pursuant to Section 6.2(a) of such agreement; and (iv) any tangible manifestations and embodiments of Isconova’s Confidential Information provided by or on behalf of Isconova pursuant to this Agreement shall be promptly returned by Genocea to Isconova or destroyed by Genocea.

9.6.2.                  Termination by Genocea for Material Breach.  Without limiting any other legal or equitable remedies that Genocea may have, if Isconova is the Breaching Party and Genocea terminates this Agreement in accordance with Section 9.2, then (i) the license granted to Isconova pursuant to Section 3.2 shall terminate, (ii) the licenses granted to Genocea under Section 3.1 shall continue in perpetuity; provided that Genocea will remain bound by its obligations hereunder with respect to records, audit and indemnity, (iii) all future royalties payable by Genocea under this Agreement shall be reduced by [* * *], (iv) Genocea shall have the right to immediately terminate the Supply and Manufacturing Agreement pursuant to Section 6.2(a) of such agreement (with the effect that Section 6.3(c) of such agreement shall apply); (v) Genocea shall have no obligation to pay any milestones arising under this Agreement after the effective date of such termination; (vi) Isconova shall continue to be solely responsible for all royally, milestone, and other payments owed to any other third party licensor pursuant to an agreement executed by Isconova prior to the Effective Date and (vii) any tangible manifestations or embodiments of Genocea’s Confidential Information provided by or behalf of Genocea pursuant to this Agreement shall be promptly returned by Isconova to Genocea or destroyed by Isconova.

9.6.3.                  Termination by Genocea for Insolvency.  Without limiting any other legal or equitable remedies that Genocea may have, if Isconova is the Insolvent Party and Genocea terminates this Agreement in accordance with Section 9.3, then (i) the license granted to Isconova pursuant to Section 3.2 shall terminate, (ii) the licenses granted to

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Genocea under Section 3.1, shall continue, in perpetuity, provided that Genocea will remain bound by its obligations hereunder with respect to payment of royalty, milestones, records, audit and indemnity; (iii) for the avoidance of doubt, Genocea’s rights and Isconova’s obligations under Section 6.8 shall survive; (iv) Isconova shall continue to be solely responsible for all royalty, milestone, and other payments owed to any other third party licensor pursuant to an agreement executed by Isconova prior to the Effective Date and (v) any tangible manifestations or embodiments of Genocea’s Confidential Information provided by or behalf of Genocea pursuant to this Agreement shall be promptly returned by Isconova to Genocea or destroyed by Isconova.

9.6.4.                  Other Effects of Termination.  In the event that, with respect to a particular country and/or Licensed Product, Isconova terminates this Agreement for cause under Section 9.2 or Section 9.3 or Genocea terminates this Agreement for convenience under Section 9.5, all licenses granted to Genocea under this Agreement with respect to the applicable country or Licensed Product shall terminate.

9.7                               Sell-Down.  If Genocea, its Affiliates or Sublicensees at the time of termination of this Agreement for any reason possess Licensed Product, have started the Manufacture thereof or have accepted orders therefor, Genocea, its Affiliates or Sublicensees shall have the right, for up to one (1) year following the date of termination, to sell their inventories thereof, complete the Manufacture thereof and Commercialize such fully-Manufactured Licensed Product, in order to fulfill such accepted orders or distribute such fully-Manufactured Licensed Product, subject to the obligation of Genocea to pay Isconova the royalty payments as provided in ARTICLE 6 of this Agreement.

9.8                               Transfer of Records.  Upon expiration of this Agreement or in the event that Genocea terminates this Agreement for cause under Section 9.2, Isconova will continue to maintain all records described in Section 4.5 or transfer them to Genocea, as requested by Genocea.

9.9                               Rights in Bankruptcy.  All rights and licenses granted under or pursuant to this Agreement by Isconova or Genocea, including those set forth in ARTICLE 3, are, and shall otherwise be deemed to be, for purposes of Section 365(n) of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States, licenses of right to “intellectual property” as defined under Section 101 of the U.S. Bankruptcy Code or analogous provisions of Applicable Law outside the United States (hereinafter “IP”).  The Parties agree that Genocea or Isconova, as applicable, as licensee of such rights under this Agreement, shall retain and may fully exercise all of its rights and elections under the U.S. Bankruptcy Code or any other provisions of Applicable Law outside the United States that provide similar protection for IP.  Upon the bankruptcy of Isconova or Genocea, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such IP, and such IP, if not already in such Party’s possession, shall be promptly delivered to such Party.

9.10                        Effect of Expiration or Termination; Survival.  Expiration or termination of this Agreement shall not relieve the Parties of any obligation accruing prior to such expiration or termination.  The provisions of ARTICLE 8 (Confidentiality), ARTICLE 9 (Term and

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Termination), ARTICLE 11 (Miscellaneous Provisions) and Sections 3.3 (Ownership of Improvements/Collaboration IP), 10.4 (Warranty Disclaimer), 10.5 (No Consequential Damages), 10.6 (Indemnification and Insurance), as well as Sections 7.1 (Prosecution of Patent Rights), 7.2 (Enforcement of Patent Rights), 7.3 (Claimed Infringement of Third Party Rights) and 7.5 (Product Trademarks & Product Designation) shall survive any expiration or termination of this Agreement.  Any expiration or early termination of this Agreement shall be without prejudice to the rights of either Party against the other accrued or accruing under this Agreement before termination.

ARTICLE 10
REPRESENTATIONS AND WARRANTIES; INDEMNIFICATION

10.1                        Mutual Representations and Warranties.  Each Party hereby represents and warrants to the other Party that as of the Effective Date:

10.1.1.           It is duly organized and validly existing under the laws of its jurisdiction of incorporation or formation and has full corporate or other power and authority to enter into this Agreement and to carry out the provisions hereof.  Further, except for any Regulatory Approvals, pricing or reimbursement approvals, manufacturing approvals or similar approvals necessary for the Development, Manufacture or Commercialization of the Licensed Products, all necessary consents, approvals and authorizations of all government authorities required to be obtained by such Party as of the Effective Date in connection with the execution, delivery and performance of this Agreement have been obtained by the Effective Date;

10.1.2.           It is duly authorized to execute and deliver this Agreement and to perform its obligations hereunder, and the person or persons executing this Agreement on its behalf has been duly authorized to do so by all requisite corporate action;

10.1.3.           This Agreement is legally binding upon it and enforceable in accordance with its terms.  The execution, delivery and performance of this Agreement by it does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party and by which it may be bound; and

10.1.4.           It shall at all times comply in all material respects with all Applicable Laws relating to its activities under this Agreement.

10.2                        Isconova Representations and Warranties.  Isconova hereby represents and warrants to Genocea that as of the Effective Date:

10.2.1.           Isconova has disclosed to Genocea (i) information and documents in its possession relating to all allegations made against Isconova and its Affiliate AdVet AB by the Australian company CSL Ltd.  (“CSL”) regarding the Licensed Technology (the “CSL Allegations”) and (ii) that the so-called Iscom IV patents (EP 0436620B1, W09003184, US5679354 and filings related thereto) (collectively herein the “620

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Patents”) and the patent publication W09611711 and patents related thereto (the “703 Patents”) are proprietary to CSL and that Isconova does not Control the ‘620’ or ‘703’ Patents nor otherwise has any rights to grant licenses under the ‘620 Patents’ or ‘703 Patents’ for human use, including within the Field.  Isconova has disclosed to Genocea all material information relating to the ‘620 Patents and ‘703 Patents, and the CSL Allegations that were in Isconova’s possession as of the Effective Date, and that any documents relating to the CSL Allegations against Isconova and its Affiliate AdVet AB contain accurate information on the claims alleged by CSL against Isconova and its Affiliates on or prior to the Effective Date, and that Isconova has not omitted any material documents relating to the correspondence between Isconova’s and CSL’s attorneys in this matter.  Except for claims made in the CSL Allegations regarding the ‘620 Patent’ and the ‘703 Patent’, the practice of the Matrix-A, Matrix-C and Matrix-M technologies by Isconova and by Genocea in accordance with the terms of this Agreement does not infringe the Patent Rights of any Third Party.

10.2.2.           Isconova solely owns or has an exclusive license in the Field to the Isconova Patent Rights existing as of the Effective Date and is entitled to grant the licenses specified herein.  Isconova has not previously assigned, transferred, conveyed or otherwise encumbered its right, title and interest in the Licensed Technology in a manner that conflicts with any rights granted to Genocea hereunder.  During the Agreement Term, Isconova shall not encumber the rights granted to Genocea hereunder with respect to the Licensed Patent Rights in a manner that conflicts with any right granted to Genocea hereunder.

10.2.3.           Except for the CSL Allegations, Isconova has not received any claims from a Third Party that the Licensed Patent Rights or the use thereof in the Field infringes or shall infringe any Third Party patent or other proprietary right.

10.2.4.           Other than as set forth above in relation to the CSL Allegations, the ‘620 Patents’ and the ‘703 Patents’, there are no claims, judgments or settlements against or owed by Isconova or its Affiliates or pending or threatened claims or litigation relating to the Licensed Technology that would impact activities under this Agreement.

10.2.5.           As of the Effective Date, neither Isconova, any of its respective employees, its Affiliates nor its agents, in their capacity as such, have been disqualified or debarred by the FDA, pursuant to 21 U.S.C.  §§ 335(a) or (b), or been charged with or convicted under United States law for conduct relating to the development or approval, or otherwise relating to the regulation of any Licensed Product under the Generic Drug Enforcement Act of 1992, or any other relevant law, rule, or regulation or been disbarred, disqualified, or convicted under or for any equivalent or similar applicable foreign law, rule, or regulation.

10.2.6.           The Isconova Patent Rights have been filed and diligently prosecuted in accordance with all Applicable Laws in the Territory and have been maintained, with all applicable fees with respect thereto having been paid.

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10.2.7.           Each of the issued Isconova Patent Rights is valid and enforceable.  Isconova does, however, not give any representations or warranties that any patent applications in the Licensed Patent Right will grant.

10.3                        Genocea Representations and Warranties.  Genocea represents and warrants to Isconova that as of the Effective Date, and to the best knowledge of Genocea or its Affiliates, there are no claims, judgments or settlements against or owed by Genocea or its Affiliates or pending or threatened claims or litigation relating to the Genocea Technology that would impact activities under this Agreement.

10.4                        Warranty Disclaimer.  EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.  EACH PARTY HEREBY DISCLAIMS ANY REPRESENTATION OR WARRANTY THAT THE DEVELOPMENT, MANUFACTURE OR COMMERCIALIZATION OF ANY LICENSED PRODUCT UNDER THIS AGREEMENT SHALL BE SUCCESSFUL.

10.5                        No Consequential Damages.  NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 10.5 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 8.

10.6                        Indemnification and Insurance.

10.6.1.           Indemnification by Genocea.  Genocea shall indemnify, hold harmless, and defend Isconova, its Affiliates, and their respective directors, officers, employees and agents and their respective successors, heirs and assigns (collectively, the “Isconova Indemnitees”) from and against any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys’ fees and expenses of litigation and costs for enforcing this indemnity) (collectively, the “Losses”) to the extent arising out of or resulting from (a) any material breach of any representation or warranty made by Genocea in this Agreement, or any material breach of any covenant or agreement of Genocea in or pursuant to this Agreement or (b) any claims of any nature relating to Development, Manufacturing, and Commercialization activities performed by, on behalf of or under the authority of Genocea, its Affiliates or Sublicensees under this Agreement with the exception of those activities performed by Isconova pursuant to the

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terms of this Agreement.  Notwithstanding the foregoing, Genocea shall have no obligation to indemnify the Isconova Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by Isconova in this Agreement, or any breach or violation of any covenant or agreement of Isconova in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the Isconova Indemnitees.

10.6.2.           Indemnification by Isconova.  Isconova shall indemnify, hold harmless, and defend Genocea, its Affiliates, and their respective directors, officers, employees and agents and their respective successors, heirs and assigns (“Genocea Indemnitees”) from and against any and all Losses to the extent arising out of or resulting from (a) any material breach of any representation or warranty made by Isconova in this Agreement, or any material breach of any covenant or agreement of Isconova in or pursuant to this Agreement or (b) any claims of any nature relating to any activities performed by, on behalf of or under the authority of Isconova under this Agreement with the exception of those activities performed by Genocea pursuant to the terms of this Agreement.  Notwithstanding the foregoing, Isconova shall have no obligation to indemnify the Genocea Indemnitees to the extent that the Losses arise out of or result from, directly or indirectly, any breach of, or inaccuracy in, any representation or warranty made by Genocea in this Agreement, or any breach or violation of any covenant or agreement of Genocea in or pursuant to this Agreement, or the negligence or willful misconduct by or of any of the Genocea Indemnitees.

10.6.3.           Indemnification Procedure.  In the event of any such claim against any Genocea Indemnitee or Isconova Indemnitee (individually, an “Indemnitee”), the indemnified Party shall promptly notify the other Party in writing of the claim and the indemnifying Party shall manage and control, at its sole expense, the defense of the claim and its settlement.  The Indemnitee shall cooperate with the indemnifying Party and may, at its option and expense, be represented in any such action or proceeding.  The indemnifying Party shall not be liable for any settlements, litigation costs or expenses incurred by any Indemnitee without the indemnifying Party’s prior written authorization.  Notwithstanding the foregoing, if the indemnifying Party believes that any of the exceptions to its obligation of indemnification of the Indemnitees set forth in Section 10.6.1 or 10.6.2 may apply, the indemnifying Party shall promptly notify the Indemnitees, which may be represented in any such action or proceeding by separate counsel at their expense; provided that the indemnifying Party shall be responsible for payment of such expenses if the Indemnitees are ultimately determined to be entitled to indemnification from the indemnifying Party.  Any other provision of this ARTICLE 10 to the contrary, no Indemnitee under this Agreement shall be required to waive a conflict of interest under any applicable rules of professional ethics or responsibility if such waiver would be required for a single law firm to defend both the indemnifying Party and one or more Indemnitees.  In such case, the indemnifying Party shall provide a defense of the affected Indemnitees through a separate law firm reasonably acceptable to the affected Indemnitees at the indemnifying Party’s expense.

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10.6.4.           Joint Defendants.  If a product liability suit is brought against either Party relating in any way to a Licensed Product, and it is not clear from the allegations in the complaint or the known facts surrounding the allegations in the complaint as to whether a claim exists for which there is a right of indemnification pursuant to Section 10.6.1 or 10.6.2 above, then Genocea shall be responsible for controlling the defense of such suit in the first instance.  During such period that Genocea is controlling such defense, with regard to the costs of such defense, including attorneys’ fees, Genocea and Isconova each shall be responsible for 50% of all such costs.  No settlement, consent judgment or other voluntary final disposition of any such suit may be entered into without the prior written consent of Isconova, which consent shall not be unreasonably withheld or delayed.  If, at any time in the course of such suit, it becomes apparent from discovery or otherwise that a claim exists for which indemnification may be obtained in accordance with Section 10.6.1 or 10.6.2 above, then the indemnification provisions of either Section 10.6.1 or above, whichever is applicable, and the indemnification procedures of Section 10.6.3 shall become applicable and govern further proceedings in the suit.

10.6.5.           Insurance.  As of the Effective Date and throughout the term of this Agreement, each Party shall procure and maintain, at its sole cost and expense, commercial general liability insurance to cover its indemnification obligation under Section 10.6.1 or 10.6.2 above, as applicable in amounts not less than US$ [* * *] per incident and US$ [* * *] annual aggregate.  Such insurance shall be procured with carriers having an A.M.  Best Rating of A-VII or better.  The minimum amounts of insurance coverage required under this Section 10.6.5 shall not be construed to create a limit on Genocea’s and Isconova’s liability with respect to their respective indemnification obligations under Sections 10.6.1 and 10.6.2 above.

ARTICLE 11
MISCELLANEOUS PROVISIONS

11.1                        Option to Acquire Isconova’s Human Business.  Isconova grants to Genocea an exclusive option to negotiate during a period of nine (9) months from the Effective Date an agreement under which Genocea would acquire the entire rights and operations of Isconova’s business in the human field.  Isconova’ business in the human field means the development, manufacture, marketing and sales, of Isconova adjuvant technology for the use in human vaccines and the research, development and commercialization of human vaccines using Isconova adjuvant technology.  During this nine-month option period, the Parties undertake to negotiate, in good faith, such agreement.  The parties shall aim to meet in person (or by telephone) within thirty (30) days from the date when Genocea has provided a proposal to Isconova.  Both Parties agree to be well prepared for such negotiations with a view to discuss with an open mind the merging of Genocea with Isconova’s human business.  To the extent practically possible, the Parties shall do their best to procure that majority shareholders participate in the negotiations.  For the avoidance of doubt, the undertaking in this Section 11.1 does not constitute a binding commitment on the Parties to enter into an agreement regarding the transactions contemplated herein.  There will be no agreement between the Parties with respect

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to the transactions set forth in this Section 11.1 until the receipt of all necessary management approvals of Isconova and Genocea and execution of a mutually acceptable definitive agreement by the Parties.

11.2                        Change of Control of Isconova.  During the Agreement Term, Isconova shall, upon becoming aware of a process or negotiation that may lead to a Change of Control of Isconova, including but not limited to an unsolicited Third Party proposal regarding a potential Change of Control of Isconova or any decision by Isconova’s shareholders, Board of Directors and/or officers to commence a process or negotiation that may lead to a Change of Control of Isconova, immediately notify Genocea in writing of any such circumstance.  Such written notice shall include, if available and applicable, the identity of the proposed Third Party who would take action to cause the Change of Control of Isconova and the terms of any offer(s).  Isconova shall allow Genocea and/or its Affiliates to make a competing or initial offer to enter into a Change of Control transaction with Isconova and Isconova shall reasonably and in good faith evaluate such offer.  In addition, if at any time during the Agreement Term, (i) Genocea and/or its Affiliates makes an unsolicited proposal to Isconova regarding a potential Change of Control of Isconova, and (ii) pays to Isconova an exclusive negotiation fee of U.S. Dollars [* * *], Isconova agrees that, during the 180-day period following such request (the “LockUp Period”), Isconova will exclusively negotiate with Genocea and/or its Affiliates in good faith the terms of a definitive agreement that would cause Genocea or its Affiliates to enter into a transaction with Isconova that would result in a Change of Control of Isconova; provided that only one such lock up period may occur during the Term of this Agreement and provided further, that any offer made by Genocea in response to Isconova’s notice delivered pursuant to the terms of this Section 11.1 shall not initiate a Lock-Up Period.  Genocea acknowledges that any acceptance of an offer by Genocea and/or its Affiliates under this Section 11.1 shall be subject to Isconova’s receipt of necessary shareholder approval to such offer.

11.3                        Dispute Resolution; Governing Law.

11.3.1.           Disputes.  Unless otherwise set forth in this Agreement, in the event of any dispute arising under this Agreement between the Parties, the Parties may refer such dispute to the respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute.  If the Parties are unable to resolve a given dispute pursuant to this Section 11.3.1 within sixty (60) days of referring such dispute to the Executive Officers, either Party shall be free to pursue any remedy that may be available to it at law or in equity.

11.3.2.           Jurisdiction.  All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with the said Rules.  The arbitrator may grant injunctive or other relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.  The Parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator shall have no authority to award,

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punitive or exemplary damages against either Party.  The costs of the arbitration, including administrative and arbitrator’s fees, as well as the other Party’s reasonable attorneys’ fees and expert witness fees shall be borne by the losing Party.  Nothing in this Section 11.3.2 shall preclude either Party from seeking interim or provisional relief in the form of a temporary restraining order, preliminary injunction, or other interim relief concerning a dispute prior to or during an arbitration pursuant to this Section 11.3.2 necessary to protect the interests of such Party.  If the arbitration is initiated by Isconova, the place of arbitration shall be Boston, MA, USA, and if the arbitration is initiated by Genocea, the place of the arbitration shall be Stockholm, Sweden.  The arbitration proceedings shall be conducted in English.

11.3.3.           Governing Law.  This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the Commonwealth of Massachusetts notwithstanding the provisions governing conflict of laws under such Massachusetts law to the contrary.

11.4                        Assignment.  Except as provided in this Section 11.4, this Agreement may not be assigned or otherwise transferred, nor may any right or obligation hereunder be assigned or transferred, by either Party without the consent of the other Party; provided, however, that without the other Party’s consent, (i) Genocea may assign this Agreement and its rights and obligations hereunder in whole or in part to an Affiliate or pursuant to a Change of Control of Genocea, (ii) Isconova may assign this Agreement and its rights and obligations hereunder in whole or in part to a wholly-owned Affiliate subsidiary of Isconova; provided that Isconova shall guarantee and remain responsible for the performance and all obligations of such Affiliate assignee under this Agreement, and that such Affiliate assignee shall in no event assign this Agreement and its rights and obligations hereunder in whole or in part, including, without limitation to an Affiliate or pursuant to a Change of Control, without Genocea’s prior written consent which shall be conditioned in part on Genocea’s reasonable satisfaction that the assignee has sufficient reasonable resources to comply with all of Isconova’s obligations under this Agreement and (iii) Isconova may assign this Agreement and its rights and obligations hereunder in whole or in part pursuant to a Change of Control of Isconova; provided, however, that Genocea’s prior written consent must be obtained to Isconova’s assignment of this Agreement or any of Isconova’s rights and/or obligations hereunder to an entity or an affiliate of an entity who has announced the development and/or commercialization of, or Isconova is aware is developing and/or commercializing, a product for the treatment, prevention and/or modulation of a Disease Field.  For the avoidance of doubt, the Parties agree that the condition in clause (ii) above which allows Genocea to withhold consent to an assignment if Genocea is not reasonably satisfied with the assignee’s capabilities to meet its obligations hereunder does not allow Genocea to unreasonably withhold or delay its consent to an assignment of this Agreement by an Affiliate assignee of Isconova in a bona-fide transaction, such as a restructuring and/or exit of Isconova’s human business (e.g. trough a major trade sale, initial public offering, venture capital investment).  To the extent that the assigning Party survives as a legal entity, the assigning Party shall remain responsible for the performance by its assignee of this Agreement or any obligations hereunder so assigned to such assignee; provided, that any assigning Party hereunder shall not be

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bound by this obligation in the event where an assignee has, to the non-assigning Party’s reasonable satisfaction, sufficient reasonable resources to comply with all of the assigning Party’s obligations under this Agreement.  In addition, Isconova shall not assign any interest in the Licensed Technology to any Third Party or Affiliate, and Genocea shall not assign any interest in the Joint Technology to any Third Party or Affiliate, unless such assignee agrees in writing that such assignment is subject to the terms and conditions of this Agreement and the rights granted to Genocea and Isconova, respectively, hereunder.

By way of non-limiting example of the application of this Section 11.4, Isconova may wish to reorganize and divide its business into a human business and a veterinary business, and, for this purpose, Isconova may set up a wholly-owned subsidiary (“NewCo”).  In that case, Isconova would be entitled to assign the Agreement and its rights and obligations thereunder in whole or in part to NewCo without needing Genocea’s prior consent.  Following such assignment, Isconova would guarantee NewCo’s performance under the Agreement as if Isconova had remained a party to the Agreement.  Isconova would be precluded from subsequently transferring a majority of the shares in NewCo to a Third Party without Genocea’s prior consent.  Likewise, NewCo would be precluded from assigning the Agreement to Third Party without Genocea’s prior consent.  Genocea would be precluded from unreasonably withholding or delaying its consent as described above if the transaction is a bona fide transaction.  In this particular case, Isconova would remain bound by its guarantee on behalf of NewCo until NewCo or a purchaser and/or assignee of NewCo would have, to Genocea’s reasonable satisfaction, sufficient reasonable resources to comply with all of Isconova’s/NewCo’s obligations under the Agreement.  Thus, Isconova would be released from this guarantee (i) upon Genocea’s consent to (a) an assignment by NewCo of the Agreement to a Third Party or (b) Change of Control of NewCo (e.g. a transfer of the majority of the shares of NewCo to a Third Party), or (ii) in the event that NewCo would receive, to Genocea’s reasonable satisfaction, sufficient reasonable resources to comply with all of Isconova’s/NewCo’s obligations under the Agreement (e.g. after a financing round).

11.5                        Amendments.  This Agreement and the Exhibits referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral.  Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

11.6                        Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing and (a) delivered by hand, (b) sent by nationally recognized overnight delivery service, (c) sent by registered or certified mail, return receipt requested, postage prepaid, or (d) sent by facsimile transmission confirmed by prepaid, registered or certified mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication, in any event to the following addresses:

If to Genocea:	Genocea Biosciences, Inc.
161 First Street
Suite 2C

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Cambridge, MA 02142, USA
Attn: Chief Executive Officer
Telephone: (617) 876-8191
Fax: (617)876-8192

with a copy to:	Ropes & Gray LLP
One International Place
Boston, MA 02110, USA
Attn: Marc A. Rubenstein
Telephone: +1 617 951-7000
Fax: +1 617 235-0706

If to Isconova:	Isconova AB
Uppsala Science Park, SE-751 83 Uppsala,
Sweden
Attn: CEO
Telephone: +46 18 57 24 00
Fax: +46 18 57 24 01

with a copy to:	Advokatfirman Lindahl KB
SE-751 42 Uppsala, Sweden
Attn: Mikael Smedeby and Hugo Norlén
Telephone: +46 18 16 18 50
Fax: +46 16 14 46 79

Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided.

11.7                        Force Majeure.  No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the reasonable control of such Party, including the following; acts of god; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; terrorist act; rebellion; insurrection; riot; and invasion; provided that such Party provides notice to the other Party of such an event, and the non-performing Party uses Commercially Reasonable Efforts to cure such failure or omission resulting from one of the above causes as soon as is practicable; provided further that, in the event the suspension of performance continues for ninety (90) days, and such failure to perform would constitute a material breach of this Agreement in the absence of such force majeure event, the non-affected Party may terminate this Agreement for the nonperforming Party’s material breach.

11.8                        Compliance with Applicable Laws.  Neither Party shall export any technology licensed to it by the other Party under this Agreement except in compliance with United States export

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laws and regulations.  The Parties shall at all times comply with all material laws and regulations applicable to its activities under this Agreement.

11.9                        Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Genocea or Isconova to act as agent for the other.  Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.10                 Further Assurances.  Each Party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.11                 No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

11.12                 Headings.  The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

11.13                 No Implied Waivers; Rights Cumulative.  No failure on the part of Genocea or Isconova to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

11.14                 Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid provisions for such invalid, illegal or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions.  In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

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11.15                 No Third Party Beneficiaries.  No person or entity other than Genocea, Isconova and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

11.16                 Execution in Counterparts.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the Parties have executed this License and Collaboration Agreement as of the date first set forth above.

GENOCEA BIOSCIENCES, INC.

By:	/s/ M. Leavenworth Bakali
Name:	M. Leavenworth Bakali
Title:	President and CEO

ISCONOVA AB

By:	/s/ Ulf Tossman
Name:	Ulf Tossman
Title:	Board Director

By:	/s/ Benet Falk
Name:	Benet Falk
Title:	President and CEO

By:	/s/ Eva-Lotta Allen
Name:	Eva-Lotta Allen
Title:	Non-Executive Director

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Exhibit A – Isconova Patent Rights

Catchword	Full title	Claim category	First Priority date /Lapsing date	Number	Status
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]
[* * *]	[* * *]	[* * *]	[* * *]	[* * *]	[* * *]

1

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Exhibit B – Research and Phase 1 Supply Plan

[†]

1

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Exhibit C–l – Development and Scale-Up Plan

[•]

1

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Exhibit C–2 – Terms of Research. Preclinical and Clinical Supplies

Definitions:	[* * *]

Firm Orders:	[* * *]

Availability:	[* * *]

Price for supplies of Research Reagents:	[* * *]

Price for supplies of Preclinical or Clinical Supplies:	[* * *]

Quantities of Clinical Supplies:

Delivery :	[* * *]

1

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Exhibit D – Supply and Manufacturing Agreement

1

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Execution Copy

SUPPLY AND MANUFACTURING AGREEMENT

BY AND BETWEEN

GENOCEA BIOSCIENCES, INC.

AND

ISCONOVA AB

1

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

SUPPLY AND MANUFACTURING AGREEMENT

This SUPPLY AND MANUFACTURING AGREEMENT (this “Agreement”) is entered into as of August 5, 2009, (the “Effective Date”) by and between GENOCEA BIOSCIENCES, INC.  (“Purchaser”) and ISCONOVA AB (“Supplier” and collectively with Purchaser, the “Parties” and each a “Party”).

WHEREAS, Purchaser and Supplier have entered into a License and Collaboration Agreement, dated as of the date hereof (the “LCA”) pursuant to which Purchaser is licensing rights to certain assets from Supplier, including, without limitation, the Licensed Adjuvant (as defined in the LCA);

WHEREAS, the LCA contemplates that the Parties will enter into this Agreement on the Effective Date for (as defined in the LCA), pursuant to which Supplier will manufacture and supply to Purchaser Licensed Adjuvants necessary for the manufacture of the Licensed Products (as defined in the LCA) to be commercially sold; and

WHEREAS, Purchaser and Supplier wish to set forth their mutual agreements and understandings regarding the manufacture and supply of the Licensed Adjuvants.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto do hereby agree as follows:

ARTICLE 1
DEFINITIONS

1.1                               Definitions.  Any capitalized terms not defined in this Agreement shall have the same meaning ascribed to them in the LCA.

1.2                               Construction of Certain Terms and Phrases.  Except as otherwise explicitly specified to the contrary, (a) references to a Section, Article, Exhibit or Schedule means a Section or Article of, or Schedule or Exhibit to this Agreement, unless another agreement is specified, (b) the word “including” will be construed as “including without limitation,” (c) references to a particular statute or regulation include all rules and regulations thereunder and any predecessor or successor statute, rules or regulations, in each case, as amended or otherwise modified from time to time, (d) words in the singular or plural form include the plural and singular form, respectively, (e) words of any gender include each other gender, (f) “or” is disjunctive but not necessarily exclusive, (g) the word “will” shall be construed to have the same meaning and effect as the word “shall,” (h) whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified, and (i) references to a particular person include such person’s successors and assigns to the extent not prohibited by this Agreement.

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ARTICLE 2
SUPPLY

2.1                               Manufacture.  Subject to the terms of this Agreement, Supplier shall Manufacture and deliver Licensed Adjuvants to Purchaser in such quantities and at such times as ordered by Purchaser.  The Licensed Adjuvants supplied by Supplier pursuant to this Agreement shall meet the specifications jointly agreed to by Supplier and Purchaser as described in the Quality Agreement (the “Adjuvant Specifications”) and once agreed upon, the Adjuvant Specifications will be considered as Exhibit A attached hereto and shall be incorporated herein by reference.  The Adjuvant Specifications may be amended from time to time in accordance with this Agreement and the timelines in the Development and Scale-Up Plan.  The Licensed Adjuvants shall be manufactured and delivered in accordance with the Quality Agreement (as defined in Section 3.2).  During the Term (as defined in Section 6.1 herein), Supplier shall at all times maintain the resources necessary to Manufacture Licensed Adjuvants and shall provide, at its own expense, all labor and all materials, including, without limitation, all raw materials and ingredients, required for the Manufacture of Licensed Adjuvants (such materials, the “Materials”).

2.2                               Manufacturing Scale-Up.  Supplier shall scale up its Manufacturing processes as such processes relate to the Licensed Adjuvant in accordance with the Development and Scale-Up Plan (as defined in the LCA).  Isconova undertakes to work diligently and shall use Commercially Reasonable Efforts to perform activities under the Development and Scale-Up Plan in accordance with the timeline set forth in the Development and Scale-Up Plan.  In the event that Supplier fails, for any reason not directly attributable to Purchaser, to perform such actions in accordance with such timetable, Purchaser shall be entitled to require Supplier to take the actions described in Section 6.3(c) in order to enable Purchaser to obtain Licensed Adjuvants from an alternate supplier.  Isconova will at all times during the Research Term maintain the necessary financial and human resources to complete the activities of Isconova set forth in the Development and Scale-Up Plan.

2.3                               Forecasts.  Beginning at least eighteen (18) months prior to the anticipated date of First Commercial Sale of a Licensed Product (the “Launch”), Purchaser shall submit to Supplier a forecast of Licensed Adjuvants that Purchaser anticipates ordering from Supplier during the eighteen (18) month period following the date of submission (broken down by Licensed Product and by 3-month periods, i.e.  quarters), and Purchaser shall thereafter update such forecast on a rolling eighteen (18) months basis every third (3rd) month thereafter (each, a “Rolling Forecast”).  Purchaser shall place purchase orders for at least the quantity of Licensed Adjuvants specified in the first three (3) months of each such Rolling Forecast, (such specified amount the “Binding Forecast”), subject, however to Section 2.4,  and the remaining fifteen (15) months shall be a good faith estimate.  Except as set forth in the immediately preceding sentence, Purchaser shall not be required to order any fixed minimum quantity of Licensed Adjuvants or any quantity of Licensed Adjuvants for which it does not actually have a need, notwithstanding any forecast or prior course of dealing.

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2.4                               Ramp-Up.  Purchaser agrees and acknowledges that Supplier has a lead-time to ramp-up its manufacturing process of [* * *], and that, notwithstanding anything to the contrary in this Agreement, for quarters following the first four (4) consecutive quarters in which Purchaser has place Firm Orders, Supplier shall not be obliged to supply Purchaser under this Agreement with quantities of Licensed Adjuvants exceeding (i) [* * *] of the average amount of Licensed Adjuvants specified in the Binding Forecasts for the preceding [* * *] in which Purchaser placed Firm Orders (as defined in Section 2.5 (a) and (ii) [* * *] of the average amount of Licensed Adjuvants specified in the Binding Forecasts for the preceding [* * *] in which Purchaser placed Firm Orders.

2.5                               Orders and Delivery.

(a)                                 Orders.  Purchaser shall place its orders for Licensed Adjuvants with Supplier by submitting a purchase order which sets forth (i) the quantity of Licensed Adjuvants ordered for delivery; and (ii) the delivery date for that order which shall be at least forty-five (45) days from the date such order (an “Order”).  Unless Supplier notifies Purchaser in writing within ten (10) Business Days of receipt of an Order that it is unable to deliver Licensed Adjuvants in accordance with such Order (such notice, a “Capacity Constraint Notice”), Supplier shall be deemed to have accepted such Order as a binding order (a “Firm Order”).  If Supplier delivers a Capacity Constraint Notice to Purchaser, such notice shall indicate the portion of such Order Supplier cannot supply by the requested delivery date and propose alternate delivery dates.  Parties shall use commercially reasonable efforts during the fifteen (15) Business Day period following delivery of the Capacity Constraint Notice to mutually agree upon a date(s) of delivery; provided, however, that Purchaser shall have no obligation to accept any alternate delivery dates.  If, after the 15 Business Day period referenced in the preceding sentence, the Parties do not reach agreement on a delivery date, Purchaser shall have the right to exercise its rights pursuant to Section 2.7 below.  Notwithstanding anything to the contrary in this Section 2.51.1(a). if (i) such Order subject to a Capacity Constraint Notice is an Excess Order (as described in Section 2.5(d) below) and (ii) the portion of such Order that Supplier cannot supply by the requested delivery date is no more than the number of Licensed Adjuvants requested by Purchaser which exceed the amount set forth in the Binding Forecast, then, with respect to the portion of the Order that exceeds the Binding Forecast only, Section 2.5(d) below, and not Section 2.7, shall apply in the event of any inability of Supplier to supply Licensed Adjuvants by Purchaser’s requested delivery date.

(b)                                 Cancellation of Orders.  Purchaser may cancel any Firm Order (in whole or in part) at any time prior to the delivery for any quantity of Licensed Adjuvant that Supplier has not completed Manufacturing pursuant to such Firm Order at the time that notice of cancellation is received by Supplier; provided that if Supplier has commenced but not completed the Manufacture of Licensed Adjuvants pursuant to such Firm Order, Purchaser shall reimburse Supplier for Material and labor costs in respect of any works-in-progress pursuant to such cancelled Firm Order (or part thereof) at the time notice of cancellation is received by Supplier.

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(c)                                  Delivery Terms.  All Licensed Adjuvants shall be delivered [* * *] (the “Facility”).  Time is of the essence for all deliveries of Licensed Adjuvants.  Packaging requirements will be mutually agreed upon between the Parties.

(d)                                 Excess Orders.  In the event that the actual amount of Licensed Adjuvants ordered by Purchaser in any Order exceed those set forth in the Binding Forecast (an “Excess Order”), Supplier shall use Commercially Reasonable Efforts to accept and supply such excess amount, Supplier shall notify Purchaser in writing within twelve (12) Business Days of receipt of an Excess Order as to whether it is able to deliver all of the Excess Order.  If Supplier cannot deliver the entire quantify ordered in the Excess Order, such notice shall indicate the portion of the Excess Order that Supplier cannot supply by the requested delivery date and shall specify alternate delivery dates for such portion.

(e)                                  Late Delivery.  If Supplier fails to deliver any Licensed Adjuvants within [* * *] days after the delivery date set forth on a Firm Order (the “Firm Delivery Date”), in addition to any remedies Purchaser may have under this Agreement, Supplier shall give Purchaser a credit to be applied to the purchase price owed for such Licensed Adjuvants (a “Late Delivery Credit”).  The amount of the Late Delivery Credit will vary based on the number of days a delivery follows the Firm Delivery Date, and will equal the following percentage of the purchase price for the Licensed Adjuvants that are delivered late:

Number of Days Late	Late Delivery Credit
[* * *]	[* * *]% of the purchase price for late Licensed Adjuvants
[* * *]	[* * *]% of the purchase price for late Licensed Adjuvants

Purchaser may apply the Late Delivery Credit to reduce (a) the amount due to Supplier under the invoice for late-delivered Licensed Adjuvants or (b) future payments due by Purchaser to Supplier under this Agreement, if any.

2.6                               Shortage of Supply.  If, at any time during the Term of this Agreement, Supplier (i) supplies Licensed Adjuvants to one or more Third Parties (as defined in the LCA) in addition to Purchaser and (ii) Supplier does not have the capacity to supply all purchasers of Licensed Adjuvants with the quantity of Licensed Adjuvants ordered by each such purchaser, Supplier shall deliver to Purchaser a percentage of all Licensed Adjuvants in Supplier’s supply equal to [* * *] divided by [* * *]; provided, however that during the first two (2) years after the first Firm Order placed by Purchaser under this Agreement, Supplier shall always fulfill Purchaser’s Firm Order for Licensed Adjuvants in full (or to the maximum extent possible) prior to fulfilling the orders of any other purchaser.  Supplier shall, at all times during the Term of this Agreement, possess a supply of Licensed Adjuvants in an amount more than or equal to the quantity of Licensed Adjuvants set forth in the preceding Binding Forecast.

2.7                               Alternative Supply.  Subject to Section 2.4,  Purchaser shall be relieved of its obligation to order its purchase requirements of Licensed Adjuvants from Supplier if Supplier, for any

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reason not directly attributable to Purchaser, is unable, becomes aware that it will be unable or is unwilling to supply Licensed Adjuvants meeting Purchaser’s Binding Forecast for any period of time and does not cure such failure within forty-five (45) days following Purchaser’s written notice to Supplier or Supplier’s written notice to Purchaser.  In any such event, after the 45-day cure period, Purchaser shall have the right to request a Technology Transfer under the terms of Section 6.3(c) regardless of whether Purchaser has elected to terminate this Agreement.  Once Purchaser has requested that Supplier conduct a Technology Transfer, Purchaser shall have no obligation to place any further Orders for Licensed Adjuvants from Supplier and may receive its supply of Licensed Adjuvants from a party or parties designated under Section 6.3(c).

2.8                               Cooperation of the Parties.  Supplier shall inform Purchaser promptly of any problems that could reasonably be expected to prevent Supplier from supplying the Licensed Adjuvants in accordance with the Rolling Forecast and/or a Firm Order.

2.9                               Records and Samples.  Supplier shall maintain all records relating to its obligations hereunder as required by current Good Manufacturing Practices (“cGMPs”) and current Good Laboratory Practices (“cGLPs”), as applicable, and Applicable Law for such time periods referenced thereby.  Supplier shall make such records available to Purchaser for Purchaser’s inspection and copying promptly following a written request by Purchaser.  In addition, Supplier shall retain a file sample properly stored from each lot or batch of Licensed Adjuvants supplied to Purchaser hereunder in accordance with cGMPs.

ARTICLE 3
COMPLIANCE, QUALITY AND ENVIRONMENTAL

3.1                               Sub-Manufacturers.  Any party listed on Exhibit B attached hereto and any additional Third Party who Supplier may, from time to time, designate as a sub-manufacturer under this Agreement (each such party, a “Sub-Manufacturer”) shall be able to conduct activities to assist with the performance of Supplier’s duties hereunder; provided, however that before any party is designated as a Sub-Manufacturer under this Agreement (i) Purchaser must give its written consent to such designation, such consent not to be unreasonably withheld, (ii) the proposed Sub-Manufacturer must agree to perform in accordance with the Development and Scale-Up Plan (as defined in the LCA) and the Quality Agreement, (iii) the proposed Sub-Manufacturer must agree in writing to transfer to Supplier all know-how and other information necessary or useful in the manufacturing and production of Licensed Adjuvants supplied hereunder, including, without limitation, the preparation, testing and storage of such Licensed Adjuvants and the handling, storage and disposal of any residues or wastes generated thereby so that in the event that Purchaser elects to exercise its rights related to Technology Transfer under Section 6.3(c) below, Purchaser will be able to manufacture (or have manufactured) the Licensed Adjuvant in a manner substantially identical to the manner such manufacturing was conducted under this Agreement; (iv) the Sub-Manufacturer must agree in writing that, in the event that Purchaser terminates this Agreement under Section 6.2(a) or Section 6.2(d), any and all agreements between it and Supplier related to the manufacture of Licensed Adjuvant will be assigned to Purchaser with respect to the supply of Licensed Adjuvants provided under this Agreement provided, however that in the case of the agreement between Supplier and [* * *] which has been

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entered into prior to the Effective Date, Supplier shall have twelve (12) months from the Effective Date to receive [* * *] written agreement to such subassignment.  Notwithstanding anything hereunder or anything in an agreement between a Sub-Manufacturer and Supplier, Supplier shall remain liable for any breach of this Agreement by any of its Sub-Manufacturers.

3.2                               Compliance with Law.  In the performance of its obligation to supply Licensed Adjuvants to Purchaser under this Agreement, Supplier shall (i) comply with all Applicable Laws, including those in any Regulatory Approval of any Regulatory Authority (including without limitation, cGMPs as applicable in each relevant country as defined in national and international accepted GMP compendia including PIC/C, WHO GMP Guide and Guide to Good Manufacturing Practices for Medicinal Products as promulgated under European Directive 91/356/EEC), (ii) manufacture the Licensed Adjuvants according to the Adjuvant Specifications, and (iii) obtain and comply with all Regulatory Approvals that are necessary for Supplier to perform its obligations hereunder.  Prior to the production of any cGMP supplies by Isconova under this Agreement, including without limitation the Preclinical Supplies, the Parties shall execute a Quality Agreement which shall have the table of contents attached hereto as Exhibit G and upon execution, such Quality Agreement shall be considered Exhibit G hereof in its entirety and attached hereto (the “Quality Agreement”).

3.3                               Manufacturing Quality.  All Licensed Adjuvants shall be manufactured in accordance with the Quality Agreement.  All Licensed Adjuvants shall be manufactured at Supplier’s facility or a designated facility of a Sub-Manufacturer (“Supplier Facility”) unless otherwise mutually agreed upon by the Parties.  Supplier shall sample and analyze all Materials upon receipt to ensure that such Materials are free of defects and meet the applicable specifications therefor.  Supplier shall take all necessary steps to prevent contamination and cross contamination of Licensed Adjuvants.  Licensed Adjuvants shall be unadulterated and free from contamination, diluents and foreign matter in any amount.  Supplier shall perform the quality control tests with respect to Licensed Adjuvants in accordance with the methods of analysis that have been suitably qualified and approved as set forth in the Quality Agreement (the “Methods of Analysis”), the cost of the same to be included in the price hereinafter specified.  Once established pursuant to the Quality Agreement, the Methods of Analysis will be considered as Exhibit C attached hereto and shall be incorporated herein by reference.  The Methods of Analysis may be amended from time to time in accordance with this Agreement Supplier shall promptly, upon completion of such tests, deliver to Purchaser a copy of the record of such tests performed on, and a Certificate of Analysis for, each shipment of Licensed Adjuvant to Purchaser.  Supplier shall deliver a representative sample from each shipment of Licensed Adjuvant to Purchaser’s designated representative by the date specified by such representative.

3.4                               Testing by Purchaser.  Purchaser may test the Licensed Adjuvant samples in accordance with the applicable Methods of Analysis.  If the analysis of any Licensed Adjuvant performed by or for Purchaser differs from Supplier’s analysis of the same sampled batch, Purchaser shall advise Supplier and Supplier and Purchaser agree to consult with each other in order to explain and resolve the discrepancy between each other’s determination.  If, after good faith attempt by the Parties to do so, such consultation does not resolve the discrepancy, an independent,

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reputable laboratory designated by Purchaser shall repeat the applicable Methods of Analysis on representative samples from such delivery of Licensed Adjuvant provided by or for Purchaser.  The costs of the independent laboratory referred to above shall be borne by (i) Purchaser if such laboratory determines that the Licensed Adjuvant conforms to the Adjuvant Specifications or (ii) Supplier if such laboratory determines that the Licensed Adjuvant does not conform to the Adjuvant Specifications.

(a)                                 If an independent laboratory determines that the Licensed Adjuvant does not conform to the Adjuvant Specifications, Purchaser may request in writing, and Supplier shall promptly send, a new delivery of Licensed Adjuvant (of similar quantity as to the amount of such Licensed Adjuvant being analyzed as set forth above) to Purchaser.  Purchaser shall not be obligated to pay for any Licensed Adjuvant (and if Purchaser has paid for such Licensed Adjuvant, Supplier shall promptly reimburse Purchaser) that an independent laboratory, in accordance with Section 3.4,  has determined does not conform to the Adjuvant Specifications.

3.5                               Samples and Record Retention.  Supplier shall retain records and retention samples of each shipped batch of Licensed Adjuvant for at least five (5) years after the delivery date of such Licensed Adjuvant and shall make the same available to Purchaser upon request.  During and after the term of this Agreement Supplier shall assist Purchaser with respect to any complaint, issue or investigation relating to a Licensed Adjuvant.

3.6                               Inspection.

(a)                                 By Purchaser.  Supplier shall give access to representatives of Purchaser, at all reasonable times during regular business hours, to the Supplier Facility and any other facility in which Licensed Adjuvants are Manufactured, tested and/or stored, and to all Manufacturing records with respect to Licensed Adjuvants, for the purpose of inspection.  Purchaser shall have the right while at any such Supplier Facility to inspect and copy Supplier’s records, permits, and licenses to evaluate work practices and compliance with all Applicable Laws, including but not limited to applicable regulations, occupational health and safety, and environmental laws and regulations, cGMP, cGLP and warehousing practices and procedures.  Notwithstanding any inspection performed by Purchaser, Supplier shall remain solely responsible for operating its facilities and for complying with its obligations under this Agreement.  Neither the rights granted to Purchaser pursuant to this Section 3.6. nor any inspection performance by Purchaser, shall impose any liability on Purchaser.

(b)                                 By Regulatory Authorities.  During Supplier’s normal business hours, Supplier will allow any Regulatory Authority to inspect the facilities of Supplier and any Third Party supplier where Licensed Adjuvants are manufactured and to review required documentation.  Supplier will immediately notify Purchaser of any inspection of such facilities by a Regulatory Authority that is reasonably related to Supplier’s performance hereunder or the subject matter of this Agreement, and Purchaser shall be given the opportunity to attend the portions of the summary, or wrap-up, meeting related to Licensed Adjuvants with such Regulatory Authority at the conclusion of such site inspection.  Supplier will provide to Purchaser a copy of any report or other written communications received from such Regulatory Authority in connection with such

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visit or inspection, and any written communications received from any Regulatory Authority relating to the Licensed Adjuvants or the manufacturing of Licensed Adjuvants within thirty (30) days after receipt thereof.

3.7                               Regulatory Approvals.  Each Party shall provide all documents or information reasonably requested by the other Party to support the other Party’s efforts to obtain, maintain, or defend Regulatory Approvals related to the Licensed Adjuvants or Licensed Products.

3.8                               Adverse Drug Experience Reporting.  The Parties agree to use commercially reasonable efforts to reach agreement on Adverse Event Reporting Procedures which will be set forth in Exhibit D attached hereto (as the same may be amended from time to time by notice in writing from Purchaser to Supplier, the “Adverse Event Reporting Procedures”) at least three (3) months prior to Launch but shall reach such agreement no later than one (1) month prior to Launch.  Supplier shall fully, accurately and promptly provide Purchaser with all data known to it at any time during the term of this Agreement or thereafter, which data indicate that any Licensed Product is or may be unsafe, lacks utility, or otherwise does not meet specifications in accordance with the Adverse Event Reporting Procedures, including, without limitation, any data or information received from Third Party partners or purchasers of Supplier that the Licensed Adjuvant is or may be unsafe, lacks utility, or otherwise does not meet specifications in accordance with the Adverse Event Reporting Procedures.  Purchaser shall solely determine whether such information is required to be reported to FDA and any other Regulatory Authority.

3.9                               Recalls.

(a)                                 Notification.  In the event that Supplier has any information, whether received directly or indirectly, which (i) may result in a Regulatory Authority issuing or requesting a recall or similar action in connection with the Licensed Product, or (ii) may result in the need for a recall or market withdrawal of the Licensed Product (each of the events in clause (i) and (ii), a “Recall”) Supplier shall promptly notify Purchaser in writing.  Supplier shall conduct an investigation as soon as reasonably practicable to determine the cause of any quality issue that has the reasonable potential to lead to a Recall and provide Purchaser with a written investigation report as soon as reasonably practicable and, in any case, in time to meet any required regulatory timeframe specified by Purchaser.

(b)                                 Responsibility.  Purchaser shall have sole discretion over whether and under what circumstances to require the Recall of Licensed Products.  Purchaser shall make all contacts with relevant Regulatory Authorities and shall be responsible for coordinating all activities in connection with any recall or withdrawal of any Licensed Products. In the event that Purchaser initiates a Recall, Purchaser shall promptly notify Supplier.  Supplier shall cooperate with Purchaser in executing any Recall.  Purchaser shall keep Supplier fully informed of any such Recall, shall consult with Supplier with respect to the strategy and conduct of any Recall.  Purchaser shall reasonably consider all comments and suggestions by Supplier.  To the extent permitted by Applicable Law, Supplier may also participate and be represented in any such Recall, at its own expense if such Recall substantially relates to the Manufacturing activities performed by Supplier under this Agreement.

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(c)                                  Costs of Recall.  Supplier shall reimburse Purchaser for all reasonable costs incurred by Purchaser in implementing a Recall of a Licensed Product resulting from (i) the failure of any Licensed Adjuvant to meet Adjuvant Specifications at the time of delivery of Licensed Adjuvant by Supplier or (ii) Supplier’s failure to manufacture any Licensed Adjuvant in accordance with cGMP and all other Applicable Laws.  Purchaser shall be responsible for the costs incurred in implementing any other Recall.  Any dispute between the Parties as to which Party is responsible for the costs of a Recall will be governed by the dispute resolution mechanism in Section 10.1 below.

3.10                        Environmental, Occupational Health and Safety.  Supplier shall report to Purchaser as soon as possible after any of the following incidents related to the Manufacturing operations hereunder occurs:

(i)                                     fatalities and/or significant injuries or occupational illness;

(ii)                                  property damage in excess of US$50,000;

(iii)                               inspections by any environmental protection agency or occupational health and safety agency; or

(iv)                              requests for information, notices of violations or other significant governmental and safety agency communications relating to environmental, occupational health and safety compliance.

Supplier shall have title to and be responsible for disposing in an environmentally safe manner ail residue and waste resulting from the Manufacturing operations performed hereunder.  Supplier shall not use Purchaser’s trademarks or trade dress to identify any waste materials or residues.

3.11                        Change Management

(a)                                 During the Term, if Supplier or Purchaser wishes to or is required by a Regulatory Authority to make a change to: (i) the Licensed Adjuvant or Adjuvant Specifications; or (ii) the manufacturing process for the Licensed Adjuvant (each a “Manufacturing Change”), it shall submit to the other Party in writing details of the requested Manufacturing Change.

(b)                                 For Manufacturing Changes that are required by Applicable Law, including any requirement of a Regulatory Authority, or for safely considerations (“Required Changes”), the Parties shall cooperate in making such Required Changes promptly.  The costs of implementing such Required Change shall be borne by Supplier.

(c)                                  If Supplier wishes to make a Manufacturing Change that is not a Required Change (a “Discretionary Change”), the Parties shall discuss such Discretionary Change and Purchaser may accept or reject such Discretionary Change; provided that any rejection must be based on material and objective reasons, which should be documented in sufficient detail for

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Supplier’s review.  For sixty (60) days after any rejection by the Purchaser, the Parties shall enter into good faith negotiations and use Commercially Reasonable Efforts to address Purchaser’s reasons for rejecting the Discretionary Change.  If no resolution has been reached by the end of this sixty-day period, the proposal shall be deemed rejected.  Notwithstanding anything to the contrary in this Section 3.11(c),  the Purchaser can reject any Discretionary Change that would require any additional Regulatory Approvals, action by any Regulatory Authority or change to the Adjuvant Specifications.  If Purchaser accepts such Discretionary Change, Supplier shall be entitled to make such Discretionary Change and shall, unless agreed otherwise by the Parties, bear all the costs of its implementation.

(d)                                 If Purchaser wishes to make a Discretionary Change, the Parties shall discuss such Discretionary Change and, unless Supplier has a reasonable objection, subject to the Parties agreeing upon reasonable timelines and procedures for implementing such Discretionary Change, Supplier shall implement such Discretionary Change.  Unless otherwise agreed by the Parties, Purchaser shall bear all reasonable costs incurred by Supplier in connection with the implementation of a Discretionary Change requested by Purchaser.  Payment for such costs shall be made by Purchaser within forty-five (45) days of receipt of an invoice therefore, together with reasonably detailed supporting documentation of such costs.

ARTICLE 4
PRICE AND PAYMENT

4.1                               Price.  During the first Contract Year and, unless adjusted pursuant to Section 4.3.  for the Term of the Agreement, the price payable by the Purchaser to Supplier for the Manufacture and supply of the Licensed Adjuvants required for one (1) dose of the relevant Licensed Product shall be US $[* * *] (as adjusted from time to time, the “Dose Price”).  The Dose Price is equal to [* * *].  The Initial Dose Price may be adjusted from time to time pursuant to Section 4.3.  In the event a vaccine included in the Commodity Vaccine Basket is no longer included on the CDC’s dose price list or for any other reason is mutually agreed by the Parties to no longer be applicable to the Dose Price, the Parties shall in good faith mutually agree either on the replacement of such vaccine with another vaccine with similar characteristics or to lower the number of vaccines which comprise the Commodity Vaccine Basket.

4.2                               Most Favored Nations Price Adjustment.  Notwithstanding any provision herein to the contrary, if at any time Supplier makes sales of any product substantially similar to the Licensed Adjuvant (including but not limited to, a ISCOM technology-based Matrix-M adjuvant) to any Third Party for use in a commercially sold vaccine product within the Field at a price per milligram of active substance lower than the price per milligram of active substance then in effect hereunder for the Licensed Adjuvant, or on payment and delivery terms more favorable than those in effect hereunder, such lower price and/or more favorable terms shall be made available to Purchaser hereunder, with respect to Purchaser’s inventory of Licensed Adjuvants as well as future purchases of Licensed Adjuvants, for so long as Supplier continues to make sales to such Third Party at such lower price and/or on such more favorable terms.

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4.3                               Adjustment to Prices.

(a)                                 In the event that [* * *] of the Commodity Vaccine Basket should deviate by [* * *] or more from the Dose Price at any given time during the Term of this Agreement (such event, a “Price Deviation”), either Party may request a price adjustment as set forth in Section 4.3(b) (a “Price Adjustment”).

(b)                                 Price Adjustment Calculation.  If, in accordance with Section 4.3, a Party (“Requesting Party”) believes that the Dose Price should be adjusted as a result of a Price Deviation, before or on September 1 of each Contract Year, Requesting Party shall provide for the other Party’s review and approval the computation of any Price Adjustment (as determined in accordance with Section 4.1). Requesting Party shall also provide to the other Party the methodology Requesting Party used in making such computation together with documentary evidence supporting the Price Adjustment.  Upon the other Party’s approval of such Price Adjustment, the new prices will be effective as of January 1 of the following Contract Year and the Parties will attach a new Exhibit F hereto reflecting such new prices.  If the other Party has rejected any Price Adjustment by Requesting Party, Requesting Party may exercise its rights under the dispute resolution mechanism in Section 11.1 below.

4.4                               Payments: Delay in Payment.  Supplier shall deliver to Purchaser at the address set forth in Section 11.5 an invoice for shipments of Licensed Adjuvants to Purchaser as the same is shipped.  Each invoice shall reflect the actual quantity of the Licensed Adjuvants shipped and the price thereof as computed in accordance with this ARTICLE 4.  Within forty-five (45) days following receipt of each invoice, Purchaser shall pay to Supplier the amount specified in such invoice.  All payments hereunder shall be made in U.S.  Dollars and by electronic transfer to an account specified by Supplier.  Any amounts not paid when due shall be deemed delinquent and will accrue interest from the due date to the actual date of payment at the lesser of (i) two (2) percent per month and (ii) the maximum rate permitted by Applicable Law.  Upon the delay of any payment(s) that are not being contested in good faith by Purchaser for a longer period of time than the cure period set forth in Section 6.2(a),  Supplier may withhold further deliveries of Licensed Adjuvants until Purchaser has remedied its default in full.

4.5                               Payment Disputes.  All billing and payment disputes between the Parties, including a dispute regarding the calculation of any Price Adjustment, shall be resolved in accordance with the dispute resolution procedures in Section 11.1 below.

ARTICLE 5
ACCEPTANCE AND REJECTION; INFRINGEMENT

5.1                               Acceptance and Rejection.  Within thirty (30) Business Days following its receipt of a shipment of Licensed Adjuvants pursuant to a Firm Order, Purchaser must notify Supplier in writing if Purchaser rejects the Licensed Adjuvants because it believes that the Licensed Adjuvants does not comply with the Adjuvant Specifications, cGMP or a requirement under the Quality Agreement.  Subject to Section 5.2 below, if Purchaser does not so notify Supplier within such period, Purchaser shall be deemed to have accepted the Licensed Adjuvants as meeting Adjuvant Specifications and the applicable requirements hereunder.

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5.2                               Latent Defects.  If any Licensed Adjuvant delivered by Supplier to Purchaser contains a Latent Defect (as defined below), then Purchaser will notify Supplier in writing within five (5) Business Days after the date on which such Latent Defect is first detected by Purchaser.  “Latent Defect” means any defect that (a) causes any Licensed Adjuvant supplied by Supplier to Purchaser pursuant to this Agreement to fail to conform with the Adjuvant Specifications, cGMP or a requirement under the Quality Agreement and (b) cannot be ascertained by the exercise of reasonable diligence by Purchaser upon receipt of such Licensed Adjuvant; provided, however, that if Purchaser does not notify Supplier of a Latent Defect in a Licensed Adjuvant within the Licensed Adjuvant’s shelf life (which shall be mutually agreed upon by the Parties), Purchaser shall be deemed to have accepted the Licensed Adjuvants as meeting Adjuvant Specifications and the applicable requirements hereunder, and Purchaser abstains from any right to claim liability against Supplier pursuant to Section 5.1 above or this Section 5.2.

5.3                               Rejection Procedure.  If Purchaser rejects all or part of any shipment of Licensed Adjuvants pursuant to Section 5.1 or Section 5.2 above, then, unless Supplier informs Purchaser to the contrary within twelve (12) Business Days after receipt of Purchaser’s written rejection notice, Supplier will be deemed to have accepted the above-mentioned rejection.

(a) If Supplier accepts Purchaser’s rejection, Supplier shall, at Purchaser’s option, either (i) utilize Commercially Reasonable Efforts to supply replacement Licensed Adjuvants at no additional charge within one (1) month after receipt of Purchaser’s rejection notice or (ii) credit or refund to Purchaser the cost paid to Supplier by Purchaser for such non-conforming Licensed Adjuvants, or, if the invoice has not been paid, cancel the invoice.  In either case, such non-conforming Licensed Adjuvants shall be disposed of at Supplier’s cost.

(b) If Supplier does not accept Purchaser’s rejection, and there is a dispute as to whether all, or a portion, of any shipment of Licensed Adjuvants is non-compliant, such dispute shall be resolved by having an independent, mutually acceptable, qualified Third Party (the “Independent Expert”) examine the respective Licensed Adjuvants.  At Supplier’s cost, Supplier will provide a representative final Licensed Adjuvant sample and master reference standard for such Licensed Adjuvant to the Independent Expert.  If the Independent Expert determines that the Licensed Adjuvant is non-compliant, then Section 5.3(a) shall apply.  The Party against whose position the Independent Expert rules shall bear any out-of-pocket costs relating to the Independent Expert incurred by the other Party.  In the event that the Independent Expert rules against Purchaser, Purchaser shall remit payment for the respective Licensed Adjuvants to Supplier within thirty (30) days of such ruling.  During the time any dispute under this Section 5.3(b) is pending resolution, Purchaser shall not be obligated to pay any invoice for the Licensed Adjuvants that is the subject of the dispute and no interest on such payment will accrue under Section 4.4.

5.4                               Shortfall.  If Supplier’s delivery fails to deliver to Purchaser the full amount of Licensed Adjuvants specified in an accepted Firm Order, Supplier shall, at Purchaser’s option without any undue delay either (a) deliver to Purchaser the quantity of shorted Licensed Adjuvants at Supplier’s expense or (b) credit or refund Purchaser for the full price of the amount of shortfall.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.5                               Infringement.  In the event that it is reasonably likely that a claim will be successfully brought by a Third Party to a court or other governmental agency of competent jurisdiction that the Manufacture, storage, importation, sale, offer for sale or use of the Licensed Adjuvant infringes any patent or other proprietary right of any Third Party, Supplier shall promptly, at its own expense and option, either: a) procure for Purchaser the right to continue the storage, importation, sale, offer for sale or use of such Licensed Adjuvant; b) replace the relevant Licensed Adjuvant with non-infringing Licensed Adjuvants of equivalent function and performance; or c) modify such Licensed Adjuvants so that they become non-infringing without detracting from function or performance.  If the Parties disagree on whether the occurrence and/or success of a claim described in the preceding sentence is reasonably likely, the Parties will engage mutually agreeable patent counsel to deliver a final determination as to the reasonable likelihood of such a successful claim, and the Parties will split the costs related to such counsel equally.  Any action taken by Supplier under clause (a), (b) or (c) of the first sentence of this Section 5.5 must not result in any change to the Adjuvant Specifications and if Supplier cannot take necessary action under such clauses within ninety (90) days of the date of the infringement claim, Purchaser shall be relieved of its obligation to order its purchase requirements of Licensed Adjuvants from Supplier as set forth in Section 2.7 and Purchaser may request (and upon such request, Supplier will grant) a Technology Transfer pursuant to Section 6.3(c).  Supplier’s obligations hereunder shall not apply to any infringement claim arising directly and principally attributable from activities conducted by Purchaser in a manner inconsistent with Purchaser’s rights under this Agreement and/or the LCA.  Notwithstanding anything to the contrary in this Agreement or Section 5.4, in the event that Section 6.11 of the LCA (including without limitation Section 6.11.1) is applicable to an infringement claim hereunder, the terms of such Section 6.11 shall apply, as applicable, to such claim; provided, however that, in addition to all rights of Purchaser under Section 6.11 of the LCA, in the event that any Third Party commences any proceeding against Purchaser, Supplier and/or any Sublicensee related to the Isconova Technology which results in the enjoinment of the research, development, commercialization and/or sale of a Licensed Product and (ii) the underlying claim of such proceeding in clause (i) is not directly and principally attributable to activities conducted by Purchaser outside the scope of the rights granted to Purchaser in Section 3.1 of the LCA, Purchaser shall have the right to immediately terminate this Agreement pursuant to Section 6.2(a) and, to the extent not already performed, Supplier shall perform a Technology Transfer as set forth in Section 6.3(c) upon Genocea’s request,

5.6                               Rights Intact.  Notwithstanding anything in this ARTICLE 5, nothing in this ARTICLE 5 shall be deemed a sole remedy of Purchaser under this Agreement or usurp or affect, in any way, Purchaser’s ability to exercise its rights under this Agreement, including but not limited to Purchaser’s rights set forth in ARTICLE 6 to terminate this Agreement in accordance with the terms therein.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

ARTICLE 6
TERM AND TERMINATION

6.1                               Term.  Unless earlier terminated as provided in this ARTICLE 6, the term of this Agreement (the “Term”) shall commence on the Effective Date and continue until the termination or expiration of the LCA in accordance with its terms.

6.2                               Termination.

(a)                                 Default.  If either Party commits a material breach of the Agreement (which, for the avoidance of doubt, will include any material breach by Supplier of the Quality Agreement), the other Party may, without prejudice to any other right or remedy, and after giving the breaching Party [* * *] (45) days’ written notice of the breach, terminate the Agreement.  This Agreement shall not be so terminated if the breaching Party has cured the breach within such 45-day period.  Such termination shall not give rise to the payment of any penalty, damages or indemnity by the terminating Party.

(b)                                 Termination Without Cause.  Purchaser may terminate this Agreement at any time without cause upon [* * *] days’ prior written notice to Supplier.  Such termination shall not give rise to the payment of any penalty, damages or indemnity by Purchaser.

(c)                                  Termination for Regulatory Action.  Purchaser may terminate this Agreement immediately if FDA or any other Regulatory Authority takes any action, the result of which is to prohibit or restrict the Manufacture, storage, importation, sale, offer for sale or use of the Licensed Adjuvant.  Such termination shall not give rise to the payment of any penalty, damages or indemnity by Purchaser.

(d)                                 Termination for Bankruptcy.  If either Party (the “Insolvent Party”), by voluntary or involuntary action goes into liquidation, dissolves or files a petition for bankruptcy or suspension of payments, is adjudicated bankrupt, has a receiver or trustee appointed for its property or estate, becomes insolvent or makes an assignment for the benefit of creditors, the other Party shall be entitled by notice in writing to the Insolvent Party to terminate this Agreement forthwith.  Such termination shall not give rise to the payment of any penalty, damages or indemnity by the terminating Party.

6.3                               Effects of Termination.

(a) Completion of Orders.  In the event of any termination of this Agreement other than by Supplier due to Sections 6.2(a) or 6.2(d) hereunder, (i) Supplier shall deliver, at Purchaser’s request, any Licensed Adjuvants manufactured for Purchaser pursuant to an Order placed prior to the effective date of termination but not yet delivered, and (ii) Supplier shall prepare and submit to Purchaser an invoice for all Licensed Adjuvants delivered by Supplier to Purchaser, including Licensed Adjuvants delivered pursuant to clause (i) of this Section 6.3,  which at the time of the effective date of termination were not paid for by Purchaser, and Purchaser shall within [* * *]

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days following receipt of the invoice referred to in clause (ii) of this Section 6.3 pay the full amount of such invoice to Supplier.

(b) Escrow.  Supplier shall ensure that any and all reasonably available know-how actually used by Supplier in the manufacturing and production of Licensed Adjuvants supplied hereunder, including, without limitation, the preparation, testing and storage of such Licensed Adjuvants and the handling, storage and disposal of any residues or wastes generated thereby for the supply of Licensed Adjuvants (collectively, the “Escrow Materials”), is placed in escrow with a mutually agreeable third party escrow agent in the United States of America within [* * *] days of the first delivery of Licensed Adjuvants to Purchaser.  At such time Supplier shall provide Purchaser with an index of the Escrow Materials that have been supplied to the escrow agent.  If there are any material changes in the Escrow Materials, including the production process or any documents that have been supplied to the escrow agent, Supplier shall promptly file revised documentation with the escrow agent, and send a revised index of Escrow Materials to both Purchaser and the escrow agent.  The costs for the escrow agent shall be borne by Purchaser, and each Party shall carry their respective costs in connection with activities related to the escrow arrangement.  Supplier shall at all times be entitled to gain access to the Escrow Materials to make back-up copies thereof.

(c) Release of Escrow Materials and Technology Transfer.  If this Agreement is terminated by Purchaser in accordance with Sections 6.2(a) or 6.2(d) hereunder, Supplier hereby agrees (i) that, within fifteen (15) days of the termination of this Agreement, (A) the Escrow Materials shall be released into the possession of Purchaser and/or to Third Party manufacturers designated by Purchaser and (B) to the extent such information is not included in the Escrow Materials, to disclose to Purchaser (or to Third Party manufacturers designated by Purchaser) any and all reasonably available know-how necessary or useful in the manufacturing and production of Licensed Adjuvants supplied hereunder, including, without limitation, the preparation, testing and storage of such Licensed Adjuvants and the handling, storage and disposal of any residues or wastes generated thereby and deliver to Purchaser (or to Third Party manufacturers designated by Purchaser) all physical embodiments (including all documents and samples) of such know-how, (ii) immediately upon such termination, Supplier will grant to Purchaser a non-exclusive, perpetual, worldwide license (with the right to grant sublicenses) under the Licensed Technology to make, or have made, Licensed Adjuvants in the Field in the Territory, solely for the purpose of fulfilling Supplier’s responsibilities hereunder and under the LCA, and (iii) to provide Purchaser with technology transfer assistance in order to enable Purchaser to successfully manufacture Licensed Adjuvants necessary for the manufacture of Licensed Products whether Purchaser manufactures at its own facilities or contracts with Third Party manufacturers for the supply of Licensed Adjuvants, including the assistance described in Section 6.3(c)(i) below (clauses (i), (ii) and (iii) of this sentence collectively, a “Technology Transfer”).

(i)                                     Manufacturing Transition.  As soon as practicable after the termination of this Agreement, Supplier shall also provide Purchaser with technical assistance reasonably requested by Purchaser to transition manufacturing of Licensed Adjuvants to Purchaser (or to Third Party manufacturers designated by Purchaser) including, without limitation, (A) making

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arrangements for Purchaser or its designee to observe Supplier’s existing manufacturing and testing processes, (B) making appropriate personnel available to Purchaser at reasonable times and places upon reasonable notice for the purpose of assisting Purchaser to understand and use the know-how described in this Section 6.3 to establish fully functional and cGMP compliant production facilities for the manufacture of Licensed Adjuvants, and (C) transitioning to Purchaser relationships with any Third Party supplier, vendors and contractors, to the extent such relationships are necessary or useful for the manufacture of Licensed Adjuvants, including the assignment to Purchaser, if legally possible, of contracts between Supplier and such Third Party supplier, vendors and contractors; provided, however, that Supplier shall not be obliged transfer or assign any relationships with Third Party supplier, vendors and contractors for commodity services or products generally available on the market.

(ii)                                  Term of Supplier’s Obligations. Supplier’s technology transfer obligations under this Section 6.3(c) shall endure until Purchaser has established at least one cGMP compliant manufacturing facility (either itself or through Third Party manufacturers designated by Purchaser) capable of manufacturing the Licensed Adjuvants in sufficient quantities and of sufficient quality to support Regulatory Approval and commercialization of each Licensed Product.

(iii)                               Confidential Information.  To the extent that the Escrow Materials and any other information or materials disclosed by Supplier to Purchaser in a Technology Transfer under these Sections 6.3(b) and (c) constitutes Confidential Information of Supplier, it shall be subject to the provisions of ARTICLE 7 and any designated alternative Third Party supplier shall be required to enter into a confidentiality agreement with Supplier containing substantially the same terms as ARTICLE 7.

6.4                               Survival. In the event of any termination or expiration of this Agreement, each of the provisions of ARTICLE 1, 6, 7, 8, 9, 10 and 11 and Sections 2.9, 3.5,  3.7,  3.8,  and 3.9 and other terms that by their nature are intended to survive, shall survive the termination or expiration of this Agreement and continue to be enforceable.  In no event shall termination of this Agreement release either Party from any accrued obligation, including Purchaser’s obligation to pay any amounts that became due on or before the effective date of termination.

ARTICLE 7
CONFIDENTIALITY

All information provided by one Party to the other Party in connection with this Agreement (including, without limitation, the Adjuvant Specifications and Rolling and Binding Forecasts) is subject to the confidentiality and non-use obligations under Article 8 of the LCA, which are hereby incorporated into this Agreement by reference.  The Adjuvant Specifications shall be deemed to have been provided by the Purchaser and shall be the Confidential Information of the Purchaser.

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ARTICLE 8
WARRANTIES AND COVENANTS

8.1                               General Representations and Warranties.  Each Party makes representations and warranties to the other Party in the LCA that relate to this Agreement, and those representations and warranties are hereby incorporated by reference.

8.2                               Additional Representations and Warranties of Supplier.  Supplier hereby represents, warrants, and covenants to Purchaser that:

(a) with respect to each delivery of Licensed Adjuvants, at the time of such delivery, the Licensed Adjuvants (i) have been Manufactured, stored and shipped in accordance with all Applicable Laws in effect at the time of Manufacture; (ii) conform to the Adjuvant Specifications and cGMP, are free from defects in materials and workmanship; (iii) are not adulterated or misbranded; and (iv) have been shipped and stored in accordance with approved procedures agreed between the Parties; provided, however that nothing in this Section 8.2(a) shall, or is intended to, alter Purchaser’s rights under ARTICLE 5.

(b) it has good and marketable title to all Licensed Adjuvants and the Licensed Adjuvants are free from all liens, charges, encumbrances and security interests;

(c) Except for claims made in the CSL Allegations and the ‘620 Patent and the ‘703 Patent (as such terms are defined in the LCA), the Manufacture, use, importation, offer for sale and sale of Licensed Adjuvants do not infringe any intellectual property rights of any Third Party; and

(d) it did not use in any capacity the services of any person debarred under the U.S.  Generic Drug Enforcement Act, 21 USA §335a(k)(l) and further it did not use any person who has been convicted of a crime as defined under the Generic Drug Enforcement Act in connection with the Manufacture of Licensed Adjuvants or any service rendered to Purchaser.

ARTICLE 9
INDEMNITIES AND DAMAGES

9.1                               Indemnifications

(a)                                 Supplier shall indemnify, hold harmless, and defend Purchaser, its Affiliates, and their respective directors, officers, employees and agents and their respective successors, heirs and assigns (together, the “Purchaser Indemnitees”) from and against any and all Third Party claims, suits, losses, liabilities, damages, costs, fees and expenses (including reasonable attorneys’ fees and expenses of litigation and costs for enforcing this indemnity) (“Losses”) to the extent arising out of or resulting from (i) any material breach of any representation, warranty, covenant or other obligations of Supplier, its Affiliates or its Sub-Manufacturers under this Agreement, (ii) any Recall attributable to the performance of Supplier, its Affiliates or its Sub-Manufacturers, (iii) the negligent acts or omissions of Supplier, its Affiliates or its Sub-

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Manufacturers, and (iv) the failure of Supplier, its Affiliates or its Sub-Manufacturers to comply with any Applicable Law, except, in each case (i) through (iv), to the extent any such Losses are indemnifiable by Purchaser under Section 9.1(b).

(b)                                 Purchaser shall indemnify, hold harmless, and defend Supplier, its Affiliates, and their respective directors, officers, employees and agents and their respective successors, heirs and assigns (together, the “Supplier Indemnitees”) from and against any and all Losses to the extent arising out of or resulting from, directly or indirectly, (i) any material breach of any representation, warranty, covenant or other obligations of Purchaser under this Agreement (ii) the negligent acts or omissions of Purchaser, (iii) Purchaser’s failure to comply with any Applicable Law or (iv) any claims of any nature relating to Manufacturing activities performed by, on behalf of or under the authority of Purchaser with the exception of those activities performed by Supplier, its Affiliates or its Sub-Manufacturers pursuant to the terms of this Agreement, except, in each case (i) through (iv), to the extent any such Losses are indemnifiable by Supplier under Section 9.1(a).

9.2                               Indemnification Process.  In the event a third party brings a claim against any Purchaser Indemnitees or Supplier Indemnitees, such claim will be handled in the manner provided in Section 10.6.3 of the LCA.

9.3                               Limitation of Liability.  NEITHER PARTY HERETO SHALL BE LIABLE FOR SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES ARISING OUT OF THIS AGREEMENT OR THE EXERCISE OF ITS RIGHTS HEREUNDER, INCLUDING LOST PROFITS ARISING FROM OR RELATING TO ANY BREACH OF THIS AGREEMENT, REGARDLESS OF ANY NOTICE OF SUCH DAMAGES.  NOTHING IN THIS SECTION 9.3 IS INTENDED TO LIMIT OR RESTRICT THE INDEMNIFICATION RIGHTS OR OBLIGATIONS OF EITHER PARTY OR TO LIMIT A PARTY’S LIABILITY FOR BREACHES OF ITS OBLIGATION REGARDING CONFIDENTIALITY UNDER ARTICLE 7.

9.4                               Insurance.  The Parties will maintain insurance as provided in Section 10,6 of the LCA.

ARTICLE 10
DISCLAIMER

EXCEPT AS OTHERWISE EXPRESSLY PROVIDED IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND, EITHER EXPRESS OR IMPLIED, TO THE OTHER PARTY WITH RESPECT TO ANY TECHNOLOGY OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND HEREBY DISCLAIMS ALL IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT WITH RESPECT TO ANY AND ALL OF THE FOREGOING.

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ARTICLE 11
MISCELLANEOUS

11.1                        Dispute Resolution; Governing Law.

(a) Disputes.  Unless otherwise set forth in this Agreement, in the event of any dispute arising under this Agreement between the Parties, the Parties may refer such dispute to the respective Executive Officers, and such Executive Officers shall attempt in good faith to resolve such dispute.  If the Parties are unable to resolve a given dispute pursuant to this Section 11.1 within sixty (60) days of referring such dispute to the Executive Officers, either Party shall be free to pursue any remedy that may be available to it at law or in equity.

(b) Jurisdiction.  All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with the said Rules.  The arbitrator may grant injunctive or other relief in such dispute or controversy.  The decision of the arbitrator shall be final, conclusive and binding on the Parties to the arbitration.  Judgment may be entered on the arbitrator’s decision in any court of competent jurisdiction.  The Parties agree that, any provision of applicable law notwithstanding, they will not request and the arbitrator shall have no authority to award, punitive or exemplary damages against either Party.  The costs of the arbitration, including administrative and arbitrator’s fees, as well as the other Party’s reasonable attorneys’ fees and expert witness fees shall be borne by the losing Party. Nothing in this Section 10.1 shall preclude either Party from seeking interim or provisional relief in the form of a temporary restraining order, preliminary injunction, or other interim relief concerning a dispute prior to or during an arbitration pursuant to this Section 11.1necessary to protect the interests of such Party.  If the arbitration is initiated by Supplier, the place of arbitration shall be Boston, MA, USA, and if the arbitration is initiated by Purchaser, the place of the arbitration shall be Stockholm, Sweden.  The arbitration proceedings shall be conducted in English.

(c) Governing Law.  This Agreement shall be construed and the respective rights of the Parties determined according to the substantive laws of the Commonwealth of Massachusetts notwithstanding the provisions governing conflict of laws under such Massachusetts law to the contrary.

11.2                        Assignment.  No Party may assign, delegate or otherwise transfer this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other Party; provided that either Party may assign this Agreement to the same extent as the LCA is permitted to be assigned under Section 11.4 of the LCA.

11.3                        Successors.  Subject to Section 11.2.  the Agreement will be binding upon and inure to the benefit of the Parties hereto and their respective successors and permitted assigns, each of which successors and permitted assigns will be deemed to be a Party hereto for all purposes hereof.

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11.4                        Amendments.  This Agreement and the Exhibits referred to in this Agreement constitute the entire agreement between the Parties with respect to the subject matter hereof and supersede all previous arrangements with respect to the subject matter hereof, whether written or oral.  Any amendment or modification to this Agreement shall be made in writing signed by both Parties (except as may be specifically provided in the LCA).

11.5                        Notices.  Any consent, notice or report required or permitted to be given or made under this Agreement by one of the Parties hereto to the other shall be in writing and (a) delivered by hand, (b) sent by nationally recognized overnight delivery service, (c) sent by registered or certified mail, return receipt requested, postage prepaid, or (d) sent by facsimile transmission confirmed by prepaid, registered or certified mail letter, and shall be deemed to have been properly served to the addressee upon receipt of such written communication, in any event to the following addresses:

If to Purchaser:	Genocea Biosciences, Inc.
161 First Street
Suite 2C
Cambridge, MA 02142
Attn: Chief Executive Officer
Telephone: (617) 876-8191
Fax: (617) 876-8192

with a copy to:	Ropes & Gray LLP
One International Place
Boston, MA 02110
Attn: Marc A. Rubenstein
Telephone: (617) 951-7000
Fax: (617) 235-0706

If to Supplier:	Isconova AB
Uppsala Science Park, SE-751 83 Uppsala, Sweden
Attn: CEO
Telephone: +46 18 57 24 00
Fax: +46 18 57 24 01

with a copy to:	Advokatfirman Lindahl KB
SE-751 42 Uppsala, Sweden
Attn: Mikael Smedeby and Hugo Norlén
Telephone: +46 18 16 18 50
Fax: +46 16 14 46 79

Either Party may change its address to which notices shall be sent by giving notice to the other Party in the manner herein provided.

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11.6                        Force Majeure.  No failure or omission by either Party in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the reasonable control of such Party, including the following: acts of god: acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; terrorist act; rebellion; insurrection; riot; and invasion; provided that such Party provides notice to the other Party of such an event, and the non-performing Party uses Commercially Reasonable Efforts to cure such failure or omission resulting from one of the above causes as soon as is practicable; provided further that, in the event the suspension of performance continues for ninety (90) days, and such failure to perform would constitute a material breach of this Agreement in the absence of such force majeure event, the non-affected Party may terminate this Agreement for the nonperforming Party’s material breach.

11.7                        Independent Contractors.  It is understood and agreed that the relationship between the Parties is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either Party to act as agent for the other.  Nothing herein contained shall be deemed to create an employment, agency, joint venture or partnership relationship between the Parties or any of their agents or employees for any purpose, including tax purposes, or to create any other legal arrangement that would impose liability upon one Party for the act or failure to act of the other Party.  Neither Party shall have any express or implied power to enter into any contracts or commitments or to incur any liabilities in the name of, or on behalf of, the other Party, or to bind the other Party in any respect whatsoever.

11.8                        Further Assurances.  Each Party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

11.9                        No Strict Construction.  This Agreement has been prepared jointly and shall not be strictly construed against either Party.

11.10                 Headings.  The captions or headings of the sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

11.11                 No Implied Waivers; Rights Cumulative.  No failure on the part of either Party to exercise, and no delay in exercising, any right, power, remedy or privilege under this Agreement, or provided by statute or at law or in equity or otherwise, shall impair, prejudice or constitute a waiver of any such right, power, remedy or privilege or be construed as a waiver of any breach of this Agreement or as an acquiescence therein, nor shall any single or partial exercise of any such right, power, remedy or privilege preclude any other or further exercise thereof or the exercise of any other right, power, remedy or privilege.

11.12                 Severability.  If any provision hereof should be held invalid, illegal or unenforceable in any respect in any jurisdiction, the Parties hereto shall substitute, by mutual consent, valid

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provisions for such invalid, illegal or unenforceable provisions, which valid provisions in their economic effect are sufficiently similar to the invalid, illegal or unenforceable provisions that it can be reasonably assumed that the Parties would have entered into this Agreement with such valid provisions.  In case such valid provisions cannot be agreed upon, the invalid, illegal or unenforceable of one or several provisions of this Agreement shall not affect the validity of this Agreement as a whole, unless the invalid, illegal or unenforceable provisions are of such essential importance to this Agreement that it is to be reasonably assumed that the Parties would not have entered into this Agreement without the invalid, illegal or unenforceable provisions.

11.13                 No Third Party Beneficiaries.  No person or entity other than each Party and their respective Affiliates and permitted assignees hereunder shall be deemed an intended beneficiary hereunder or have any right to enforce any obligation of this Agreement.

11.14                 No Transfer of Intellectual Property.  Except pursuant to Section 6.3(c) each Party agrees that no Intellectual Property (as such term is defined in the LCA) is being transferred to the other Party as a result of this Agreement and any transfer of Intellectual Property between the Parties relating to the transactions contemplated by this Agreement shall be as set forth in the LCA.

11.15                 Execution in Counterparts.  This Agreement may be executed in counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

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IN WITNESS WHEREOF, the Parties have caused their duly authorized representatives to execute this Agreement as of the Effective Date.

GENOCEA BIOSCIENCES, INC.

By:	/s/ M. Leavenworth Bakali
Name:	M. Leavenworth Bakali
Title:	President and CEO

ISCONOVA AB

By:	/s/ Ulf Tossmann
Name:	Ulf Tossmann
Title:	Board of Director

By:	/s/ Benet Falk
Name:	Benet Falk
Title:	President and CEO

By:	/s/ Eva-Lotta Allen
Name:	Eva-Lotta Allen
Title:	Non-Executive Director

1

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Exhibit Index

to

Supply and Manufacturing Agreement

Exhibit A                                             Adjuvant Specifications

Exhibit B                                             Sub-Manufacturers

Exhibit C                                             Methods of Analysis

Exhibit D                                             Adverse Event Reporting Procedures

Exhibit E                                              Commodity Vaccine Basket

Exhibit F                                               [Reserved]

Exhibit G                                             Quality Agreement

1

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EXHIBIT A

Adjuvant Specifications

[Reserved]

1

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EXHIBIT B

Sub-Manufacturers

[* * *]

1

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EXHIBIT C

Methods of Analysis

[Reserved]

1

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EXHIBIT D

Adverse Event Reporting Procedures

[Reserved]

1

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EXHIBIT E

Commodity Vaccine Basket

[* * *]

1

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EXHIBIT F

[Reserved]

1

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EXHIBIT G

Quality Agreement

1

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Exhibit E — Commercial Partner Agreement

Effective as of […] by and between;

Isconova AB, a corporation organized and existing under the laws of Sweden and having a principal place of business at Uppsala Science Park, SE-751 83 Uppsala, Sweden (“Isconova”), and

[...] (the “Commercial Partner”).

1.                                      Commercial Partner hereby acknowledges that Isconova has licensed certain Licensed Technology, to Genocea Biosciences, Inc. within the Field (“Genocea”) relating to Licensed Adjuvants under a License Agreement effective as of [...], a copy of which is attached hereto (the ‘‘License”).

2.                                      The Parties hereby acknowledge that all terms not otherwise defined herein shall have the same meanings as set forth in the hereto-attached version of the License.

3.                                      Isconova agrees that, in the event that Genocea shall be found in material breach of its obligations to Isconova under the License and as a result of such material breach, the License is terminated by Isconova in accordance with its terms, Commercial Partner shall be allowed to continue to Develop, Manufacture and Commercialize as allowed hereunder and in the License, as long as Commercial Partner agrees to pay, directly to Isconova, all amounts (including royalties and milestone payments) to which Isconova would have been entitled to receive under the License as a result of Commercial Partner’s activities in association with the Licensed Products.

4.                                      If Commercial Partner is notified, by Isconova or Genocea or otherwise, that the License has been terminated, such termination shall not affect the rights of the Commercial Partner to Develop, Manufacture, and Commercialize Licensed Products in accordance with the terms of this Agreement.  Further, from the effective date of such termination, Commercial Partner shall, if so requested by Commercial Partner in writing, automatically become a direct licensee of Isconova in relation to the Licensed Technology with respect to and on the same terms as the rights originally sublicensed to Commercial Partner by Genocea.  Notwithstanding the foregoing, under no circumstances shall Isconova have obligations to Commercial Partner that are greater than those owed by Isconova to Genocea under the License as a result of the preceding sentence.  To the extent that the foregoing constitutes a grant of rights under the Licensed Technology, such rights shall be contingent and, in the event of a failure to make any such payments or any other material breach by the Commercial Partner, terminate upon thirty (30) days after Commercial Partner’s receipt of prior written notification describing the nature of Commercial Partner’s breach if such breach is not cured during such 30-day period.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

5.                                      No more than once every year, in order to monitor the Commercial Partner’s royalty payments pursuant to Section 3 above, the Licensor may cause, at its own cost and expense, an independent certified public accountant to inspect during normal business hours the Commercial Partner’s records of sales of Licensed Products for the past three (3) years and any amounts paid or payable to Isconova in relation to such Licensed Products.  The parties shall reconcile any underpayment or overpayment within thirty (30) days after the accountant delivers the results of the audit.  In the event that any such audit performed reveals any underpayment in excess of five percent (5%) during any royalty period being subject to audit, then the Commercial Partner shall bear the full cost of any such audit.

6.                                      Except as required by law, no Party shall originate any publication, news release or other public announcement, written or oral, whether in the public press, or stockholders’ reports, or otherwise relating to the contents of this Commercial Partner Agreement without the prior written approval of the other Party, which approval shall not be unreasonably withheld.

7.                                      This Commercial Partner Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to conflict of laws principles.  All disputes arising out of or in connection with the present contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce by one (1) arbitrator appointed in accordance with the said Rules.  The costs of the arbitration, including administrative and arbitrator’s fees, as well as the other party’s reasonable attorneys’ fees and expert witness fees shall be borne by the losing party.  The place of arbitration shall be Stockholm, Sweden.  The arbitration proceedings shall be conducted in English.

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

In witness whereof, the undersigned parties have duly executed this Commercial Partner Agreement, effective as of the date first above written.

Isconova AB	[Commercial Partner]

By:	By:

Printed Name:	Printed Name:

Title:	Title:

Acknowledgement

The content of this Commercial Partner Agreement is hereby acknowledged

Genocea Biosciences, Inc.

By:	By:

Printed Name:	Printed Name:

Title:	Title

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 1

March 19, 2010

Isconova AB

Uppsala Science Park, SE-751 83 Uppsala,

Sweden

Attn: Lena Söderström CEO

Re:                             License and Collaboration Agreement by and between Genocea Biosciences, Inc. and Isconova AB

Dear Lena:

I am writing to memorialize our conversation and agreement regarding certain provisions of the License and Collaboration Agreement referred to above (the “Agreement”).  Unless otherwise defined below, capitalized terms used in this letter will have the meaning given to them in the Agreement.  As we discussed, the terms described in this letter will govern the price to be paid by Genocea for Clinical Supplies for the Phase I clinical trial for Herpes Simplex Virus 2 (the “Phase I Supplies”) notwithstanding our differing interpretations of the language in Exhibit C-2 of the Agreement.  Specifically, we agree that Genocea will pay to Isconova [* * *]% of the total production cost for Phase I Supplies, excl. VAT, so that Genocea’s share of such total production costs are equal to approximately SEK[* * *] (Genocea’s share of such total production costs, the “Supply Payment”) as Genocea’s full payment obligation for the Phase I Supplies.  The basis for this amount is set forth in the schedules attached to this letter, and Genocea’s [* * *]% contribution will be paid as set forth in the following paragraph.

Genocea will make a payment on account representing 1/3 of the Supply Payment (approximately $[* * *] USD) within ten days from the date of this letter and receipt of invoice thereof from Isconova.  Isconova will apply such payment against payments made by Isconova to third parties for the production of Phase I Supplies (it being understood that Isconova will pay its invoices in SEK, and that the corresponding sums paid in USD may differ slightly due to the applicable exchange rate) until such payments to third parties equal twice the amount of the initial made by Genocea.  After Isconova has made payments to third parties for Phase I Supplies

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THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

equal to twice the initial payment made by Genocea, Isconova will invoice Genocea each month (payment terms: 10 days net) for the costs representing [* * *]% of the amounts incurred by Isconova to third parties during the prior month for production of Phase 1 Supplies.

For clarity, it is agreed that the payment of the Supply Payment will not affect Genocea’s obligations to pay the amounts otherwise owed by Genocea to Isconova pursuant to Section 6.8 of the Agreement

In addition, in order to avoid future misunderstanding regarding the cost of clinical supplies, we agree to promptly commence good faith negotiations of an amendment to Exhibit C-2 to clarify the language of Exhibit C-2 regarding die price to be paid for Preclinical and Clinical Supplies to be supplied by Isconova to Genocea other than the Phase I Supplies.

Except as modified by this letter, we agree that the provisions of the Agreement shall remain in full force and effect.  We appreciate the strong relationship that our two companies have formed, and we look forward to continuing to work with Isconova.

If you are in agreement with the provisions set forth in this letter, please countersign this letter where indicated below and return it to my attention at your earliest convenience.

Very truly yours,

GENOCEA BIOSCIENCES, INC.

		By:	/s/ Mustpha Leavenworth Bakali
Mustapha Leavenworth Bakali
President and CEO

AGREED:

ISCONOVA AB

By:	/s/ Lena Söderström
Lena Söderström
President and CEO

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST. REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 2

June 18, 2010

VIA FEDERAL EXPRESS

CONFIDENTIAL

Lena Söderström

Chief Executive Officer

Isconova AB

Uppsala Science Park

SE-751 83 Uppsala

Sweden

Re: Selection of Disease Fields pertaining to the License and Collaboration Agreement by and between Genocea Biosciences, Inc. and Isconova AB dated August 5th, 2009

Dear Lena,

We are writing with respect to the above referenced agreement.  All capitalized terms used below have the meaning given to the in such agreement.

Pursuant to Article 2, Section 2.1.2 of the above referenced agreement, Genocea Biosciences hereby designates the following three Diseases as Time Limited Exclusive Option Field Candidates:

1.                                      [* * *]

2.                                      [* * *]

3.                                      [* * *]

Pursuant to Article 2, Section 2.1.3 and Section 3 of the above referenced agreement, Genocea Biosciences hereby designates the following Disease as a Non-Exclusive Option Field Candidate:

1.                                      [* * *]

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Pursuant to Sections 2.1.2 and 2.1.3, Isconova has twenty business days from the date of this letter which is the Time Limited Exclusive Field Date, to notify Genocea of the availability of a license to these Diseases.  Please let us know your response on the above disease nominations.

Regards,

/s/ Robert E. Farrell, Jr.

Robert E. Farrell, Jr.
Vice President Finance & Administration

cc: Marc Rubenstein, Ropes & Gray

cc: Mikael Smedeby, Advokatfirman Lindhal KB

Genocea Biosciences, Inc  |  161 First Street. Suite 2C  |  Cambridge MA 02139

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Bob Farrell

From:	Staph Bakali
Sent:	Thursday, June 24, 2010 4:34 AM
To:	Lena Söderström
Cc:	Bob Farrell
Subject:	RE: Genocea Field Nominations: Strictly Confidential

Thanks Lena. You rapid response is much appreciated. All the best Staph

From: Lena Söderström [mailto:Lena.Soderstrom@isconova.se]
Sent: Thursday, June 24, 2010 3:50 AM
To: Staph Bakali
Cc: Bob Farrell
Subject: SV: Genocea Field Nominations: Strictly Confidential Hi Staph,

Thanks for your nomination. I hereby confirm your nomination for the three time limited and one non-exclusive field - they are all available.

Looking forward to get more information about the plans for the future.

Have a nice week end.

Lena

Från: Staph Bakali [staph.bakali@genocea.com]

Skickat: den 18 juni 2010 17:44

Till: Lena Söderström

Kopia: Bob Farrell

Ämne: Genocea Field Nominations: Strictly Confidential

Hi Lena,

Good to talk with you yesterday- please find attached our formal nomination for the 3 time limited exclusive fields and one non-exclusive field.

We look forward to your confirmation.

All the best

Staph

Staph Leavenworth Bakali

President & CEO

Genocea Biosciences

161 First Street, Suite 2C

Cambridge, MA 02142

staph.bakali@genocea.com

617.876.8191 ext 201 (w)

617.599.4220 (c)

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Amendment 3

August 17, 2010

VIA FED EX

STRICTLY CONFIDENTIAL

Lena Söderström

Chief Executive Officer

Isconova AB

Uppsala Science Park

SE-751 83 Uppsala

Sweden

Re:  Amendment to License and Collaboration Agreement by and between Genocea Biosciences, Inc. and Isconova AB dated August 5, 2009 (the “Agreement”)

Dear Lena,

We are writing with respect to the above referenced Agreement.  All capitalized terms used below have the meaning given to the in Agreement.

By your signature below, Isconova AB agrees that Section 1.26(b) of the Agreement (“herpes zoster (shingles)”) shall be replaced with “varicella zoster”.

Except as modified by this letter, you agree that the Agreement shall remain in full force and effect in accordance with its terms.

Regards,

GENOCEA BIOSCIENCES, INC.

By:	/s/ Mustpha Leavenworth Bakali_
Mustapha Leavenworth Bakali
Chief Executive Officer

AGREED:

ISCONOVA AB

By:	/s/ Lena Söderström

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Lena Söderström
Chief Executive Office

cc: Marc Rubenstein, Ropes & Gray LLP

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 4

Amendment No. 4
to the
Isconova License and Collaboration Agreement

October 19, 2011

STRICTLY CONFIDENTIAL

Russell Greig, PhD

Acting Chief Executive Officer

Isconova AB

Kungsgatan 109

SE-753 18 Uppsala

Sweden

Re:  Amendment to License and Collaboration Agreement by and between Genocea Biosciences, Inc. and Isconova AB dated August 5, 2009 (the “Agreement”)

Dear Russell,

We are writing with respect to the above referenced Agreement.  All capitalized terms used below have the meaning given to the in Agreement.

By your signature below, Isconova AB agrees to extend the period in which Genocea Biosciences, Inc. can nominate one (1) additional Non-Exclusive Field under Section 2.1.3(a) of the Agreement for six (6) months past the initial expiration of the twenty four (24) month evaluation period, to February 5, 2012.

Except as modified by this letter, you agree that the Agreement shall remain in full force and effect in accordance with its terms.

Regards,

GENOCEA BIOSCIENCES, INC.

By:	/s/ Chip Clark
Chip Clark
President and Chief Executive Officer

AGREED:

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ISCONOVA AB

By:	/s/ Russell Greig
Russell Greig, PhD
Acting Chief Executive Officer

cc: Marc Rubenstein, Ropes & Gray LLP

THIS EXHIBIT HAS BEEN REDACTED AND IS THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST.  REDACTED MATERIAL IS MARKED WITH [* * *] AND HAS BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Amendment 5

Amendment No. 5
to the
Isconova License and Collaboration Agreement

February 6, 2012

Isconova AB

Uppsala Science Park, SE-751 83 Uppsala,

Sweden

Attn: Gerd Rundstrom, Chief Operating Officer

Dear Gerd,

Following our phone conversation this morning, I wanted to memorialize our understanding of the additional costs related to costs of the clinical and tox batch supply for our pre-clinical and Phase 1 studies.  This letter will amend the agreement of costs per the signed letter between Genocea and Isconova dated March 19, 2010.  In that letter, the total projected costs for expected to be [* * *] SEK, where Genocea would be responsible for [* * *]% of the costs.  The revised total final costs are now projected to be [* * *] SEK per attachment A, which Genocea has agreed to be responsible for [* * *]% or [* * *] SEK.

Except as modified by this letter, all other provisions in the Agreement remain unchanged.  If you are in agreement of the provisions set forth in this letter, please sign this letter and return it to my attention.

Sincerely,

Genocea Biosciences, Inc.

By:	/s/ Robert E. Farrell Jr.
Robert E. Farrell Jr. CPA
Vice President Finance & Admin

AGREED:

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Isconova AB

By:	/s/ Gerd Rundstrom
Gerd Rundstrom
Chief Operating Officer